UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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CINCINNATI FINANCIAL CORPORATION
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CINCINNATI FINANCIAL CORPORATION

this is why we choose Cincinnati

2023 ANNUAL SHAREHOLDER MEETING NOTICE AND PROXY STATEMENT

THE CINCINNATI INSURANCE COMPANIES

Cincinnati Financial Corporation stands among the 25 largest property casualty insurers in the nation, based on net written premiums. A select group of independent agencies actively markets our business, home and auto insurance in 46 states. Within this select group, we also seek to become the life insurance carrier of choice and to help agents and their clients – our policyholders – by offering leasing and financing services.

Three competitive advantages distinguish your company, positioning us to build shareholder value and long-term success:

1. Commitment to our network of professional independent insurance agencies and to their continued success
2. Operating structure that supports local decision making, showcasing the strength of our field claims service, field underwriting and field support services
3. Financial strength to fulfill our promises and be a consistent market for our agents' business, supporting stability and confidence

Learn more about where we are today and where we are headed by reviewing our publications on *cinfin.com/investors.*

this is why we choose Cincinnati

Where the agents you trust
place their trust.
Learn More
THE CINCINNATI INSURANCE COMPANIES

When their community was devastated by a tornado, independent insurance agents and brothers Roy and Keith Riley weren't sure what to expect when the dust settled. But the one thing they could be certain of was Cincinnati's fast and empathetic response. To their clients' claims — and their own.

Insurance is a relationship business. The Riley brothers know and trust the Cincinnati associates who serve their clients. That's why Roy and Keith chose a Cincinnati Insurance policy for themselves and why they recommend us to their clients.

Our national TV and digital advertising campaign includes the Rileys' story and those of other independent agents who also recommend Cincinnati Insurance as a top carrier. Read more about some of the agents who choose Cincinnati in our 2023 Annual Letter to Shareholders.

March 22, 2023

To the Shareholders of Cincinnati Financial Corporation:

You are cordially invited to attend the Annual Meeting of Shareholders of Cincinnati Financial Corporation, which will take place at 9:30 a.m. on Saturday, May 6, 2023, at the Cincinnati Art Museum, located in Eden Park, Cincinnati, Ohio. The business to be conducted at the meeting includes:

1.Electing 12 directors for one-year terms;
2.Approving the Amended and Restated Code of Regulations;
3.Voting on a nonbinding proposal to approve compensation for the company’s named executive officers;
4.Voting on a nonbinding proposal to establish the frequency of future nonbinding votes on executive compensation;
5.Ratifying the selection of Deloitte & Touche LLP as the company’s independent registered public accounting firm for 2023; and
6.Transacting such other business as may properly come before the meeting.

Shareholders of record at the close of business on March 8, 2023, are entitled to vote at the meeting.

Whether or not you plan to attend the meeting, please cast your vote as promptly as possible. We encourage convenient online voting, which saves you and your company significant postage and processing costs. If you prefer, you may submit your vote by telephone or by mail. Detailed voting instructions can be found in the Frequently Asked Questions section on Page 76 of this proxy statement.

Thank you for your interest and participation in the affairs of the company.

/S/ Lisa A. Love
Lisa A. Love, Esq.
Chief Legal Officer, Executive Vice President and Corporate Secretary

This proxy statement, the 2022 Annual Report on Form 10-K, the 2023 Annual Letter to Shareholders and voting instructions were first made available to Cincinnati Financial Corporation shareholders on March 22, 2023.

Proxy Summary
This summary highlights information contained elsewhere in this proxy statement. It does not contain all of the information that you should consider before voting. Please read the entire proxy statement, and for more complete information about the company’s 2022 performance, please review the company’s 2022 Annual Report on Form 10-K.

2023 Annual Meeting of Shareholders
Date and Time:    May 6, 2023, 9:30 a.m. ET

Location:        Cincinnati Art Museum
953 Eden Park Drive
Cincinnati, Ohio 45202

Record Date:        March 8, 2023

A listen-only webcast will also be available to the public at cinfin.com/investors.

Voting Matters and Board Recommendations

Our Board’s Recommendation
Election of Directors (Page 11)	FOR Each Director Nominee
Approving the Amended and Restated Code of Regulations (Page 27)	FOR
Advisory Vote to Approve Executive Compensation (Page 30)	FOR
Voting on a nonbinding proposal to establish the frequency of future nonbinding votes on executive compensation (Page 31)	1-YEAR
Ratification of Auditors (Page 72)	FOR

2022 Governance Highlights
Board Refreshment
Over the last three years, the nominating committee and the board achieved their board composition goals for 75% independence and increasing diversity by adding four new directors, including three that qualify as independent and two women. All of the recently added directors also bring fresh perspectives and added skills and diversity that the board deems important. Following the shareholder meeting, assuming all incumbent directors are re-elected, the board will be comprised of 12 directors, of which 75% are independent and 33% are diverse based on gender and/or race and ethnicity. Additionally, of the nine independent directors, four will have tenure of 10 years or less and five will have tenure of greater than 10 years. The average tenure of our nine independent directors is 10.8 years.

Enhanced Environmental, Social and Governance (ESG) Disclosure
With the oversight of the nominating committee, in 2022 the company continued to enhance its annual ESG disclosures, adding a "Task Force on Climate-Related Financial Disclosures Report" to the updated “Environmental, Social and Governance Report,” “Sustainability Disclosure Using SASB Standards for the Insurance Industry” and the “Sustainability Data Sheet.” Collectively, these publications organize and enhance our existing disclosures about ESG topics such as our commitment to the development and financial wellness of our workforce, including disclosure of our adjusted pay gap for women and underrepresented groups; our commitment to managing climate risk; and our commitment to ethical governance and operations. You can find more information about these disclosures at cinfin.com/sustainability, which is not incorporated by reference in this proxy statement. Enhanced disclosure about related topics, such as human capital, cybersecurity and climate risk can be found in our 2022 Annual Report on Form 10-K.
Our Governance Practices
Cincinnati Financial is committed to strong corporate governance. We believe that strong governance builds trust and promotes the long-term interests of our shareholders. Highlights of our corporate governance practices include:
Board Governance Practices
•Strong board oversight of enterprise risk.
•75% of our directors are expected to be independent and over 33% diverse following the 2023 shareholder meeting.
•Our audit, compensation and nominating committees are fully independent.
•Strong independent lead director with clearly defined role and responsibilities.
•Robust stock ownership guidelines for directors at five times annual cash meeting fees.
•Code of Conduct applicable to directors, officers and company associates.
•Annual evaluation of the chief executive officer (CEO) by the non-employee directors, led by the chair of the compensation committee.
•Annual board and committee self-assessments.
•Regular executive sessions of the non-employee directors at the board and committee level.
•High degree of board interaction with management to ensure successful oversight and succession planning.
•Mandatory retirement age.

Shareholder Rights
•All directors are elected annually with a simple majority standard for all uncontested director elections and by plurality in contested director elections.
•No poison pill.
•Shareholders have the right to call a special meeting.
•Regular engagement with shareholders to understand their perspectives and concerns on a broad array of topics, including corporate governance, executive compensation and sustainability matters.
•Responsive to shareholder feedback.
•Proxy access for director nominees, enabling a shareholder, or group of up to 20 shareholders holding 3% of the company's common shares for at least three years, to nominate candidates for the greater of two seats or 20% of the board nominees.
Compensation Governance
•Pay program tied to performance.
•Majority of pay is long-term and at-risk with no guaranteed bonus or salary increase.
•Robust stock ownership guidelines of 5 times salary for the CEO and 3.5 times salary for the other named executive officers.
•Prohibition on all hedging of Cincinnati Financial securities by directors and officers.
•No tax gross-up payments to executives.
•Annual shareholder advisory approval of executive compensation program.
•Compensation clawback provisions included in shareholder-approved compensation plans.
•Double-trigger required for vesting of plan-based compensation in the event of a change in control.

Director Nominees
The following table provides summary information about each director nominee. Complete information about each director’s background and experience begins on Page 11. Each director stands for election annually.

Name	Age	Primary Occupation	Independent	Committee Memberships	Other Public Company Boards
Thomas J. Aaron	61	Executive Vice President and Chief Financial Officer (Retired), Community Health Systems Inc.	✓	A	1
Nancy C. Benacci	67	Head of Equity Research (Retired), KeyBanc Capital Markets	✓	A, I	0
Linda W. Clement-Holmes	60	Chief Information Officer (Retired), The Procter & Gamble Company	✓	A, C, N	1
Dirk J. Debbink*	67	Chairman, MSI General Corporation	✓	A, E, N (Chair), I	0
Steven J. Johnston	63	Chairman and Chief Executive Officer, Cincinnati Financial Corporation		E (Chair), I (Chair)	0
Jill P. Meyer	51	Chief Executive Officer, Cincinnati USA Regional Chamber	✓	N	0
David P. Osborn	62	President, Osborn Williams & Donohoe LLC	✓	A, C (Chair), I	0
Gretchen W. Schar	68	Executive Vice President, Chief Financial and Administrative Officer (Retired), Arbonne International LLC	✓	A (Chair), C, N	1
Charles O. Schiff	53	Executive Vice President, Secretary and Treasurer, John J. & Thomas R. Schiff & Co. Inc.		I	0
Douglas S. Skidmore	60	Chief Executive Officer, Skidmore Sales & Distributing Company Inc.	✓	E, N	0
John F. Steele, Jr.	69	Chairman and Chief Executive Officer, Hilltop Basic Resources Inc.	✓	E	0
Larry R. Webb	67	President (Retired), Webb Insurance Agency Inc.		E, I	0
* Lead Independent Director
A Audit Committee
C Compensation Committee
E Executive Committee
I Investment Committee
N Nominating Committee

2022 Executive Compensation Highlights
The named executive officers (NEOs) earned payouts of annual incentive compensation at the target level and no payout of performance-based restricted stock units for the performance period ending December 31, 2022, which produced a value creation ratio (VCR) of negative 14.6%, outperforming five of the nine peer group companies; and a three-year total shareholder return (TSR) of 5.3%, which exceeded that of one of the nine peer companies. Set forth below is the 2022 compensation for each NEO as determined under Securities and Exchange Commission (SEC) rules. See the notes accompanying the Summary Compensation Table (SCT) on Page 56 for more information.

Name and Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensa- tion ($)	Change in Pension Value and Non- Qualified Deferred Compensa- tion Earnings ($)	All Other Compensa- tion ($)	Total Compensa- tion ($)
Steven J. Johnston	1,132,781	—	2,208,212	1,706,714	2,275,759	—	273,045	7,596,511
Chairman & Chief Executive Officer

Michael J. Sewell	943,156	—	1,234,675	888,144	1,184,251	—	230,382	4,480,608
Chief Financial Officer

Stephen M. Spray	784,082	—	1,033,715	743,498	991,401	—	50,343	3,603,039
President

Martin F. Hollenbeck (retired)	650,417	—	1,029,725	741,384	988,545	—	149,746	3,559,816
Chief Investment Officer

John S. Kellington	657,662	—	861,273	619,305	825,777	—	124,229	3,088,246
Chief Information Officer

Teresa C. Cracas	598,825	—	784,218	563,900	751,900	—	135,274	2,834,117
Chief Risk Officer

See "Executive Compensation Program Adjustments Effective 2022" beginning on Page 39 for a discussion of changes to target levels of performance-based compensation effective for performance periods beginning in 2022.

Security Ownership of Principal Shareholders and Management
Under Section 13(d) of the Securities Exchange Act of 1934 (Exchange Act), a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment authority over such security. A beneficial owner under this definition need not enjoy the economic benefit of such securities. The following are the only shareholders known to the company who are deemed to be beneficial owners of at least 5% of our common stock as of March 8, 2023.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Footnote Reference	Percent of Class
Common Stock	The Vanguard Group Inc.	19,410,493	(1)	12.35
	100 Vanguard Blvd.
	Malvern, PA 19355

Common Stock	BlackRock Inc.	12,025,853	(2)	7.65
	55 East 52nd Street
	New York, NY 10055

Common Stock	State Street Corporation	9,548,725	(3)	6.07
	State Street Financial Center
	One Lincoln Street
	Boston, MA 02111

Common Stock	Aristotle Capital Management LLC	9,082,339	(4)	5.78
	11100 Santa Monica Blvd., Suite 1700
	Los Angeles, CA 90025

The outstanding common shares beneficially owned by each director and named executive officer, and total outstanding shares for all directors and executive officers as a group as of March 8, 2023, are shown below:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Footnote Reference	Percent of Class

Other Directors and Named Executive Officers
Thomas J. Aaron, CPA	8,886		0.01
Nancy C. Benacci, CFA, NACD.DC	3,555		—
Linda W. Clement-Holmes	15,280		0.01
Teresa C. Cracas	134,635	(5)	0.09
Dirk J. Debbink	46,689		0.03
Martin F. Hollenbeck, CFA, CPCU	261,785	(5)(6)	0.17
Steven J. Johnston, FCAS, MAAA, CFA, CERA	726,868	(5)(6)	0.46
John S. Kellington	198,758	(5)	0.13
Jill P. Meyer, Esq.	3,483		—
David P. Osborn, CFA	51,524		0.03
Gretchen W. Schar	32,253		0.02
Charles O. Schiff	1,172,696	(7)(8)	0.75
Michael J. Sewell, CPA	297,197	(5)(6)	0.19
Douglas S. Skidmore	48,942	(9)	0.03
Stephen M. Spray	163,061	(5)	0.10
John F. Steele, Jr.	29,401	(7)	0.02
Larry R. Webb, CPCU	505,708	(10)	0.32

All directors and nondirector executive officers as a group (26 individuals)	4,460,605	(5)(6)(7)(8) (9)(10)	2.84

Except as otherwise indicated in the notes below, each person has sole voting and investment power with respect to the common shares noted.
(1)    Reflects ownership as of December 31, 2022, according to Form 13G/A filed by The Vanguard Group Inc. on February 9, 2023.
(2)    Reflects ownership as of December 31, 2022, according to Form 13G/A filed by BlackRock Inc. on February 7, 2023.
(3)    Reflects ownership as of December 31, 2022, according to Form 13G/A filed by State Street Corporation on February 9, 2023.
(4)    Reflects ownership as of December 31, 2022, according to Form 13G/A filed by Aristotle Capital Management, LLC on February 14, 2023.
(5)    Includes shares available within 60 days from exercise of stock options in the amount of 384,357 shares for Mr. Johnston; 191,712 shares for Mr. Sewell; 177,037 for Mr. Hollenbeck; 120,163 for Mr. Kellington; 115,922 for Mr. Spray; 91,632 for Ms. Cracas and 464,192 shares for the nondirector executive officers as a group.
(6)    Includes shares held in the company’s nonqualified savings plan for highly compensated associates in the amounts of 164,829 shares for Mr. Johnston; 5,536 shares for Mr. Hollenbeck; 13,331 shares for Mr. Sewell; and 16,042 shares for the nondirector executive officers as a group. Individuals participating in this plan do not have the right to vote these shares.
(7)    Includes shares pledged as collateral as of December 31, 2022, in the amounts of; 63,165 for Mr. C. Schiff; 4,500 for Mr. J. Steele, Jr. and 82,443 for the nondirector executive officers as a group.
(8)    Includes 138,083 shares held in a family trust, of which Mr. C. Schiff is a trustee, and 210,555 shares held in the Skylar Foundation, of which Mr. C. Schiff is a trustee.
(9)    Includes 7,035 shares owned of record by Skidmore Sales Profit Sharing Plan, of which Mr. Skidmore is an administrator and shares investment authority.
(10)    Includes 186,257 shares owned of record by a limited partnership of which Mr. Webb is a general partner and 43,478 shares owned of record by a marital trust for the benefit of his wife and children.

Delinquent Section 16(a) Reports
Directors, executive officers and 10% shareholders are required to report their beneficial ownership of our stock according to Section 16 of the Exchange Act. Those individuals are required by SEC regulations to furnish the company with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent calendar year. Based on our review of forms we received or written representations from reporting persons stating that they were not required to file these forms, we believe that all Section 16(a) filing requirements were satisfied on a timely basis during calendar year 2022 except for a Form 4 filed by Mr. Sewell on November 11, 2022, for the receipt of 300 shares on November 4, 2022, in connection with the settlement of his father's estate.

Information About the Board of Directors
The mission of the board is to encourage, facilitate and foster the long-term success of Cincinnati Financial Corporation. The board oversees management in the performance of the company’s obligations to our independent agents, policyholders, associates, communities and suppliers in a manner consistent with the company’s mission and with the board’s responsibility to shareholders to deliver superior, sustainable shareholder value over the long term.

Proposal 1 - Election of Directors
Directors are elected annually. The board of directors currently consists of 12 directors, nine of whom are determined to be independent by the board, according to the definition of independence specified in the Nasdaq listing requirements.

On November 18, 2022, the board, upon the recommendation of its nominating committee, unanimously nominated the 12 directors listed below for re-election to the board at the 2023 Annual Meeting of Shareholders.

The directors elected at the Annual Meeting will hold office until the 2024 Annual Meeting and until their successors are duly elected and qualified. Unless otherwise instructed, the persons named in the proxy card (the proxy holders) attached to this proxy statement, as filed with the SEC, intend to vote the proxies held by them for the election of the 12 nominees named below. The board of directors knows of no reason why these nominees should be unable or unwilling to serve, but if that should be the case, proxies received will be voted for the election of such other persons, if any, as the board of directors may designate.

Vote Required
Director nominees receiving more votes cast for their election than against will be elected directors of the company. Abstentions and broker nonvotes have no effect on the voting for this proposal.

The board of directors recommends a vote FOR Thomas J. Aaron, Nancy C. Benacci, Linda W. Clement-Holmes, Dirk J. Debbink, Steven J. Johnston, Jill P. Meyer, David P. Osborn, Gretchen W. Schar, Charles O. Schiff, Douglas S. Skidmore, John F. Steele, Jr. and Larry R. Webb as directors to hold office until the 2024 Annual Meeting of Shareholders and until their successors are elected and qualified.

Nominees for Directors for Terms of Office Continuing until 2024
Each of our directors brings to our board extensive management and leadership experience gained through their service as executives and, in several cases, chief executive officers of diverse businesses. In these executive roles, they have taken hands-on, day-to-day responsibility for strategy and operations, including management of capital, risk and business cycles. In addition, most current directors bring public company board experience – either significant experience on other boards or long service on our board – that broadens their knowledge of board policies and processes, rules and regulations, and issues and solutions. Further, each director has civic and community involvement that mirrors our company’s values emphasizing personal service, relationships and local decision making.

Board Skills Matrix

	Aaron	Benacci	Clement-Holmes	Debbink	Johnston	Meyer	Osborn	Schar	Schiff	Skidmore	Steele	Webb
Business Management	X	X	X	X	X	X	X	X	X	X	X	X
Leadership	X	X	X	X	X	X	X	X	X	X	X	X
Financial Expertise	X	X			X		X	X
Insurance	X	X			X				X			X
Investment		X			X		X
Legal						X
Accounting and Auditing	X				X			X
Technology and Information Security	X		X		X
Cybersecurity Certification	X	X	X
Innovation			X		X	X
Civic and Community Involvement	X	X	X	X	X	X	X	X	X	X	X	X
Independence	X	X	X	X		X	X	X		X	X
Diversity		X	X			X		X
The diversity of our directors enriches board discussions, deliberations and decisions. The nominating committee remains committed to a process that ensures consideration of a diverse pool of candidates when seeking new directors.
Board Diversity Matrix (As of December 31, 2022)

Total Number of Directors	12
	Female	Male	Nonbinary	Did not disclose gender
Part I: Gender Identity
Directors	4	8	0	0
Part II: Demographic Background
African American or Black	1	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	3	8	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0
The nominating committee’s process to recommend qualified director candidates is described on Page 25 under Director Nomination Considerations and Process.

The biographies of our director nominees, including their names, ages, the year first elected as a director, their present positions, principal occupations and public company directorships held in the past five or more years begin on Page 13. For each director, we also describe specific individual qualifications and skills that contribute to the overall effectiveness of our board and its committees.

Biographical Information About Our Director Nominees
(Data as of March 8, 2023)

Thomas J. Aaron
CPA
Age: 61
Director since 2019
Committees: Audit
U.S. Property Casualty Insurance
Subsidiary Director
Mr. Aaron was executive vice president and chief financial officer from 2017 to 2019 of Community Health Systems Inc., one of the largest publicly traded hospital companies in the nation and a leading operator of acute care hospitals. He retired in 2019, and remained as an adviser to that company through 2021. Prior to joining CHS in 2016, Mr. Aaron worked at Deloitte, providing consulting services in auditing and merger and acquisition strategy and serving as the firm’s Tennessee managing partner. He began his 32-year career with Deloitte working with property casualty and reinsurance clients before transitioning to large, national healthcare organizations.
Mr. Aaron’s financial expertise and experience as an engaged executive and board member equips him to understand and guide management decisions and actions related to planning, risk management, investor relations and capital management. He is certified in Cybersecurity Oversight by Carnegie Mellon University's Software Engineering Institute.
Other Public Company Directorships
AirSculpt Technologies Inc. (2021-present)
Selected Directorships and Memberships
University of Kentucky, Masters of Accounting Advisory Board (2015-present)
American Institute of Certified Public Accountants
Nancy C. Benacci
CFA, NACD.DC
Age: 67
Director since 2020
Committee: Audit, Investment
U.S. Insurance Subsidiary Director
Ms. Benacci served as head of equity research from 2004 until her retirement in 2019 of KeyBanc Capital Markets, a subsidiary of KeyCorp, one of the nation’s largest bank-based financial services companies. She directed a sell-side equity research group of more than 100 individuals covering 600 companies in a variety of industries. For more than a decade earlier in her career, she provided research coverage on companies in the property casualty and life insurance sectors. She started her investment career with National City Bank then moved to Eaton Corporation as an analyst and pension fund manager before joining KeyBanc in 1989.
Ms. Benacci is a qualified financial expert and contributes valuable perspective on the investment analyst community and capital markets. Her extensive leadership skills, including strategy development, revenue and market share growth and business transformation, and her experience in governance and compliance benefits our board and shareholders. She is certified in Cybersecurity Oversight by Carnegie Mellon University's Software Engineering Institute.
Selected Directorships and Memberships
Board Member, John Carroll University (2006-2017; 2019-present)
Board Member, Boys Hope Girls Hope of Northeast Ohio (2004-present)
Nonprofit boards benefiting cancer patients and student scholarships

Linda W. Clement-Holmes
Age: 60
Director since 2010
Committees: Audit, Compensation, Nominating
Ms. Clement-Holmes was chief information officer of publicly traded The Procter & Gamble Company from 2015 to 2017. She retired from Procter & Gamble in 2018, following a 35-year career. As Procter & Gamble’s chief information officer, Ms. Clement-Holmes led the entire global information technology organization (2,500 IT professionals), set strategic direction and drove technology innovation. From 2010 to 2014, she was senior vice president of Global Business Services and also served as chief diversity officer from 2010 to 2012.
Ms. Clement-Holmes built her expertise in leveraging emerging business technologies to support speed and innovation during her career at Procter & Gamble. Her aptitude and accomplishments in these areas help our board to effectively evaluate our business processes and technology initiatives, supporting alignment of those initiatives with our strategic goals. She is certified in Cybersecurity Oversight by Carnegie Mellon University's Software Engineering Institute.
Other Public Company Directorships
Board Member, Fifth Third Bancorp (2020- present)
Selected Directorships and Memberships
Member, IT Senior Management Forum
(2000-present)
Board Member, CincyTech (2016-present)
Nonprofit boards benefiting women, families and childcare, educational and civic organizations, professional IT organizations and the American Heart Association
Dirk J. Debbink
Age: 67
Director since 2012
Lead Independent Director
Committees: Audit, Executive, Investment, Nominating (chair)
U.S. Insurance Subsidiary Director
Mr. Debbink is chairman since 2007 of MSI General Corporation, a privately owned design/build construction firm. He joined MSI General in 1983, holding various positions of increasing responsibility and serving as the company’s president from 1991 to 2007.
Mr. Debbink has served as a leader of organizations ranging from small firms typical of the company’s commercial policyholders to extremely large organizations, including Reserve Deputy Commander, U.S. Pacific Fleet (170,000 sailors) and Commander, Navy Reserve Force (64,000 sailors). While on active duty with the U.S. Navy, he served as a senior member of the staff of the Chief of Naval Operations in the Pentagon. He has extensive experience in strategic planning and execution, sales, marketing, information technology for a worldwide dispersed workforce, human resources, including pension and profit-sharing plans, and government relationships at the federal level.
Selected Directorships and Memberships
Board Member, Froedtert Health System
(2014-present)
Board Member, Discovery World Science & Technology Center (2017-present)

Steven J. Johnston
FCAS, MAAA, CFA, CERA
Age: 63
Director since 2011
Chairman and Chief Executive Officer
Committees: Executive (chair), Investment (chair)
U.S. Insurance Subsidiary Director
Mr. Johnston is chairman of the board since 2020, and chief executive officer of the company and its U.S. subsidiaries, since 2011. He was president of the company and its U.S. subsidiaries from 2011 to 2022. From 2008 to 2011, he was chief financial officer, senior vice president and secretary for both the company and The Cincinnati Insurance Company, and treasurer of the company.
As chief executive officer of Cincinnati Financial Corporation, Mr. Johnston provides the board with information gained from hands-on management of our operations, identifying our near‑term and long-term challenges, opportunities and strategies. His management and actuarial expertise and his experience driving technology and efficiency improvements combine with his strong communication skills to aid in his role as liaison between the board and the company management team.
Selected Directorships and Memberships
Member, American Academy of Actuaries
(1987-present)
Fellow, Casualty Actuarial Society (1990-present)
Chartered Financial Analyst (1997-present)
Chartered Enterprise Risk Analyst
(2013-present)

Jill P. Meyer, Esq.
Age: 51
Director since 2019
Committees: Nominating
U.S. Property Casualty Insurance Subsidiary Director
Ms. Meyer is chief executive officer since 2015 of the Cincinnati USA Regional Chamber, one of the largest metro chambers in the nation. She is responsible for the overall execution of the Chamber’s strategic plan, annual goals, financial performance, team development and individual goals as set by the Chamber’s Executive Committee. Prior to joining the Chamber, Ms. Meyer was an attorney with Frost Brown Todd LLC, serving as member-in-charge for the Cincinnati office from 2009 to 2015 and responsible for business development, client relations and civic and charitable initiatives. Her legal practice was focused on a wide spectrum of business matters, including counseling and litigating advertising and media law issues.
Ms. Meyer’s business acumen, legal experience and community perspective adds to the board’s ability to foster the company’s focus on long-term strategies that can benefit shareholders and other key constituents.
Selected Directorships and Memberships
Board Member, 3CDC (2016-present)
Board Member, REDI Cincinnati (2014-present)
Board Member, CincyTech (2015-present)
Board Member, Federal Reserve Bank of Cleveland, Cincinnati branch (joined 2023)

David P. Osborn
CFA
Age: 62
Director since 2013
Committees: Audit, Compensation (chair), Investment
U.S. Insurance Subsidiary Director
Since 2012, Mr. Osborn has been president of Osborn Williams & Donohoe LLC, a Cincinnati-based independent investment advisory firm. He joined its predecessor firm in 1993, becoming a partner in 2010.
Mr. Osborn draws on more than 30 years of experience as an investment professional to lead his firm’s dividend growth strategy team. This dividend growth strategy mirrors our own investment strategy, supporting investment committee decisions. His experiences building relationships and setting long-term, strategic business plans enhance board discussions of our company's long-term outlook and strategic planning activities.
Selected Directorships and Memberships
Board Member, Cincinnati Children’s Hospital (2016-present)
Trustee, Greater Cincinnati Foundation
(2017-present)
Nonprofit boards benefiting arts, education, youth services and the care of adults with neurological disorders

Gretchen W. Schar
Age: 68
Director since 2002
Committees: Audit (chair), Compensation, Nominating
Ms. Schar retired in 2018 from Arbonne International LLC, a beauty and nutritional product company headquartered in Irvine, California. As executive vice president and chief financial and administrative officer of the firm since 2011, she led the firm’s financial, accounting, strategy and business planning, operations, information technology, human resources and international functions. She was executive vice president and chief financial officer from 2008 to 2011 of Philosophy Inc., an international, prestige beauty brand based in Phoenix, Arizona.
Ms. Schar’s executive positions have developed her expertise in areas of focus for our board, including accounting, auditing and financial reporting, investor relations, capital management, human resources, information technology, strategic planning and business planning. Board discussions and decisions benefit from her knowledge of customer relationship management and distribution chains.
Other Public Company Directorships
Board Member, Carter's Inc. (2019-present)
Selected Directorships and Memberships
Nonprofit boards benefiting fine and performing arts, arts education, a hospital, children's dental services and general philanthropy

Charles O. Schiff
Age: 53
Director since 2020
Committee: Investment
U.S. Insurance Subsidiary Director
Mr. Charles Schiff is executive vice president, secretary and treasurer of John J. & Thomas R. Schiff & Co. Inc., a privately owned, Cincinnati-based independent insurance agency. Working in the insurance industry since 2002, he excels in learning his clients’ businesses and recommending appropriate risk management strategies, including insurance products and services that help his clients achieve their goals. In addition to maintaining a profitable insurance book of business, he oversees the agency’s financial management and governance activities.
As a director, Mr. Schiff brings extensive knowledge of the insurance marketplace, consumer buying habits and trends in competition. He provides ongoing insight into how we are serving our primary customers, helping evaluate the impact of our decisions on agency operations, including sales, claims, professional advising and financial management. Additionally, he brings the perspective of a large shareholder to board discussions and decisions.
Selected Directorships and Memberships
Nonprofit boards benefiting performing arts, children’s dental services and general philanthropy

Douglas S. Skidmore
Age: 60
Director since 2004
Committees: Executive, Nominating
Mr. Skidmore has been chief executive officer since 2003 and director since 1994 of Skidmore Sales & Distributing Company Inc., a privately owned, Cincinnati-based, full-service independent distributor and broker of quality industrial food ingredients. He was president from 1994 to 2013 and marketing manager from 1990 to 1994.
Mr. Skidmore has been responsible in his executive roles for strategic direction, marketing, human resources and overall growth and performance of his second-generation family business, which shares many characteristics with our typical commercial policyholders. In addition to providing a policyholder view of our products and services, he has management experience that equips him to contribute to the board’s oversight of business processes and technology initiatives.
Selected Directorships and Memberships
Member, Institute of Food Technologists
(1990-present)
Board Member, Athletes in Action (2013-present)
Board Member, Cincinnati Opera (2018-present)
Trustee, Food Ingredient Distributors Association (2005-2015; 2021-present)

John F. Steele, Jr.
Age: 69
Director since 2005
Committees: Executive
U.S. Property Casualty Insurance Subsidiary Director
Mr. Steele is chairman since 2004, chief executive officer since 1994 and a director since 1985 of Hilltop Basic Resources Inc., a privately owned, Cincinnati-based aggregates and ready-mix concrete supplier to the construction industry.
Mr. Steele has provided his firm with corporate oversight and strategic direction of all aspects of business ownership, operations and customer relationships. He brings to our board a policyholder perspective, including intimate knowledge of family-run corporations and the construction industry, which is the source of approximately 40% of our commercial general liability insurance premiums.
Selected Directorships and Memberships
Board Member, National Stone, Sand & Gravel Association (2001-2010; 2013-present)
Board Member, The Wm. Powell Company
(joined 2023)

Larry R. Webb
CPCU
Age: 67
Director since 1979
Committees: Executive, Investment
U.S. Insurance Subsidiary Director
Mr. Webb was president since 1994 and a director since 1980 of Webb Insurance Agency Inc., a privately owned, independent insurance agency based in Lima, Ohio. He retired from both positions in January 2023. Prior to becoming president, he was treasurer of the agency from 1981 to 1994. He has been a licensed insurance agent since 1977.
Mr. Webb brings to our board his insights as a principal owner of an independent insurance agency, with duties in financial management and accounting oversight, information technology, human resources, sales and marketing, risk management and relationship development with insurance companies and clients. His long tenure on our board and as a large shareholder, as well as his agency’s representation of our products and services since 1951, brings the board deep institutional knowledge, promoting continuity of the agent-centered mission and values essential to our business model.
Selected Directorships and Memberships
Board Member, SWD Corporation (2010-present)
Nonprofit boards benefiting cancer research, an airport authority, hospital and cultural organizations

Committees of the Board and Meetings
There are five standing committees of the board: audit, compensation, executive, investment and nominating. Each committee operates pursuant to a written charter adopted by the board, copies of which are posted on cinfin.com/investors. Each year the board considers changes to the charters recommended by each committee, if any, and reapproves them.

The following table summarizes the current membership of the board and each of its committees, as well as the number of times the board and each committee met during 2022:

	Board	Audit	Compensation	Executive	Investment	Nominating
Mr. Aaron	X	X
Ms. Benacci	X	X			X
Ms. Clement-Holmes	X	X	X			X
Mr. Debbink	X	X		X	X	Chair
Mr. Johnston	Chair			Chair	Chair
Ms. Meyer	X					X
Mr. Osborn	X	X	Chair		X
Ms. Schar	X	Chair	X			X
Mr. Schiff	X				X
Mr. Skidmore	X			X		X
Mr. Steele, Jr.	X			X
Mr. Webb	X			X	X
Number of 2022 meetings	6	4	3	3	6	5

Board members are expected to attend the Annual Meeting of Shareholders, all meetings of the board and the meetings of committees of which they are a member. In 2022, all directors attended the Annual Meeting of Shareholders and 100% of the meetings indicated above for the board and committees of which they were members, except for Mr. Bahl, a director until September 2022, who missed one meeting due to an illness.

The annual meeting of directors is held immediately following the Annual Meeting of Shareholders. The board of directors will review committee assignments at its meeting on May 6, 2023.

Audit Committee - The audit committee oversees the process of accounting and financial reporting, audits and financial statements of the company, its disclosure controls and procedures, and its cybersecurity efforts. The Report of the Audit Committee begins on Page 72.

All of the members of the audit committee are believed to meet the Nasdaq criteria for independence and audit committee membership and the independence criteria of Section 10A-3 of the Exchange Act. Further, Mr. Aaron, Ms. Benacci, Mr. Osborn and Ms. Schar qualify as financial experts according to the SEC definition and meet the standards established by Nasdaq for financial expertise. In addition, Mr. Aaron, Ms. Benacci and Ms. Clement-Holmes are certified in Cybersecurity Oversight by Carnegie Mellon University's Software Engineering Institute.

Compensation Committee - The compensation committee discharges the responsibility of the board of directors relating to compensation of the company’s directors, its executive officers and its internal audit officer. The committee also administers the company’s stock compensation and annual incentive compensation plans. The Report of the Compensation Committee begins on Page 32.

All of the members of the compensation committee are believed to meet the Nasdaq criteria for independence and qualify as “non-employee directors” for purposes of Rule 16b-3 of the Exchange Act. They also are believed to meet the definition of “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986 (Section 162(m)).

Executive Committee - The executive committee exercises the powers of the board of directors in the management of the business and affairs of the company between meetings of the board of directors. Independence requirements do not apply to the executive committee.

Investment Committee - The investment committee provides oversight of the policies and procedures of the investment department of the company and its subsidiaries and reviews the invested assets of the company. The objective of the committee is to oversee the management of the portfolio to ensure the long-term security of the company. Independence requirements do not apply to the investment committee.

Nominating Committee - The nominating committee identifies, recruits and recommends qualified candidates for election as directors and officers of the company and as directors of its subsidiaries. The committee also nominates directors for committee membership. Further, the committee oversees the corporate governance and compliance policies of the company. Information about the director nomination process begins on Page 25.

All of the members of the nominating committee are believed to meet the Nasdaq criteria for independence.

Compensation of Non-Employee Directors
In 2022, non-employee directors were compensated for their board service as:

Annual Cash Retainer	$40,000
Annual Stock Retainer	$40,000
Chairman Annual Cash Retainer*	$50,000
Lead Director Annual Cash Retainer	$25,000
Independent Committee Chair Cash Retainer	$10,000
Meeting Fees - Cash	$4,500 per board meeting $1,500 per committee meeting (except investment committee) $6,000 per investment committee meeting $7,500 maximum per day $60,000 minimum per calendar year
Meeting Fees - Stock	Matches cash meeting fees up to maximum of $60,000 per year
*When the chairman is not an executive of the company.

The compensation committee grants the stock awards for each director’s prior year’s board service at its first scheduled meeting each calendar year. See Stock-Based Award Grant Practices, Page 48. Amounts shown in the Stock Awards column of the 2022 Director Compensation table reflect grants awarded under the 2018 Stock Plan at the committee’s meeting on January 26, 2023, for board service in 2022.

The company also provides outside directors with life insurance, personal umbrella liability insurance and spouse travel and meals for certain business events. See Perquisites and Other Personal Benefits, Page 49, for details about these benefits. Amounts contained in the All Other Compensation column of the 2022 Director Compensation table reflect the aggregate cost of these individual benefits.

The company does not provide outside directors with retirement benefits, benefits under health and welfare plans or compensation in any form not described above, nor does it have any agreement with any director to make charitable donations in the director’s name.

2022 Director Compensation (1)

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	All Other Compensation ($) (3)	Total ($)

Thomas J. Aaron	100,000	100,064	16,854	216,917
William F. Bahl*	113,250	87,003	3,472	203,724
Nancy C. Benacci	110,500	100,064	1,810	212,373
Linda Clement-Holmes	100,000	100,064	2,862	202,925
Dirk J. Debbink	106,848	100,064	18,449	225,360
Kenneth C. Lichtendahl**	26,066	26,122	2,845	55,033
David P. Osborn	120,500	100,064	17,343	237,906
Jill P. Meyer	100,000	100,064	2,043	202,106
Gretchen W. Schar	110,000	100,064	14,941	225,004
Charles O. Schiff	106,000	100,064	13,901	219,964
Douglas S. Skidmore	100,000	100,064	16,176	216,239
John F. Steele, Jr.	100,000	100,064	2,660	202,723
Larry R. Webb	107,500	100,064	13,588	221,151

* Mr. Bahl passed away on September 26, 2022.
** Mr. Lichtendahl did not stand for re-election at the 2022 Annual Meeting of Shareholders.

(1)    Mr. Johnston is chairman of the board and CEO of the company. Compensation for Mr. Johnston is shown in the Summary Compensation Table and supporting disclosure beginning on Page 56. Mr. Johnston receives no additional compensation for his service as a director.
(2)    Stock awards for non-employee directors under the Cincinnati Financial Corporation Non-Employee Directors Stock Plan of 2018 were valued at fair market value determined by the average of the high and low sales price on Nasdaq on January 26, 2023, the date of grant, times the number of shares awarded. The per share fair market value on January 26, 2023, was $105.33. The number of shares underlying the stock awards reported in this column were 950 for all directors, except for Mr. Bahl and Mr. Lichtendahl who were granted 826 shares and 248 shares, respectively.
(3)    For Messrs. Bahl, Lichtendahl and Steele and Mdmes. Benacci, Clement-Holmes and Meyer, includes premiums paid for personal umbrella liability insurance and life insurance for the benefit of the director and perquisites in an aggregate amount less than $10,000 for one or more of the types described in Perquisites and Other Personal Benefits, Page 49.
For Mr. Aaron, includes perquisites in the aggregate amount of $16,736, which includes the incremental additional cost of $14,489 for spouse travel and meals for business events to which spouses are invited; $2,247 for premiums paid for a personal umbrella liability policy; and premiums paid for life insurance for the benefit of the director.
For Mr. Debbink, includes perquisites in the aggregate amount of $18,331, which includes the incremental additional cost of $15,352 for spouse travel and meals for business events to which spouses are invited; $2,979 for premiums paid for a personal umbrella liability policy; and premiums paid for life insurance for the benefit of the director.
For Mr. Osborn, includes perquisites in the aggregate amount of $17,225, which includes the incremental additional cost of $14,704 for spouse travel and meals for business events to which spouses are invited; $2,521 for premiums paid for a personal umbrella liability policy; and premiums paid for life insurance for the benefit of the director.
For Ms. Schar, includes perquisites in the aggregate amount of $14,823, which includes the incremental additional cost of $13,042 for spouse travel and meals for business events to which spouses are invited; $1,781 for premiums paid for a personal umbrella liability policy; and premiums paid for life insurance for the benefit of the director.
For Mr. Schiff, includes perquisites in the aggregate amount of $13,783, which includes the incremental additional cost of $11,544 for spouse travel and meals for business events to which spouses are invited; $2,239 for premiums paid for a personal umbrella liability policy; and premiums paid for life insurance for the benefit of the director.
For Mr. Skidmore, includes perquisites in the aggregate amount of $16,058, which includes the incremental additional cost of $13,253 for spouse travel and meals for business events to which spouses are invited; $2,805 for premiums paid for a personal umbrella liability policy; and premiums paid for life insurance for the benefit of the director.
For Mr. Webb, includes perquisites in the aggregate amount of $13,588, which includes $13,470 for premiums paid for a personal umbrella liability policy and premiums paid for life insurance for the benefit of the director.

Governance of Your Company

Governance Policies and Practices
Our primary governance policies and practices are set forth in our Corporate Governance Guidelines, Code of Ethics for Senior Financial Officers and Code of Conduct applicable to all associates of the company. The nominating committee reviews these documents annually and, when appropriate, recommends changes for the board’s consideration and approval. These guidelines and codes are available on cinfin.com/investors.

Certain of the board’s governance policies and practices are summarized below:

Code of Conduct - Our Code of Conduct applies to the company and its U.S. subsidiaries and all of their associates, including officers and directors. It establishes ethical standards for a variety of topics, including complying with laws and regulations, observing blackout periods for trading in the company’s securities, accepting and giving gifts, handling conflicts of interest, handling the company’s confidential information and personal data of consumers, and reporting illegal or unethical behavior.

Governance Hotline - Our audit committee oversees a governance hotline for the reporting of concerns about the company’s auditing, accounting and financial reporting activities. Callers can remain anonymous or identify themselves. The hotline is maintained by a third-party vendor. Reports of all calls are provided to the audit committee.

Board Leadership and Executive Sessions - The chairman of the board presides at all meetings of the board of directors. The chairman is appointed on an annual basis by at least a majority vote of the other directors. In 2020, the offices of chairman of the board and CEO were combined, returning to the company's traditional board leadership structure. The company has no fixed policy with respect to the separation of the offices of the chairman of the board and CEO. The board believes that the separation of the offices of the chairman of the board and CEO is part of the succession planning process and that it is in the best interests of the company to make this determination from time to time. Indeed, throughout the company's history, the board has chosen at times to combine or separate these roles based on the facts and circumstances then existing.

When the chairman of the board is not an independent director, the board appoints a lead independent director. The company’s Corporate Governance Guidelines describe the authority and duties of the lead director. These include chairing the executive sessions of board meetings without management present, facilitating the communication between the independent directors and management on matters of interest and participating in the preparation of meeting agendas and materials sent to directors. The independent directors meet in executive session, without management present, at every regularly scheduled meeting of the board of directors.

Stock Ownership Guidelines - Our directors and officers are subject to stock ownership guidelines that set targets for levels of ownership at a multiple of the officer’s salary or director’s meeting fees. As of December 31, 2022, all of our directors and executive officers were in compliance with the guidelines. Director and Officer Ownership Guidelines are available on cinfin.com/investors.

Board's Role in Risk Oversight - The board believes that oversight of our risk management efforts is the responsibility of the entire board. It views enterprise risk management as an integral part of our strategic planning process. Each quarter the board receives a comprehensive report from the chief risk officer on the status of risk metrics relative to identified and board-approved tolerances and limits, risk assessments and risk plans, including risks related to climate and weather-related catastrophe events. The chief risk officer has direct access to all members of the board of directors and presents in person at board meetings twice each year. More information about how we manage risk, including risks related to climate and weather-related catastrophes, can be found in our 2022 Annual Report on Form 10-K and in our Task Force on Climate-Related Financial Disclosures Report and our Environmental Social and Governance (ESG) Report, which are available on cinfin.com/investors.

Additionally, the board delegates oversight responsibility for particular areas of risk to its committees. For example, our audit committee oversees management of risks related to accounting, auditing and financial reporting, maintaining effective internal controls for financial reporting and cybersecurity. Our nominating committee oversees risk associated with our corporate governance and legal, regulatory and other nonfinancial compliance activities. Our compensation committee oversees the risks related to our executive compensation plans and arrangements. Our investment committee oversees the risks related to managing our investment portfolio. All of these risks are discussed with the entire board in the ordinary course of the chairperson’s report of committee activities at regular board meetings.

Board Evaluations - The board annually conducts a self-evaluation. Led by the lead independent director, feedback from individual directors is reviewed and discussed first by the nominating committee and then with the entire board. These discussions include specific governance topics such as director tenure, board refreshment and composition as well as the diversity of experience, skills, competencies and other qualities of current directors and future director candidates. The board intends for this annual process to help inform its decisions about how to best structure and govern itself in the short- and long-term, enabling it to provide effective oversight of the company for the benefit of shareholders.

Director Independence - Each year, based on all relevant facts and circumstances, the board determines which directors satisfy the criteria for independence. To be found independent, a director must not have a material relationship with the company, either directly or indirectly as a partner (other than a limited partner), controlling shareholder or executive officer of another organization that has a relationship with the company that could affect the director’s ability to exercise independent judgment.

Directors deemed independent are believed to satisfy the definitions of independence required by the rules and regulations of the SEC and the listing standards of Nasdaq. The board has determined that these directors and nominees meet the applicable criteria for independence as of January 27, 2023: Thomas J. Aaron, Nancy C. Benacci, Linda W. Clement-Holmes, Dirk J. Debbink, Jill P. Meyer, David P. Osborn, Gretchen W. Schar, Douglas S. Skidmore and John F. Steele, Jr. A majority, 9 of our current 12 directors, are believed to meet the applicable criteria for independence under Nasdaq listing standards.

Board Structure and Tenure - The board seeks to balance its independence, size and tenure. Generally, the board seeks to achieve a board comprised of 75% independent directors. The insurance business is complex, requiring new directors to develop a deep understanding of both our insurance operations and investment activities. Once this knowledge is acquired, the board expects that these directors will continue their board service for a significant period. As a consequence, the board expects the average tenure of its independent directors to be elevated. Following the 2023 Annual Shareholder Meeting, the board expects its 12-member board to include nine independent directors (75%), of which four will have tenure of 10 years or less and five will have tenure of greater than 10 years.

Director Nomination Considerations and Process - The nominating committee considers many factors when determining the eligibility of candidates for nomination as director. The committee does not have a diversity policy; however, the committee’s goal is to nominate candidates from a broad range of experiences and backgrounds who can contribute to the board’s overall effectiveness in meeting its mission. The committee is charged with identifying nominees from a diverse pool of candidates with certain characteristics:
•Demonstrated character and integrity
•An ability to work with others
•Sufficient time to devote to the affairs of the company
•Specific skills and experiences that enhance the board's diversity and acumen
•Willingness to enter into a long-term association with the company, in keeping with the company’s overall business strategy
The nominating committee also considers the needs of the board in accounting and finance, business judgment, management, industry knowledge, leadership and such other areas as the board deems appropriate. The committee further considers factors included in the Corporate Governance Guidelines that might preclude nomination or renomination, including service on other public company boards. When a director is considering service on another public company's board, that director notifies the chairman of the board and the chairman of the nominating committee. Each year, when considering a director for renomination for election to the board, the nominating committee considers a director's service on other public company boards, weighing the potential benefit to our company against any potential negative impact of such service.

In particular, the nominating committee seeks to support our unique, agent-centered business model. The committee believes that the board should include a variety of individuals and should include independent insurance agents who bring a special knowledge of policyholders and agents in the communities where we do business.

Potential director candidates generally are identified by referral. The nominating committee follows a five-part process to evaluate nominees for director. The committee first performs an initial screening that includes reviewing background information on the candidates, evaluating their qualifications against the criteria set forth in the company’s Corporate Governance Guidelines and the skills and competencies that may be identified by the committee or the board as desirable in future director candidates. As it believes is appropriate, the committee may discuss the potential candidates with the individual or individuals making the referrals. Second, for candidates who qualify for additional consideration, the committee interviews the potential nominees as to their background, business acumen, interests and potential commitment to the company and its operating philosophy. Third, the committee may seek references from sources identified by the candidates as well as sources known to the committee members. Fourth, the committee may ask other members of the board for their input. Finally, the committee develops a list of potential director candidates who exhibit the characteristics desired of directors who satisfy the needs of the board. The committee continuously curates the list of potential director candidates and is committed to ensuring that it includes diverse candidates.

The nominating committee will consider candidates recommended by shareholders. Shareholders wishing to propose a candidate for consideration may provide information about such a candidate in writing to the secretary of the company, giving the candidate’s name, biographical data and qualifications, and emphasizing the characteristics set forth in our Corporate Governance Guidelines available on cinfin.com/investors. Preferably, any such referral would contain sufficient information to enable the committee to preliminarily screen the referred candidate for the needs of the board, if any, in accounting and finance, business judgment, management, industry knowledge, leadership and the board’s independence requirements.

Since the 2022 Annual Meeting of Shareholders, no fees were paid to any third party to identify, evaluate or assist in identifying and evaluating potential nominees.

Communicating with the Board - Shareholders may direct a communication to board members by sending it to the attention of the corporate secretary of the company, Cincinnati Financial Corporation, P.O. Box 145496, Cincinnati, Ohio, 45250-5496. The company and board of directors have not established a formal process for determining whether all shareholder communication received by the corporate secretary will be forwarded to directors. The board welcomes shareholder communication and has instructed the corporate secretary to use reasonable criteria to determine whether correspondence should be forwarded. The board believes that correspondence has been and will continue to be forwarded appropriately. However, exceptions may occur, and the board does not intend to provide management with instructions that limit its ability to make reasonable business decisions. Examples of exceptions would be routine items such as requests for publicly available information that can be provided by company associates; vendor solicitations that appear to be mass-directed to board members of a number of companies; or correspondence that raises issues related to specific company transactions (insurance policies or claims) where there may be privacy concerns or other issues.

In some circumstances, the board anticipates that management would provide the board or board members with summary information regarding correspondence.

Proposal 2 - Approval of Amended and Restated Code of Regulations
In November 2021, the Securities and Exchange Commission adopted Rule 14a-19 of the Securities Exchange Act of 1934, as amended (“Rule 14a-19”), requiring parties in a contested election to use universal proxy cards that include all director nominees presented for election at a shareholder meeting, referred to as universal proxy rules.

As a result of the universal proxy rules, on January 27, 2023, the board of directors of the company approved an amendment and restatement of the company’s Code of Regulations, in the form attached hereto at Appendix B, which is marked to show the proposed substantive and formatting changes. Among other things, the amendments change and conform the timeframe for providing notice to the Company of director nominations or other business proposals to be brought before any meeting of shareholders and update certain provisions of Article I, Sections 6 and 7 regarding the procedure and disclosure required in connection with shareholder director nominations and business proposals. Such updates include, without limitation, requiring a nominating shareholder to provide reasonable evidence that it has satisfied Rule 14a-19, along with additional background information and disclosures regarding nominating shareholders, proposed director candidates, and other persons related to a shareholder’s solicitation of proxies. In addition, the amendments reflect other administrative, ministerial and conforming revisions.

If the Amended and Restated Code of Regulations is approved by the shareholders, then for business to be properly brought before an annual meeting by a shareholder pursuant to Article I, Sections 6 or 7 (including director nominations), the shareholder must provide timely notice thereof in writing and in proper form to the secretary of the corporation. To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one year anniversary of the preceding year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered, or mailed and received, not earlier than the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made.

We believe the amendments are necessary to ensure the board and the company have the time and information it will need to assess the qualifications of shareholder director nominations and to prepare a proxy statement with appropriate and sufficient information for our shareholders to make informed decisions in the election of directors.

Vote Required
The affirmative vote of a majority of our outstanding shares is required for approval. Votes to abstain and broker nonvotes have the same effect as votes against the proposal.

The board of directors recommends a vote FOR the Amended and Restated Code of Regulations.

Certain Relationships and Transactions
The audit committee follows a written policy for review and approval of transactions involving the company and related persons, defined as directors and executive officers or their immediate family members, or shareholders owning 5% or more of our outstanding common shares. The policy covers any related-party transaction that meets the minimum threshold for disclosure in the proxy statement under the relevant SEC rules, generally transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest.

As it examines individual transactions for approval, the committee considers:
•Whether the transaction creates a conflict of interest or would violate the company’s Code of Conduct
•Whether the transaction would impair the independence of a director
•Whether the transaction would be fair
•Any other factor the committee deems appropriate

Consideration of transactions with related parties is a regular item on the audit committee’s agenda. Most of the transactions fall into the categories of standard agency contracts with directors who are principals of independent insurance agencies that sell our insurance products; directors or executive officers who purchase our insurance products on the same terms as such products are offered to the public; and employment of family members of directors or executive officers in non-executive officer roles in accordance with employment and compensation practices applicable to associates with equivalent qualifications and responsibilities and holding similar positions. Because the committee does not believe these classes of transactions create conflicts of interest or otherwise violate our Code of Conduct, the committee deems such transactions preapproved.

The following transactions in 2022 with related persons were determined to pose no actual conflict of interest and were approved by the committee pursuant to its policy:
Charles O. Schiff is a director of Cincinnati Financial Corporation and the executive vice president, secretary and treasurer of John J. & Thomas R. Schiff & Co. Inc., a privately owned insurance agency that represents a number of insurance companies, including our insurance subsidiaries. Our subsidiaries paid John J. & Thomas R. Schiff & Co. Inc. fees and commissions of $7,543,670. The company purchased various insurance policies through John J. & Thomas R. Schiff & Co. Inc. for premiums totaling $1,567,951. John J. & Thomas R. Schiff & Co. Inc. paid rent to the company in the amount of $184,611 for office space located in the headquarters building and purchased property casualty insurance from our insurance subsidiaries for premiums totaling $140,643.

Dirk J. Debbink is a director of Cincinnati Financial Corporation, and principal owner and chairman of MSI General Corporation and is a control person for several development limited liability companies. On an aggregated basis Mr. Debbink and his companies purchased property casualty and life insurance from our insurance subsidiaries for premiums totaling $266,278.

Douglas S. Skidmore is a director of Cincinnati Financial Corporation and principal owner, director and CEO of Skidmore Sales & Distributing Company Inc., which purchased property casualty insurance from our insurance subsidiaries for premiums totaling $1,164,446.

John F. Steele, Jr. is a director of Cincinnati Financial Corporation and chairman and CEO of Hilltop Basic Resources Inc., which purchased property casualty insurance from our insurance subsidiaries for premiums totaling $834,953.

Larry R. Webb is a director of Cincinnati Financial Corporation and during 2022 was the president, director and a principal owner of Webb Insurance Agency Inc., a privately owned insurance agency that represents a number of insurance companies, including our insurance subsidiaries. The company’s insurance subsidiaries paid Webb Insurance Agency Inc. commissions of $1,390,142 as compensation for selling the company’s insurance products to the agency’s clients. This agency does not advise the company on our insurance needs or sell insurance products or services to the company.

William F. Bahl was an independent director of Cincinnati Financial Corporation until his death in September 2022. During 2022, we employed Mr. Bahl's son-in-law in a nonofficer position. In 2022, we also employed the son-in-law of Steven J. Johnston, Cincinnati Financial Corporation's chairman of the board and CEO; and the sister of executive officer Teresa C. Cracas. Each of these three nonofficer associates has been employed by the company from 5 to 45 years. Compensation earned by each associate, consisting of salary, incentive bonus, stock-based compensation and perquisites ranges from $145,308 to $161,552 and was established by the company in accordance with our employment and compensation practices applicable to associates with equivalent qualifications and responsibilities and holding similar positions.

Compensation of Named Executive Officers

Proposal 3 - Say-on-Pay: Advisory Vote on Compensation of Named Executive Officers
We conduct a say-on-pay vote each year at the annual shareholder meeting. This say-on-pay vote is required by Section 14A of the Securities Exchange Act of 1934 (Exchange Act) and the related rules of the SEC. Although the say-on-pay vote is nonbinding, the compensation committee (Committee) considers the voting results as part of its annual evaluation of our executive compensation program. The annual frequency was selected by more than 90% of our shareholders who voted on the proposal at our 2017 Annual Meeting of Shareholders.

As discussed in our Compensation Discussion and Analysis beginning on Page 32, the objective of our compensation program is to attract, motivate, reward, develop and retain the executive talent required for our long-term success. To achieve this objective, we seek to ensure that compensation is competitive and that there is a direct link between pay and performance. To do so, we are guided by the following principles:
•A meaningful portion of each officer's compensation should be tied to awards that require achievement of the primary financial objectives by which we measure the company's performance;
•Compensation should include components consisting of both short-term and long-term incentive-based pay to drive performance; and
•Compensation should include an opportunity for, and a requirement of equity ownership to align the interests of executives and shareholders.

Please read the Compensation Discussion and Analysis section for more detailed information about our executive compensation program and decisions to inform your vote on the following say-on-pay proposal:
“RESOLVED, that the company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the related narrative discussion.”

Vote Required
The affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting that are entitled to vote on this proposal is required for approval. Votes to abstain have the same effect as votes against the proposal. Broker nonvotes have no effect on the voting for this proposal.

The board of directors recommends a vote FOR the resolution approving the compensation of our named executive officers as disclosed in this proxy statement.

Proposal 4 - Say-When-on-Pay: Advisory Vote on Frequency of Future Advisory Votes on Compensation of Named Executive Officers
In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we provide our shareholders with the opportunity to vote to approve, on an advisory basis, whether future advisory votes on compensation of our named executive officers (of the nature reflected in Proposal 3 above, and commonly referred to as "Say-on-Pay") should occur every one, two or three years (commonly referred to as "Say-on-Frequency").

At our 2017 annual meeting, a majority of our shareholders voted for annual Say-on-Pay advisory votes on the compensation paid to our named executive officers. We have asked shareholders for their advisory "Say-on-Pay" votes at every subsequent annual meeting. We are required to hold a "Say-When-on-Pay" vote every six years.

After careful consideration, the board has determined that continuing to hold an advisory vote on executive compensation every year remains the most appropriate policy for us at this time and recommends that shareholders vote to establish that future advisory votes on the compensation for our named executive officers continue to occur every year.

Vote Required
The affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting must be cast for one of the frequency alternatives in order for it to be considered the “approved” preference of the shareholders. Votes to abstain have the effect of voting against all three alternatives. Broker nonvotes have no effect on the voting for this proposal. If no frequency alternative receives a majority of the vote, no frequency will be considered “approved”. However, the board of directors and the committee will take into account the results of the outcome of the vote.

The board of directors recommends a vote for a frequency of every ONE YEAR for future advisory votes on executive compensation.

Report of the Compensation Committee
The Committee reviewed and discussed the Compensation Discussion and Analysis with management. Based on those reviews and discussions, the Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in the company’s 2023 proxy statement.

Submitted by the Committee:

Linda W. Clement-Holmes,
David P. Osborn (Chair) and Gretchen W. Schar

Compensation Committee Interlocks and Insider Participation
Linda W. Clement-Holmes, Kenneth C. Lichtendahl, David P. Osborn and Gretchen W. Schar served on the Committee for all or part of 2022. During 2022, none of the Committee members were officers, employees or former officers of Cincinnati Financial Corporation, and no member of the Committee was a party to any related person transaction involving Cincinnati Financial Corporation required to be disclosed under Item 404 of Regulation S-K. During 2022, none of our executive officers served on the board of directors or on the compensation committee of any other entity that has or had executive officers serving as a member of Cincinnati Financial's board of directors or Committee.

Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides you with a detailed description of our executive compensation philosophy and programs, the compensation decisions the Committee has made under those programs and the factors considered in making those decisions. This Compensation Discussion and Analysis focuses on the compensation of our named executive officers (NEOs) for 2022, who were:

Name	Title (as of December 31, 2022)
Steven J. Johnston	Chairman and CEO
Michael J. Sewell	Chief Financial Officer and Executive Vice President
Stephen M. Spray	President
Martin F. Hollenbeck*	Retired Chief Investment Officer and Executive Vice President
John S. Kellington	Chief Information Officer and Executive Vice President
Teresa C. Cracas	Chief Risk Officer and Executive Vice President
*Mr. Hollenbeck retired on September 30, 2022.
Executive Summary
Overview
Cincinnati Financial Corporation is one of the 25 largest property casualty insurers in the nation, based on net written premium volume from our U.S. insurance subsidiary. The U.S. property casualty insurance industry is a highly competitive marketplace with more than 2,000 stock and mutual companies operating independently or in groups. We compete with these companies, which offer standard market property casualty and/or excess and surplus lines and life insurance products as we do, seeking to increase our share of these multibillion-dollar markets. Critical to our long-term success are highly experienced, dedicated and capable executives who can manage our business day to day and who possess the vision to plan for and adjust to changes in the market. The objective of our executive compensation program is to attract, motivate, reward, develop and retain the executive talent required for our long-term success. We also must nurture the capabilities of our emerging leaders to ensure that we have an appropriate depth of executive talent. We believe that as an associate’s level of responsibility increases, so should the proportion of performance-based compensation. As a result, our executive compensation program aims to tie a meaningful level of each officer’s compensation to awards that require achievement of the primary financial objectives by which we measure the company’s performance, creating a firm link between pay and performance.

2022 Business and Financial Highlights
In 2022, your company continued its focus on helping the independent agents who represent us to grow profitably, even as it continued to meet the challenges presented by the operational and financial effects of inflation and higher interest rates, large weather catastrophe events and volatile equity markets that affected the overall economy and the insurance industry. Your company delivered financial and operating results that benefited shareholders with a three-year total shareholder return of 5.3% and a 9.5% increase in regular cash dividends declared. This performance generated payouts of annual incentive compensation at the target level, but failed to earn payouts of performance-based restricted stock units for our named executive officers. Highlights of your company's performance in 2022 included:
•A 13% increase in consolidated property casualty net written premiums to over $7.3 billion in 2022. The increase in premiums includes contributions from our growth initiatives, higher average price increases for most lines of business, and a higher level of insured exposures.
•A property casualty pre-tax underwriting profit of $140 million, and a combined ratio of 98.1% for 2022, well within our long-term target of 95-100% and marking 11 consecutive years of underwriting profit. In 2022, our efforts to deepen our relationships with our independent insurance agent partners and further segment our renewal and new business opportunities with better pricing precision and risk-selection decisions continued to benefit core underwriting performance, before considering losses from weather catastrophe events.
•A record-level of consolidated property casualty new business written premiums at $1.032 billion, up 15% and surpassing the $1 billion mark for the first-time ever.
•A 50% increase to $66 million of net income produced by our life insurance subsidiary, primarily from more favorable impacts from the unlocking of interest rate and other actuarial assumptions and more favorable mortality experience.
•$4.177 billion in parent company cash and marketable securities, down 17% from the prior year primarily due to investment losses in the equity portfolio for the year.
•A 9% increase in pretax investment income to a record $781 million, net of expenses, reflecting a 12% increase in equity portfolio dividends and 7% growth in interest income.
•A value creation ratio (VCR) of negative 14.6% for 2022, below our announced goal of producing an annual average VCR of 10% to 13%, but exceeding that measure for five of the nine companies in our peer group.
We consider VCR to be our primary performance metric for two reasons. First, we believe this measure captures the contribution of our insurance operations, the success of our investment strategy and the importance we place on paying cash dividends to shareholders. Second, as demonstrated in the chart below, the VCR has historically been directly correlated to the returns experienced by our shareholders for their investment in our common stock over the long term.

Start with $1 Invested in 1988...
We believe that when we operate our business to achieve a VCR consistently within our targeted range, we create value for shareholders over time, through share price appreciation and dividends paid to shareholders that have increased for 62 consecutive years. Through cash dividends paid and share repurchases, we returned $833 million to shareholders in 2022, and $2.008 billion during the three years ended December 31, 2022.

Relationship Between Company Performance and Chief Executive Officer Compensation
Generally, the Committee expects that when the company’s performance adds or preserves more value for shareholders than its peers, that compensation for the named executive officers, including the CEO, should be higher than when the company’s performance lags its peers. Accordingly, the primary performance metrics for both annual and long-term performance-based compensation are calibrated to the company’s performance compared with the companies in the peer group. At the same time, the Committee expects compensation to directionally correlate with the company’s actual performance for these metrics, particularly when considered over the long term. The following graph illustrates the directional relationships between company performance, based on the two primary performance metrics used in our performance-based awards, and the compensation of our CEO for each of the past three years ending with 2022.

CEO Pay for Performance
(Dollars in millions)

CEO Pay for Performance	2020	2021	2022
SCT Total Compensation	$3,839,784	$6,490,767	$7,596,511
Realized Total Compensation(1)	$3,304,339	$8,100,187	$5,673,581
1-Year VCR	14.7%	25.7%	(14.6)%
3-Year TSR(2)	26.5%	58.8%	5.3%

(1)Realized total compensation is the sum of salary and annual incentive cash compensation reported in the Summary Compensation Table (SCT) for the year plus the value realized from the exercise of stock options and vesting of time-vesting or performance-based restricted stock units, if any, reported in the Option Exercises and Stock Vested table for the year.
(2)Three-year TSR is total shareholder return for the three-year performance period ending December 31 of a given year, as calculated by and displayed on Bloomberg Finance L.P.

Over the last three years, compensation for our CEO varied in line with overall company performance, even as the Committee adjusted base annual salary and targets for performance-based compensation. Payouts of annual incentive and long-term performance-based awards throughout the period also directly align with company performance.

	Annual Incentive Compensation (VCR)				Long-Term Performance-Equity Compensation (3-Year Total Shareholder Return)
	Baseline Award Placement Relative VCR	Adjustments for Growth and Profitability	Final Relative Award Placement*	Performance Level Earned	Performance Relative to Peer Companies	Performance Level Earned
2022	> 5 Peers	None	> 5 Peers	Target	> 1 Peer	None
2021	>8 Peers	+4	>9 Peers	Maximum	>6 Peers	Target
2020	> 4 Peers	None	> 4 Peers	Threshold	> 8 Peers	Maximum

*    For the annual performance period ending December 31, 2022, the company's VCR exceeded that of five of the nine peer group companies. The additional performance goals for net written premium growth and combined ratio were not met and did not affect final award placement or payout.
For the annual performance period ending December 31, 2021, the company's VCR exceeded that of all eight of peer group companies that     reported financial results for 2021. The additional performance goals for net written premium growth and combined ratio also were met, and increased relative placement by one, but did not affect award payout.
For the annual performance period ending December 31, 2020, the company's VCR exceeded that of four peer group companies. The additional performance goals for net written premium growth and combined ratio were not met and did not affect final award placement or payout.

Our performance over the last three years exceeded one of the nine companies of our peer group as measured by three-year total shareholder return. As suggested by the Three-Year Relative Pay for Performance graph below, total realizable compensation1 for our CEO and the other NEOs over the same period remains below the median of the peer group. While we do not benchmark executive compensation to the peer group, we do compare our performance against those companies, regardless of their size, because we compete against them every day for each insurance policy we write.

Three-Year Relative Pay for Performance
(2020-2022)

100th
50th
0%
3-Year Total Shareholder Return vs. Peer Group (percentile)
NEOs
CEO
0%
50th
100th
3-Year Total Realizable Compensation vs. Peer Group (percentile)

________________________
1.Three-year total realizable compensation is the sum of the following components of compensation as reported and calculated by Equilar: salary paid, discretionary cash bonus, nonequity incentive compensation paid, amounts realized from the exercise of stock options or vesting of stock awards, the intrinsic value of exercisable “in the money” stock options and the grant date fair value of time vesting and target-level performance-based restricted stock or restricted stock unit awards, for the three years ending December 31, 2021, the most recent year for which such data is available.

Results of 2022 Advisory Vote to Approve Executive Compensation
At the 2022 Annual Meeting of Shareholders, nearly 95% of the votes cast were in favor of this proposal. The Committee believes this favorable outcome demonstrates support of its decisions and of our overall executive compensation program. Our annual discussions with investors confirm this belief. All of the shareholders contacted during our annual investor engagement efforts in 2022 favorably commented on the company’s executive compensation program, criteria for performance-based awards and simplicity of the program designed. No concerns were raised about the overall level of pay. The Committee made no material changes in the structure of our compensation program for awards granted in 2022 as a result of feedback from investors. At the 2023 Annual Meeting of Shareholders, we will again hold an advisory vote to approve executive compensation (see Page 30). The Committee will continue to consider the results of these annual advisory votes and feedback from investor outreach in its deliberations about our executive compensation program.

Executive Compensation Practices
The Committee applies certain fundamentals that are key characteristics of our overall compensation program, including:

	We Do		We Don’t
✓	Link Pay to Performance - The majority of pay awarded by the Committee to each executive officer each year is tied to achievement of short- and long-term performance objectives and changes in the market value of the company’s common stock.	✗	Use Employment Contracts - We employ all of our executive officers at will.
✓	Review Data Sheets - Each year the Committee reviews data recounting the compensation history for each executive officer. For the named executive officers, the Committee additionally reviews compensation and performance data for the companies in the peer group before making executive compensation decisions.	✗	Benchmark Executive Compensation - We review compensation program structures and resulting payouts of the companies in our peer group to maintain an awareness of pay levels and practices. We do not benchmark the compensation we pay our named executive officers to achieve a specific level of pay, for example "above the median" of our peer group.
✓	Mitigate Excessive Risk - Compensation earned from performance-based awards is capped and is subject to clawback policies and provisions. Company-level performance objectives relative to peers minimizes the ability of any single individual or business unit to control its own performance-based compensation. The Committee’s authority to exercise negative discretion and eliminate payment of any award also is a powerful risk control.	✗	Pay Dividends or Dividend Equivalents - We do not pay dividends or dividend equivalents on unvested stock awards.
✓	Use Double-Trigger Change in Control Provisions - Both our annual incentive and stock-based compensation plans include double-trigger change in control provisions.	✗	Reprice or Exchange Stock Options - We do not reprice or exchange stock options. We consider stock options to be performance-based compensation that links the financial success of our associates to shareholders. Since shareholders cannot reprice or exchange their shares, neither do we.
✓	Perform Compensation Risk Assessments - Our chief risk officer performs this assessment each year, and it is considered by the Committee as part of its decision making process.	✗	Include Stock-Based Awards in Calculations for Pension or Other Retirement Benefits - Our pension is calculated based on salary only, and our matches to 401(k) and Top Hat Savings Plan contributions are limited to cash compensation.
✓	Track Compliance with Ownership Guidelines - All of our directors and executive officers are in compliance with our published stock ownership guidelines.	✗	Allow Hedging Transactions by Executive Officers or Directors - Our Securities Trading Policy prohibits transactions such as short sales, prepaid forward sales contracts or other hedging transactions that we believe decouple the director’s or officer’s interests from those shared by our shareholders generally.

Executive Compensation Program Adjustments Effective 2022
As disclosed last year, in 2021, the Committee reviewed the structure and effectiveness of the executive compensation program, to consider whether the program required adjustments to deliver appropriate levels of compensation considering the company's performance compared with the peer group. The Committee's review included comparisons of:
•The historical performance of the Company compared to the peer group companies based on the performance objectives used in the Company's performance-based awards;
•The historical levels of Total Direct Compensation (TDC) and reported payout of salary and performance-vesting and service-vesting compensation grants;
•The market capitalization of the Company and the peer group companies;
•The types of stock-based and other performance-based compensation awards and performance objectives used by the Company and the peer group companies;
•Reported compensation of the NEOs of the Company, the peer group companies and other Cincinnati-based public companies.

As a result of this review, the Committee concluded that the Company's executive compensation program should be adjusted prospectively. In short, the Committee believes that when the company outperforms the majority of its peers, the program should deliver compensation to its executives that generally is at or above the peer average. Otherwise, executives may not be properly incentivized or rewarded for outperformance and the Company could risk losing valuable executive talent.

The Committee concluded that the current program has consistently delivered compensation significantly below the average of the compensation paid to peer group executives - even when the Company outperformed the peer group and Company's executives earned maximum award payouts of performance-based compensation. As a result, the Committee determined that upward adjustments to targets for the program's performance-based compensation elements beginning with awards granted in 2022 are necessary and appropriate steps to take to meet its expectations and thereby serve the shareholder's long-term interests.

As described in more detail in the following sections that discuss the performance-based components of compensation, in 2022, the Committee increased target levels of annual incentive compensation and long-term performance-based stock awards for the CEO and the other NEOs. The Committee believes that increasing target levels of performance-based compensation will more appropriately reward executives based on company performance and at a level that better incentivizes the executives to produce the operating and financial results necessary to achieve the desired short-term and long-term performance objectives.

Components of Compensation
TDC is the compensation annually determined or awarded each year by the Committee. TDC generally is the sum of three components: base annual salary, target levels of annual incentive cash compensation and long-term equity compensation comprised of target levels of performance-based and service-based equity compensation. As illustrated in the following charts, in 2022, approximately 80% of TDC awarded to the CEO and 71% of the TDC awarded to the other NEOs was considered performance-based and at risk.
Base Annual Salary
We use base annual salary to attract executive talent and to provide adequate and stable compensation. The Committee reviews and sets base annual salaries for the NEOs each year. In determining base annual salary, the Committee considers:
•The officer’s role and responsibilities,
•Fairness, as compared with officers with similar responsibilities, experience and performance,
•Current compensation level, and
•Individual performance.
Base annual salaries may be adjusted to reflect annual merit increases, if any; promotions or changes in role or responsibilities; and market adjustments.

The base annual salaries for the NEOs were adjusted in February 2022 to recognize the strong individual contribution of each officer to the company’s performance in the prior year, and additionally for Mr. Spray, for increased job responsibilities associated with his promotion to president. On average, base annual salary for the group increased approximately 3.8%. On an individual basis, each NEO’s salary was adjusted as follows:
•For Mr. Johnston, an increase of 3.0% to $1,137,880;
•For Mr. Sewell, an increase of 3.0% to $947,401;
•For Mr. Spray, an increase of 8.0% to $793,121; and
•For Mr. Hollenbeck, an increase of 3.0% to $790,836;
•For Mr. Kellington, an increase of 3.0% to $660,622;
•For Ms. Cracas, an increase of 3.0% to $601,520.

Annual Incentive Compensation
We use annual incentive compensation to encourage achievement of key short-term performance objectives believed to be important for achievement of longer-term strategic goals. Under the shareholder-approved Annual Incentive Compensation Plan of 2009, as amended in 2022 (2009 Annual Incentive Plan), each executive officer is eligible to annually receive a cash award of up to 10 times their base annual salary based on achievement of specific performance-based criteria.

The 2009 Annual Incentive Plan offers a wide range of performance objectives from which the Committee may choose. The specific performance objectives, hurdles and targets for each year are contained in the award agreements delivered to the individual officer. The 2009 Annual Incentive Plan also features a forfeiture and recoupment provision to enable the company to recover payments under this plan when circumstances warrant. Awards of incentive compensation tie vesting of a portion of annual cash compensation to performance goals.

Performance Objectives
The Committee uses a multi-metric formula that incorporates three performance objectives. The primary performance objective is our one-year VCR relative to our peer group. We believe this measure captures the contribution of our insurance operations, the success of our investment strategy and the importance we place on paying cash dividends to shareholders. The value creation ratio is a two-part metric: 1) our rate of growth in book value per share, plus 2) the ratio of dividends declared per share to beginning book value per share. We are targeting an annual VCR averaging 10% to 13% over any five-year period. Two company-specific performance objectives also are used by the Committee to emphasize the importance of consistent profitable growth. These company-specific performance objectives are: 1) revenue as measured by property casualty net written premium growth (premium growth goal), and 2) underwriting profitability as measured by the combined ratio (combined ratio goal). When both operating goals of premium growth and combined ratio are achieved, the company's relative placement among the peer group companies may be improved by up to four placements to determine the final award placement.

Setting Target Amounts
Target amounts for annual incentive compensation are set by the Committee each year as a percentage of the named executive officer’s salary. In 2022, under the restructured executive compensation program, the percentage of salary ranged from 125% to 200% based on the NEO’s tier. Assignment to a particular tier was based on level of responsibility. In 2022, Mr. Johnston was assigned to the CEO’s tier for which the target-level award was 200% of base annual salary. The remaining NEOs were assigned to Tier I for which target-level awards were 125% of base annual salary.

Determining Final Award Placement
Determination of the final award placement is a three-step process:
•Step 1 - The Committee determines the company's baseline award placement among the peer group companies based on relative VCR. As in prior years, when the company's VCR exceeds the VCR of one or more of the companies in the peer group, the company's baseline award placement increases by one for each peer group company exceeded.
•Step 2 - The Committee determines whether the company achieved the preestablished premium growth goal. For 2022, the growth goal was 3.0% or more. If the company does not achieve the growth goal, then the final award placement is the baseline award placement determined in Step 1. If the growth goal is achieved, then the final award placement is determined by Step 3.

•Step 3 - The Committee determines the achievement of the final award placement based on achievement of the combined ratio goal. The combined ratio goal for 2022 awards is as follows:
◦When the combined ratio is 97.0% or better, the company's baseline award placement improves by one placement.
◦When the combined ratio is 95.0% or better, the company's baseline award placement improves by two placements.
◦When the combined ratio is 93.0% or better, the company's baseline award placement improves by three placements.
◦When the combined ratio is 91.0% or better, the company's baseline award placement improves by four placements.

If the company does not achieve the combined ratio goal, then the final award placement is the baseline award placement determined in Step 1.

Setting Performance Hurdles
For 2022, performance hurdles for threshold, target and maximum awards were set at the 30th, 50th and 75th percentiles, respectively, of the peer group. Stated another way, the final award placement must exceed three of the nine peer companies to achieve the threshold hurdle, must equal or exceed five peer companies to achieve the target hurdle and must equal or exceed seven peer companies to achieve the maximum hurdle. Achievement of threshold, target and maximum performance hurdles earns award payouts of 30%, 100% and 200%, respectively, of target. If the final award placement does not exceed at least three of the peer companies, no annual incentive compensation is earned or paid.

Calculating the Annual Incentive Award Earned

Step 1: Determining the Baseline Award Placement Using Relative VCR
As shown in the following chart, for 2022, the company achieved a VCR of -14.6%, which exceeded the VCR achieved by five of the nine peer group companies. This established the baseline award placement of exceeding five peer companies.

One-Year Value Creation Ratio
5.2%
(10.3%)
(14.1%)
(14.4%)
(14.6%)
(16.3%)
(19.4%)
(22.7%)
(23.3%)
(24.8%)
(15.6%)
W.R. Berkley
Markel
Selective
United Fire
Cincinnati
Hartford
Travelers
Hanover
CNA
Allstate
Peer Avg.

Step 2: Determining Achievement of Premium Growth Goal
The premium growth goal for awards granted in 2022 was 3% or more. The company reported property casualty net written premium growth of 13%, exceeding the 2022 premium growth goal.

Step 3: Determining Achievement of Combined Ratio Goal
The company reported a property casualty combined ratio of 98.1%, which did not satisfy the combined ratio goal of 97.0% or better.

Step 4: Determining the Final Award Placement
For 2022, while the company achieved the net written premium growth, it failed to achieve the combined ratio goal, and therefore did not earn any enhanced placements to improve the baseline award placement. The baseline award placement for exceeding the VCR for five of nine peer group companies satisfies the performance hurdle for a target-level award payout of 100% of target.

The following formula is used to calculate the annual incentive award earned:

Base Annual Salary X Tier Target % X Performance Factor (0 - 200%)

The following table shows how the formula was applied and the actual amounts earned for 2022.

Name	Base Annual Salary ($)	Tier Target % of Base Annual Salary	2022 Performance Factor (Target) (%)	2022 Annual Incentive Cash Compensation ($)
Steven J. Johnston	1,137,880	200	100	2,275,759
Michael J. Sewell	947,401	125	100	1,184,251
Stephen M. Spray	793,121	125	100	991,401
Martin F. Hollenbeck (retired)	790,836	125	100	988,545
John S. Kellington	660,622	125	100	825,777
Teresa C. Cracas	601,520	125	100	751,900

Long-Term Stock-Based Compensation

General
We award stock-based compensation not only to reward service to the company, but also to provide incentive for individuals to remain in the employ of the company and help it prosper. We believe people tend to value and protect most that which they have paid for, generally by investing their time, effort or personal funds. Over the long run, we believe shareholders are better served when associates at all levels have a significant component of their financial net worth invested in the company. For that reason, we grant awards of stock-based compensation not only to our directors and to named executive officers, but also generally to all full-time salaried associates of the company who are in good standing. We believe this approach encourages associates at all levels to make decisions in the best interest of the company as a whole, linking their personal financial success with the company’s success. Although we do not have access to information about broker accounts, we estimate that approximately 80% of our current associates hold shares of Cincinnati Financial Corporation. Stock ownership guidelines applicable to all directors and officers help the Committee monitor ownership for all directors and officers. Our Director and Officer Stock Ownership Guidelines can be found at cinfin.com/investors.

Stock-based awards granted to all associates in February 2022 totaled less than 1% of total shares outstanding. In 2022, on an after-tax cost basis approximately 43% of all stock-based awards were granted to the company’s executive officers, including the NEOs, and approximately 57% were granted to nearly 4,000 other company associates. All stock-based awards are granted at 100% of fair value on the date of grant.

Types of Stock-Based Awards
The Committee grants three types of stock-based awards to the NEOs: nonqualified stock options, performance-based restricted stock units (PSUs) and service-vesting restricted stock units (RSUs). The Committee finds these awards effective because stock options have value only if there is a corresponding increase in value recognized by shareholders, while PSUs focus executives on the sustained long-term performance of the company regardless of short-term stock price fluctuations. RSUs further emphasize the long-term focus and strengthen the alignment of financial interests shared by executives and shareholders, and supports retention of executive talent. Stock options granted prior to November 2, 2017, were intended to qualify as performance-based, tax-deductible executive compensation. The NEOs also are eligible to receive shares under the Holiday Stock Plan. We do not pay dividends or dividend equivalents on unvested stock-based awards.

Stock Options - For the NEOs, the Committee uses nonqualified stock options that vest and become exercisable in equal amounts over the three years following the grant date. We consider stock options to be performance-based compensation, because the associate recognizes value only if the market value of our stock appreciates over time. Stock options tie the compensation realized from such awards, if any, to changes in the stock price experienced by shareholders. When the stock price does not increase, the stock options do not have value. We do not, and have not, backdated, repriced or exchanged stock options.

PSUs - For the NEOs, the Committee uses PSUs that cliff vest after three years if performance targets are achieved. PSUs tie vesting of a portion of stock-based compensation to performance goals, and the three-year performance period for awards of PSUs reinforces the company’s long-term focus and matches the period after which stock option awards are fully vested and exercisable. If performance hurdles are achieved and an award of PSUs vests, the award is paid in shares of common stock, one share for each restricted stock unit. For PSUs, the Committee expects to set targets that it considers achievable, but that require some stretch, based on market conditions and the current insurance industry environment at the time of grant.

Since November 2008, the performance objective for PSUs has been three-year total shareholder return relative to the companies in the peer group. The Committee selected this measure because total shareholder return combines share price appreciation and dividends paid. It measures the total return achieved for the shareholder and the relative position reflects the market perception of overall performance relative to the peer group.

RSUs - For the NEOs, the Committee uses RSUs that ratably vest in thirds over three years. The Committee uses RSUs as a regular component of compensation for the NEOs to place additional emphasis on long-term compensation, aid retention and strengthen the alignment of executive officer and shareholder financial interests.

Setting Target Amounts for Stock-Based Awards
Target amounts for performance-based stock compensation (nonqualified stock options and PSUs) are set by the Committee as a percentage of the named executive officer’s salary. For 2022, the percentage of salary ranged from 187.5% to 300% based on the NEO’s tier. Assignment to a particular tier was based on level of responsibility. In 2022, Mr. Johnston was assigned to the CEO’s tier for which the target level award was 300% of base annual salary. The remaining NEOs were assigned to Tier I for which target level awards were 187.5% of base annual salary. The target dollar amount is then allocated between stock options and PSUs. The number of stock options granted is determined by dividing the target dollar amount by the intrinsic value of the stock option on the date of grant. That intrinsic value represents an estimate of fair value of each stock option granted, based on a modeled future market price of our stock less the exercise price applicable to that stock option. For option grants issued in February 2022, that intrinsic value was $30.21 per share. Assumptions related to that value are disclosed in the footnote that describes share-based associate compensation plans to our financial statements contained in our 2022 Annual Report on Form 10-K. The number of PSUs granted is determined by dividing the target dollar amount by the grant date fair value of the company’s stock, which is determined by the average of the high and low sales price on Nasdaq on the date of grant. For performance-based stock awards granted in February 2022, the target value was allocated 50% to PSUs and 50% to stock options. The following formulas were used to calculate the number of shares underlying the grants of performance-based stock compensation:

For nonqualified stock options:

Base Annual Salary X Tier Target % X Award Allocation %	=	Target # of Shares Underlying Award
Intrinsic Value of Stock Option on Date of Grant

For PSUs:

Base Annual Salary X Tier Target % X Award Allocation %	=	Target # of Shares Underlying Award
Grant Date Fair Value

Similarly, the Committee sets amounts for RSUs as a percentage of the NEO’s salary. In 2022, the Committee used 25% of base annual salary in its calculation of the number of shares underlying grants of RSU awards.

The following formula is used to calculate the number of shares underlying each grant of RSUs:

Base Annual Salary X 25%	=	# of Shares Underlying Award
Grant Date Fair Value

2022 Stock-Based Grants
At its meeting on February 21, 2022, the Committee granted the following stock-based awards to the NEOs:

Name	# Nonqualified Stock Options	# PSUs	# RSUs
Steven J. Johnston	56,495	13,772	2,296
Michael J. Sewell	29,399	7,167	1,912
Stephen M. Spray	24,611	6,000	1,600
Martin F. Hollenbeck (retired)	24,541	5,982	1,596
John S. Kellington	20,500	4,998	1,333
Teresa C. Cracas	18,666	4,550	1,214

For the PSUs granted in 2022, performance hurdles for threshold, target and maximum awards were set at the 30th, 50th and 75th percentiles, respectively, of the peer group. Stated another way, the company’s three-year total shareholder return must exceed that of three of the nine peer companies to achieve the threshold hurdle, must equal or exceed that of five peer companies to achieve the target hurdle and must equal or exceed that of seven peer companies to achieve the maximum hurdle. For PSUs granted in 2022, achievement of threshold, target and maximum performance hurdles earns award payouts of 30%, 100% and 200%, respectively, of target. If the company's three-year total shareholder return does not exceed that of at least three of the peer companies, no shares from the award are earned or paid.

The following formula describes how the Committee calculates the number of shares earned:

Target # of Shares Underlying Award X Performance Factor (0 - 200%)

The performance period for the PSUs awarded in 2022 is the three calendar years ending December 31, 2024. The PSUs will vest and become payable on March 1, 2025, if the company achieves one of the performance hurdles described in the preceding paragraph.

Compensation Realized From PSUs Granted in Prior Years
The company’s three-year TSR for the three-year performance period ended December 31, 2022, was 5.3%, exceeding that metric for one of the nine companies in the peer group, which was below the threshold performance hurdle, and therefore no award payout was earned or paid.

Name	Performance Period	Target PSUs (#)	Achievement Level	PSUs Vested (#)	Value of PSUs Vested ($) (1)
Steven J. Johnston	2020-2022	8,091	Below Threshold	—	—
	2019-2021	10,227	Target	10,227	1,165,162
	2018-2020	11,937	Maximum	23,874	2,085,871
Michael J. Sewell	2020-2022	3,981	Below Threshold	—	—
	2019-2021	5,031	Target	5,031	573,182
	2018-2020	5,873	Maximum	11,746	1,026,248
Stephen M. Spray	2020-2022	3,179	Below Threshold	—	—
	2019-2021	3,567	Target	3,567	406,388
	2018-2020	2,752	Maximum	5,504	480,885
Martin F. Hollenbeck (retired)	2020-2022	3,323	Below Threshold	—	—
	2019-2021	4,200	Target	4,200	478,506
	2018-2020	4,902	Maximum	9,804	856,576
John S. Kellington	2020-2022	2,722	Below Threshold	—	—
	2019-2021	3,407	Target	3,407	388,160
	2018-2020	3,965	Maximum	7,930	692,844
Teresa C. Cracas	2020-2022	2,503	Below Threshold	—	—

(1)    Based on the closing price on Nasdaq as of the last trading day of the performance period as follows:
$102.39 for the performance period ending December 31, 2022
$113.93 for the performance period ending December 31, 2021
$87.37 for the performance period ending December 31, 2020

Other Stock-Based Compensation
The NEOs are eligible to receive stock bonuses under the company’s broad-based Holiday Stock Plan, which annually awards one share of common stock to each full‑time associate in good standing for each year of service, up to a maximum of 10 shares. This plan, in effect since 1976, encourages stock ownership at all levels of the company.

Policy on Hedging and Pledging of Company Stock
Hedging - All of our officers and directors and certain associates identified by management as having regular access to potentially material, nonpublic information are prohibited from engaging in any form of hedging or monetization transactions involving the company’s stock. Such transactions can decouple the officer’s or director’s interest from the interests of shareholders generally and can limit the officer’s or director’s ability to control the timing of stock transactions to avoid times when in possession of material nonpublic information.

Pledging - We enjoy a strong culture of ownership, linking the long-term financial prospects for our associates to the long-term financial prospects for our shareholders generally through broad-based grants of equity compensation awards. Some of our associates, including some executive officers, choose to build their ownership in the company by pledging shares they own to collateralize loans from banks or brokers to exercise employee stock options. Some directors, officers and associates choose to hold their shares of stock in street name in accounts with banks or brokers as a matter of convenience. Depending on individual circumstances and decisions, these accounts can be subject to margin or collateral requirements.

Accordingly, we permit our directors, officers and associates to pledge shares of company stock that they own. The board expects directors and executive officers to exercise good judgment when making decisions about their holdings and transactions involving company stock, including pledging. The board anticipates that the level of share pledging by directors and executive officers will generally decrease over time. At year-end 2022, the percentage of shares pledged by our directors and executive officers remained relatively flat at 0.1%, compared with the prior year. Of our current 24 directors and executive officers, 17 do not pledge any shares.

Stock-Based Award Grant Practices
In awarding stock options and other forms of stock-based compensation, the Committee follows certain general practices:

Timing - Since 2010, the Committee established its February meeting as the date for granting stock-based compensation to company associates each year. This meeting is purposely scheduled to occur shortly after the company announces its financial results for the preceding quarter and year, and therefore occurs when it does not expect to be in possession of material nonpublic information. The Committee makes its grants of restricted stock to directors under the Directors’ Stock Plan of 2018 at its first regularly scheduled meeting of the year which has historically occurred in the last week or January or the first week of February. The Committee believes the consistency of these practices eliminates concerns over timing. When grants are made at any other time of the year, the Committee ensures that such grants are made outside of any regular trading blackout associated with the company’s disclosure of financial results and when the company is not otherwise in possession of material nonpublic information.

Option Exercise Price - All stock-based compensation is granted at fair market value on the date of grant. Under all stock-based compensation plans, fair market value is defined as the average of the high and low sale price on Nasdaq on the grant date. Unless a future date is specified, the grant date is the date of the Committee meeting at which the grant is made. The Committee does not delegate timing or pricing of these stock-based awards to management.

Retirement Benefits

Defined Benefit Plans
In 2022, Mr. Spray was a participant in the Cincinnati Financial Corporation Retirement Plan (Retirement Plan), our tax-qualified defined benefit pension plan. There are no special or enhanced pension formulas for the named executive officers, compared with other plan participants. The Retirement Plan was frozen and closed to new participants in mid-2008. Participants remaining in the Retirement Plan continue to accrue a benefit as prescribed by the plan's terms.

Mr. Spray also participates in the Cincinnati Financial Corporation Supplemental Retirement Plan (SERP). The SERP is unfunded and subject to forfeiture in the event of bankruptcy.

The SERP is a nonqualified defined benefit plan maintained by the company to pay eligible associates the difference between the amount payable under the tax-qualified plan and the amount they would have received without the tax-qualified plan’s limit due to Section 401(a)(17) and Section 415 of the Internal Revenue Code. Accordingly, the SERP definitions for service, normal retirement and annual earnings are the same as those for the Retirement Plan except the SERP’s definition of annual earnings is not limited.

For information about accumulated benefits under these plans and detailed information about the plans, see the 2022 Pension Benefits table and the discussion following, beginning on Page 63.

Defined Contribution Plans
The named executive officers can participate in a tax-qualified 401(k) savings plan as well as the Cincinnati Financial Corporation Top Hat Savings Plan, a nonqualified deferred compensation plan for a select group of management or certain highly compensated associates. The company matches contributions to the 401(k) plan made by associates who are not members of the Retirement Plan, including Messrs. Johnston, Sewell, Hollenbeck, Kellington, and Ms. Cracas up to a maximum of 6% of the associate’s annual cash compensation (salary and annual incentive compensation). The company also matches contributions by Messrs. Johnston, Sewell, Hollenbeck, Kellington, and Ms. Cracas to the Top Hat Savings Plan of up to 6% of their annual cash compensation that exceeds the maximum recognizable compensation under Section 401(a)(17) of the Internal Revenue Code, which for 2022 was $305,000.

For information about the amount of company matching contributions and specific information about the defined contribution plans, see the 2022 Nonqualified Deferred Compensation Plan table and the discussion following, beginning on Page 65.

In 2008, the company transitioned away from providing associates with a defined benefit pension plan, instead choosing to assist associates with building savings for retirement by providing a company match of associate contributions to a tax-qualified 401(k) plan. This change was primarily in response to requests from associates who wanted control over their retirement benefit accounts. Participation in the defined benefit pension plan terminated for associates under the age of 40, and they transitioned to the new tax-qualified 401(k) plan with a company matching contribution. None of the named executive officers were under age 40 at the time of the transition. Associates age 40 and over as of August 31, 2008, were given a one-time election to remain in the defined benefit pension plan or to leave the plan and participate in the 401(k) plan with a company match. Those associates leaving the pension plan received distributions of their accumulated pension benefit from the defined benefit plan that they could choose to receive in cash, roll over to the company’s 401(k) plan or roll over to an Individual Retirement Account. Mr. Hollenbeck and Ms. Cracas elected to leave the defined benefit plan in connection with the 2008 transition. Messrs. Johnston, Kellington and Sewell, hired after entry to the pension plan was closed, also participate in the 401(k) plan with the company match. Mr. Spray elected to remain in the pension plan.

Perquisites and Other Personal Benefits
Perquisites and other personal benefits are intended to support our corporate objectives or the performance of an individual’s responsibilities. Perquisites and personal benefits are offered to the named executive officers on the same basis as other company officers and may include, for example, employer-paid health insurance premiums, personal umbrella liability insurance coverage, life insurance, executive tax services, use of a company car, safe driver award, executive health exams, and limited spouse travel and meals associated with certain business functions. The Committee believes that the level of perquisites and personal benefits we offer our officers is de minimis, totaling no more than $48,895 for any NEO in 2022.

CEO Pay Ratio
We are committed to transparency about our compensation practices. We provide detailed and comprehensive public disclosure about how the Committee structures our executive compensation program and makes individual compensation decisions for the CEO and the other named executive officers each year. Internally, we provide transparency by publishing detailed information about salary bands for all positions. For annual cash incentive bonuses, we internally publish the bonus targets expressed as percentages of base annual compensation and provide a “bonus estimator” for associates to use to model how their annual incentive bonuses are affected by the company’s performance. Transparency was further enhanced in 2012, when we aligned all associate bonuses (from entry-level positions to our senior executives) to the same performance criteria. Since 2017, we also provide every associate with a “Current Compensation” summary that provides a total annual compensation value that is the sum of that associate’s base annual pay, the amount of the last annual incentive bonus paid and the value of the last paid restricted stock unit award. We also provide a full historical summary of all stock compensation awards. We expect that the CEO Pay Ratio disclosure further enhances our transparency about compensation.

Our CEO to median employee pay ratio is calculated in accordance with Item 402(u) of Regulation S-K. We employ approximately 5,100 associates in the United States (U.S.) and 72 associates in the United Kingdom (U.K.). As permitted by the de minimis exemption of the rule, all of our associates employed in the U.K. are excluded from the pay ratio calculation because they account for less than 5% of the total number of our U.S. and non-U.S. associates. There were no significant changes to our compensation programs or employee base in 2022, so we used the same median employee for the 2022 ratio as we used in 2020. In 2020, we identified the median employee by examining the annual total compensation for all of our U.S. associates, excluding our CEO, who were employed by us on December 1, 2020. We included all U.S. associates, whether employed on a full-time, part-time or seasonal basis. To determine the median employee, we calculated the total annual compensation for each of our then 5,354 associates as the sum of the following amounts:
•Annual base pay
•Increase in the value of the associate’s pension benefit
•The company’s contribution to the associate’s health insurance coverage
•The company’s matching contributions to the associate’s 401(k) account
•The company’s matching contributions to the associate's nonqualified deferred compensation (Top Hat) account
•Calendar year cash bonus
•Calendar year stock compensation grants (time- and or performance-vesting restricted stock units)
•Calendar year stock option grants (incentive or nonqualified stock options)
•Holiday stock compensation

We believe the use of these components for all associates is a consistently applied compensation measure that includes all of the compensation elements that are widely distributed throughout our organization, including retirement benefits.

After identifying the median employee based on the process described above, we calculated annual total compensation for the median employee using the same methodology we use for our named executive officers as set forth in the 2022 Summary Compensation Table later in this proxy statement. The total annual compensation calculated for our CEO was $7,596,511 and for our median employee was $116,239. The resulting ratio for our CEO’s pay compared with the pay of our median employee for 2022 is 65.3 to 1.

How We Make Compensation Decisions

Annual Compensation Setting Process
The Committee evaluates and sets compensation for the named executive officers annually. In doing so, it considers:
•Its judgment about the effectiveness of the executive compensation program generally;
•The effect of any changes to the program;
•The result of the most recent shareholder advisory vote to approve executive compensation and feedback about the executive compensation program received from shareholders during annual outreach calls;
•The compensation risk assessment conducted by the company’s chief risk officer;
•Current and historical compensation and performance data supplied by the CEO for each NEO, excluding himself;
•Reports generated through Equilar on the amounts and components of compensation paid to the named executive officers of the companies in the peer group;
•Reports generated through Equilar on the financial performance of the companies in the peer group;
•Each officer’s individual performance, experience, expertise and functional responsibilities; and
•Company performance, both financial and nonfinancial.

The Committee meets in February each year to set base annual salaries, grant stock-based and incentive cash compensation awards and consider the payment of any performance-based compensation earned upon satisfaction of performance goals established in prior years’ award grants. The Committee also may meet during the year to set or adjust compensation appropriately if management changes or new executive officers join the company or to consider potential prospective changes to the structure of the executive compensation program.

Compensation Risk Considerations
The Committee is responsible for overseeing the risk associated with the company’s compensation program. The company’s compensation plans and executive compensation program are designed with features intended to mitigate risk without diminishing the incentive nature of the compensation. We believe our compensation plans and programs encourage and reward prudent business judgment and appropriate risk taking, and do not create risks that are reasonably likely to have a material adverse impact on the company.

In 2022, the Committee considered the annual compensation risk assessment conducted by the chief risk officer. For the executive compensation program, the risk assessment identified the component parts of the program and the information and process used by the Committee to set the level of compensation for each. Independence and qualifications of committee members and rigor of the committee’s oversight and administration of the executive compensation program also were examined.

The table below summarizes the risk mitigation factors identified in the annual compensation risk assessment.

Base Annual Salary Risk Mitigation Factors Base annual salary is set each year. Base annual salary adjustments require approval of the Committee.
Annual Incentive Risk Mitigation Factors
Awards are based upon multi-metric performance objectives. The primary performance objective is relative to peer companies. The two other performance objectives are publicly reported in the company's periodic reports. Achievement is determined by company performance, not individual performance.
Robust processes require the Committee to certify performance achievement and authorize payment.
Maximum payout of annual incentive compensation is capped.
The Committee may exercise negative discretion to reduce or eliminate awards when appropriate.
Annual incentive compensation is subject to clawback provisions.
Performance objectives and targets are easily calculable and clearly disclosed to investors.

Long-Term Stock-Based Compensation Risk Mitigation Factors
The company has stock ownership guidelines applicable to the named executive officers.
Exercising stock options requires investment of the associate’s personal assets.
Performance objectives are relative to peer companies.
Achievement of performance for PSUs is determined by company performance, not individual performance.
Robust processes require the Committee to certify performance achievement and authorize payment.
Maximum payout of performance-based restricted stock units is capped.
Stock-based compensation is subject to clawback provisions.
Performance objectives and targets are easily calculable and clearly disclosed to investors.

Benchmarking and Peer Group
We do not benchmark compensation to ensure compensation for our named executive officers achieves a benchmark at or above the median of our peers. We believe that our NEOs should have the opportunity to earn compensation above the median of our peers when they deliver superior performance. Our approach is to consider competitive compensation practices and relevant factors about executive compensation program structures and award types used by the companies in our peer group to maintain an awareness of pay levels and practices, which as one of many factors considered each year by the Committee may influence appropriate changes to our executive compensation structure and levels over time. This approach provides us with flexibility in maintaining and enhancing our executive officers’ focus, motivation and enthusiasm for our future while controlling overall compensation expense. Following increases to target levels of performance-based compensation implemented beginning in 2022, we believe our levels of compensation are competitively reasonable and appropriate for our business needs and circumstances.

We do use the peer group to compare our performance to those companies against whom we compete each day, irrespective of the size of any peer company. We believe that it is important to link performance-based compensation to company performance compared with peers. Accordingly, the primary performance targets for our annual incentive compensation and PSUs are relative targets compared with our peer group. We also believe that linking the level of performance-based awards to a percentage of base annual salary that is paid out according to a predetermined formula based upon achievement of performance goals for all of our executive officers unites the personal financial interests of the executive team, focusing its attention on achievement of performance goals designed to increase shareholder value over the long term.

The Committee reviews performance and compensation data of the peer group to gain a sense of whether we are providing generally competitive compensation for our NEOs individually and as a group. For 2022, the nine peer companies were:

The Allstate Corporation CNA Financial Corporation Hanover Insurance Group Inc. Hartford Financial Services Group Inc. Markel Corporation	Selective Insurance Group Inc. The Travelers Companies Inc. United Fire Group Inc. W.R. Berkley Corporation

These nine U.S.-domiciled companies were selected because they generally market their products through the same types of independent insurance agencies that represent our company, and they provide both commercial lines and personal lines of insurance, as we do. We also included companies in the peer group that historically have followed an equity investment strategy similar to ours, or that offer life insurance products or excess and surplus lines coverages. The Committee annually reviews the composition of the peer group and acts to set the peer group for short- and long-term performance-based awards for each performance period.

Comparative performance and compensation data reviewed by the Committee suggests that the company’s executive compensation is not excessive as compared with performance and compensation levels of the peer group. As reported by Equilar, Total Direct Compensation of $14,439,624 awarded to our named executive officers as a group in 2021, the last year for which peer data is available, was approximately 53% of the average Total Direct Compensation of $27,034,848 awarded by companies in the peer group to their named executive officers as a group in the same year. The following table ranks the company and the nine companies in the peer group according to market capitalization at December 31, 2022, and ranks three-year value creation ratio, three-year total shareholder returns as of December 31, 2022, as reported by Bloomberg LP, and compensation data compiled by Equilar from the 2022 proxy statements filed by the peer group, the most recent year for which such data is available.

Rank	Market Capitalization	Three-Year Value Creation Ratio	Three-Year Total Shareholder Return	Total Direct Compensation (from 2022 Proxy Statements)
1	Travelers	Cincinnati	W.R. Berkley	W.R. Berkley
2	Allstate	Markel	Travelers	Travelers
3	Hartford	Selective	Selective	Allstate
4	W.R. Berkley	Hartford	Hartford	Hartford
5	Markel	Travelers	Allstate	Markel
6	Cincinnati	Hanover	CNA	CNA
7	CNA	CNA	Markel	Hanover
8	Selective	Allstate	Hanover	Selective
9	Hanover	United Fire	Cincinnati	Cincinnati
10	United Fire	W.R. Berkley	United Fire	United Fire

Compensation Consultants
The Committee does not employ compensation consultants for recommendations concerning executive compensation. Our compensation programs are not complex and, because we do not benchmark compensation to peers, the Committee does not believe it requires the services of a compensation consultant to assist with either administration of current plans or the determination of appropriate levels of compensation. The Committee will continue to monitor our compensation structure to ensure that the compensation it wishes to deliver to the executive team is delivered as appropriate and make program adjustments as it deems appropriate, as it did in 2021 with program changes effective in 2022. The Committee does review and consider peer group performance and compensation data collected from the Equilar service and publicly available proxy statements and Form 10-K filings.

Tax Considerations
Section 162(m) limits to $1 million per year the federal income tax deduction to public corporations for compensation paid in any fiscal year to any individual who is identified as a named executive officer as of the end of the fiscal year in accordance with the Exchange Act. Until the enactment of the Jobs and Tax Reform Act of 2017 (Tax Reform) this limitation did not apply to qualifying “performance-based compensation.” The Committee intended stock options that are subject to binding agreements in effect before November 2, 2017, to qualify for the performance-based compensation exception to the $1 million limitation under prior law.

Beginning with grants of performance-based compensation made after November 2, 2017, Tax Reform removes the tax deduction for compensation of our named executive officers in excess of $1 million, even if that compensation results from what previously would have qualified as "performance-based compensation" under 162(m). We believe that performance-based compensation remains an effective incentive to drive short-term and long-term results that benefit our company and its shareholders, and we expect that we will continue to use it.

The Committee generally does not favor the payment of tax gross-ups. Except in limited circumstances, such as a retirement gift of nominal value or relocation assistance on the same basis offered to all retiring or relocating associates, the Committee has not authorized payment of tax gross-ups to executive officers.

Employment Agreements, Change in Control Provisions and
Post-Retirement Benefits
We do not have employment agreements with any of our named executive officers that specify a term of employment or guarantee minimum levels of bonuses or stock-based awards. All of our named executive officers are at-will employees. Our long-standing corporate perspective has been that employment contracts do not provide the company with any significant advantage. We believe our corporate culture, current compensation practices and levels of stock ownership have resulted in stability in our 14-member group of executive officers, who average 26 years with the company.

Change in control provisions are included in our 2016 Stock Compensation Plan and our 2009 Annual Incentive Compensation Plan, and those provisions apply to all associates receiving awards under the plans, not just to executive officers. The change in control provisions in these plans contain a “double trigger,” which requires both a change in control event, as defined in the plans, and termination of the associate’s employment due to the change in control within a specified time period. The double trigger ensures that we will become obligated to accelerate vesting of prior awards only if the associate is actually or constructively discharged because of the change in control event.

We occasionally provide post-retirement benefits to long-tenured executive-officer-level associates who provide services to the company after retirement from their executive positions. These post-retirement benefits are intended to compensate the associate for ongoing services associated with maintaining continuity of relationships and providing guidance to their successors and other associates. No post-retirement benefits were paid to former executive officers in 2022.

2022 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2) (4)	Option Awards ($) (3)	Nonequity Incentive Plan Compen- sation ($)	Change in Pension Value and Nonqualified Deferred Compen-sation Earnings ($) (5)		All Other Compen-sation ($) (7)(8)		Total Compen-sation ($)
Steven J. Johnston Chairman and Chief Executive Officer Cincinnati Financial Corporation	2022	1,132,781	—	2,208,212	1,706,714	2,275,759	—		273,045		7,596,511
	2021	1,103,055	—	1,475,180	1,035,915	2,761,844	—		114,773	—	6,490,767
	2020	1,129,740	—	1,167,096	902,382	410,175	—		230,391	—	3,839,784

Michael J. Sewell Chief Financial Officer, Executive Vice President and Treasurer Cincinnati Financial Corporation	2022	943,156	—	1,234,675	888,144	1,184,251	—		230,382	(9)	4,480,608
	2021	918,406	—	824,953	517,508	1,379,710	—		144,987	(9)	3,785,564
	2020	940,608	—	663,834	443,968	204,907	—		158,331		2,411,648

Stephen M. Spray President Cincinnati Financial Corporation	2022	784,082	—	1,033,715	743,498	991,401	—	(6)	50,343		3,603,039
	2021	733,252	—	658,933	413,189	1,101,556	261,978	(6)	36,537		3,205,446
	2020	735,773	—	530,243	354,462	163,597	530,698	(6)	31,173		2,345,946

Martin F. Hollenbeck (retired) Chief Investment Officer and Executive Vice President Cincinnati Financial Corporation	2022	650,417	—	1,029,725	741,384	988,545	—		149,746		3,559,816
	2021	766,633	—	688,771	431,996	1,151,703	—		82,828		3,121,930
	2020	785,168	—	554,352	370,603	171,045	—		129,739		2,010,907

John S. Kellington Chief Information Officer and Executive Vice President The Cincinnati Insurance Company	2022	657,662	—	861,273	619,305	825,777	—		124,229		3,088,246
	2021	638,507	—	575,617	360,854	962,071	—		74,597		2,611,646
	2020	642,029	—	454,159	303,567	140,107	—		106,865		1,646,727

Teresa C. Cracas Chief Risk Officer and Executive Vice President The Cincinnati Insurance Company	2022	598,825	—	784,218	563,900	751,900	—		135,274		2,834,117

(1)    Since 2010, the Committee has eliminated discretionary cash bonuses as a regular component of compensation for the named executive officers.
(2)    Amounts shown in the Stock Awards column reflect values for grants of PSUs, RSUs and Holiday Stock awards. Amounts for PSUs reflect the full grant date fair values in accordance with FASB ASC 718 and are computed using a Monte Carlo valuation on the date of grant. Amounts for RSUs reflect the full grant date fair value in accordance with FASB ASC 718. These amounts do not represent the actual value, if any, that may be realized in the future by the named executive officers. For assumptions used in determining the values for awards of PSUs and RSUs, see our 2022 Annual Report on Form 10-K, Part II, Item 8, Note 17, Page 170. Awards under the Holiday Stock Plan are valued at fair market value on the date of grant. The per share fair market values were $98.65; $125.38, and $74.40 for the grant dates of November 4, 2022, November 5, 2021, and November 6, 2020, respectively.
(3)    Amounts in the Option Awards column reflect the value of awards for grants of nonqualified stock options and reflect the full grant date fair values in accordance with FASB ASC 718. These amounts do not represent the actual value, if any, that may be realized in the future by the named executive officers. For assumptions used in calculation of option awards, see our 2022 Annual Report on Form 10-K, Part II, Item 8, Note 17, Page 170.
(4)    Maximum values of PSUs granted in 2022 are: $3,869,932 for Mr. Johnston; $2,013,927 for Mr. Sewell; $1,686,000 for Mr. Spray; $1,680,942 for Mr. Hollenbeck; $1,404,438 for Mr. Kellington; and $1,278,550 for Ms. Cracas.
Maximum values of PSUs granted in 2021 are $2,423,296 for Mr. Johnston; $1,210,634 for Mr. Sewell; $966,569 for Mr. Spray; $1,010,514 for Mr. Hollenbeck; and $844,199 for Mr. Kellington.
Maximum values of PSUs granted in 2020 are $1,808,662 for Mr. Johnston; $889,913 for Mr. Sewell; $710,634 for Mr. Spray; $742,823 for Mr. Hollenbeck; and $608,476 for Mr. Kellington.
(5)    No above-market or preferential earnings were paid on deferred compensation. The amounts shown in this column represent the aggregate change in actuarial present value of accumulated pension benefits for those named executive officers participating in the company’s Retirement Plan and SERP for each of the years presented, using the same pension plan measurement date and assumptions used for financial reporting purposes. In addition to one year of service credit under the Retirement Plan and the SERP for Mr. Spray, the changes in plan balance are primarily due to fluctuations in the applicable interest rate and discount rate used to actuarially calculate the accumulated benefit in each plan.
(6)    For Mr. Spray, in 2022, a decrease of $176,646 in the Retirement Plan and a decrease of $57,534 in the SERP; in 2021, an increase of $44,629 in the Retirement Plan and an increase of $217,349 in the SERP; and in 2020, an increase of $233,687 in the Retirement Plan and an increase of $297,011 in the SERP.
(7)    For Mr. Johnston, includes perquisites in the aggregate amount of $37,042, which includes $17,941 for employer paid health care premiums; $15,523 for the incremental additional cost of spouse travel and meals for business events to which spouses are invited; premiums paid for a personal umbrella liability policy; personal use of a company car; and an executive health examination.
    For Mr. Sewell, includes perquisites in the aggregate amount of $44,966, which includes $26,340 for employer paid health care premiums; $11,292 for the incremental additional cost of spouse travel and meals for business events to which spouses are invited; premiums paid for a personal umbrella liability insurance policy; executive tax services; personal use of a company car; a safe driver award; and an executive health examination.
For Mr. Spray, includes perquisites in the aggregate amount of $48,895, which includes $26,340 for employer paid health care premiums; $16,782 for the incremental additional cost of spouse travel and meals for business events to which spouses are invited; premiums paid for a personal umbrella liability insurance policy; executive tax services; personal use of a company car; and a safe driver award.
    For Mr. Hollenbeck, includes perquisites in the aggregate amount of $40,283, which includes $13,110 for employer paid health care premiums; $15,649 for the incremental additional cost of spouse travel and meals for business events to which spouses are invited; $4,491 for a retirement recognition event; personal use of a company car; premiums paid for a personal umbrella liability insurance policy; executive tax services; and a safe driver award.
    For Mr. Kellington, includes perquisites in the aggregate amount of $25,845, which includes $17,941 for employer paid health care premiums; $3,080 for the personal use of a company car; $2,928 for premiums paid for a personal umbrella liability insurance policy; executive tax services; safe driver award; and an executive health examination.
For Ms. Cracas, includes perquisites in the aggregate amount of $45,713, which includes $26,340 for employer paid health care premiums; $10,928 for the incremental additional cost of spouse travel and meals for business events to which spouses are invited, personal use of a company car; premiums paid for a personal umbrella liability policy, executive tax services; and a safe driver award.
(8)    Includes matching contributions to the company’s 401(k) and Top Hat Savings Plans in the amounts of $233,678 for Mr. Johnston; $139,372 for Mr. Sewell; $108,127 for Mr. Hollenbeck; $97,184 for Mr. Kellington; and $88,489 for Ms. Cracas.
(9)    Includes $44,081 for the annual distribution under the deferred compensation agreement between the company and Mr. Sewell in connection with his hiring in 2011 to approximate the value of retirement benefits forfeited at his former employer.

Total compensation for 2022 shown in the Summary Compensation Table, excluding attributions of compensation related to retirement plans, generally increased from 2021 levels because of higher targets for long-term performance based stock awards related to changes made by the Committee to the executive compensation program beginning in 2022.

Total compensation for 2021 shown in the Summary Compensation Table, excluding attributions of compensation related to retirement plans, generally increased from 2020 levels because of higher payouts of annual incentive compensation; at the maximum level of 200% of target for 2021 compared with the threshold level of 30% of target for 2020.

Amounts shown in the Salary column do not exactly match the base annual salaries set by the Committee for the year because of the timing of adjustments to base annual salary made in the respective years. Amounts shown in the Salary column for 2021 reflect one less pay period compared with 2020. The history of changes to base annual salaries for the NEOs for the reported years is set forth below:

In February 2022, the Committee adjusted base annual salaries to $1,137,800 for Mr. Johnston; to $947,401 for Mr. Sewell; to $793,121 for Mr. Spray; to $790,836 for Mr. Hollenbeck; to $660,622 for Mr. Kellington; and to $601,520 for Ms. Cracas.

In February 2021, the Committee adjusted base annual salaries to $1,104,738 for Mr. Johnston; to $919,807 for Mr. Sewell; to $787,802 for Mr. Hollenbeck; to $641,381 for Mr. Kellington; and to $734,371 for Mr. Spray.

In February 2020, the Committee adjusted base annual salaries to $1,093,800 for Mr. Johnston; to $910,700 for Mr. Sewell; to $727,100 for Mr. Spray; to $760,200 for Mr. Hollenbeck; and to $622,700 for Mr. Kellington.

Amounts shown in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table represent the annual incremental changes in the present values of benefits under the company’s defined benefit and SERP plans. Changes in the balances of the Top Hat accounts of named executive officers due to their contributions, company matching contributions, if any, and investment performance during the year are included in the All Other Compensation column of the Summary Compensation Table. For information about these plans, see Retirement Benefits, Page 48.

2022 Grant of Plan-Based Awards (1)

Name	Grant Date		Estimated Possible Payouts Under Nonequity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (2)	All Other Option Awards: Number of Securities Under-lying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	(#)	($/Sh)	($)
Mr. Johnston	2/21/2022	**								56,495	123.94	1,706,714
	2/21/2022	*	682,728	2,275,759	4,551,519
	2/21/2022	**				4,132	13,772	27,544				1,934,966
	2/21/2022	**							2,296			272,260
	11/4/2022	***							10			987
Mr. Sewell	2/21/2022	**								29,399	123.94	888,144
	2/21/2022	*	355,275	1,184,251	2,368,503
	2/21/2022	**				2,151	7,167	14,334				1,006,964
	2/21/2022	**							1,912			226,725
	11/4/2022	***							10			987
Mr. Spray	2/21/2022	**								24,611	123.94	743,498
	2/21/2022	*	297,420	991,401	1,982,801
	2/21/2022	**				1,800	6,000	12,000				843,000
	2/21/2022	**							1,600			189,728
	11/4/2022	***							10			987
Mr. Hollenbeck (retired)	2/21/2022	**								24,541	123.94	741,384
	2/21/2022	*	296,564	988,545	1,977,090
	2/21/2022	**				1,795	5,982	11,964				840,471
	2/21/2022	**							1,596			189,254
	11/4/2022	***							—			—
Mr. Kellington	2/21/2022	**								20,500	123.94	619,305
	2/21/2022	*	247,733	825,777	1,651,555
	2/21/2022	**				1,500	4,998	9,996				702,219
	2/21/2022	**							1,333			158,067
	11/4/2022	***							10			987
Ms. Cracas	2/21/2022	**								18,666	123.94	563,900
	2/21/2022	*	225,570	751,900	1,503,800
	2/21/2022	**				1,365	4,550	9,100				639,275
	2/21/2022	**							1,214			143,956
	11/4/2022	***							10			987
*    Cincinnati Financial Corporation 2009 Incentive Compensation Plan
**    Cincinnati Financial Corporation 2016 Stock Compensation Plan
***    Holiday Stock Plan. See Long-Term Stock-Based Compensation, Page 44, for information about awards of shares under the Holiday Stock Plan.
(1)    No material modifications or repricing occurred with respect to any outstanding option or other stock-based award in 2022.
(2)    The grant date fair value of shares awarded under the Holiday Stock Plan is 100% of the average of the high and low sales price on Nasdaq on the date of grant, which was $98.65 on November 4, 2022.

Outstanding Equity Awards at 2022 Year End

	Option Awards (1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (2)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mr. Johnston	12,873	—		46.81	2/14/2024
	13,573	—		52.25	2/13/2025
	11,768	—		61.47	2/12/2026
	76,484	—		70.70	2/10/2027
	84,765	—		71.19	2/9/2028
	72,706	—		85.67	2/21/2029

	38,687	19,344		111.53	2/21/2030
								8,091	828,437
						817	83,653
	17,663	35,325		96.32	2/22/2031
								10,753	1,101,000
						1,912	195,770
	—	56,495		123.94	2/21/2032
								13,772	1,410,115
						2,296	235,087

Mr. Sewell	7,885	—		46.81	2/14/2024
	7,205	—		52.25	2/13/2025
	6,247	—		61.47	2/12/2026
	36,909	—		70.70	2/10/2027
	41,700	—		71.19	2/9/2028
	35,768	—		85.67	2/21/2029

	19,034	9,517		111.53	2/21/2030
								3,981	407,615
						681	69,728
	8,824	17,647		96.32	2/22/2031
								5,372	550,039
						1,592	163,005
	—	29,399		123.94	2/21/2032
								7,167	733,829
						1,912	195,770

	Option Awards (1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (2)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mr. Spray	3,205	—		46.81	2/14/2024
	2,986	—		52.25	2/13/2025
	2,614	—		61.47	2/12/2026
	17,131	—		70.70	2/10/2027
	19,539	—		71.19	2/9/2028
	25,358	—		85.67	2/21/2029

	15,197	7,598		111.53	2/21/2030
								3,179	325,498
						543	55,598
	7,045	14,090		96.32	2/22/2031
								4,289	439,151
						1,271	130,138
	—	24,611		123.94	2/21/2032
								6,000	614,340
						1,600	163,824

Mr. Hollenbeck (retired)	5,939	—		52.25	2/13/2025
	5,150			61.47	2/12/2026
	30,810			70.70	2/10/2027
	34,810	—		71.19	2/9/2028
	29,857	—		85.67	10/3/2027

	23,833	—		111.53	10/3/2027
								3,323	340,242

	22,097	—		96.32	10/3/2027
								4,484	459,117

	24,541	—		123.94	10/3/2027
								5,982	612,497

	Option Awards (1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (2)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mr. Kellington	4,947	—		46.81	2/14/2024
	4,543	—		52.25	2/13/2025
	4,205	—		61.47	2/12/2026
	24,921	—		70.70	2/10/2027
	28,156	—		71.19	2/9/2028
	24,221	—		85.67	2/21/2029

	13,015	6,507		111.53	2/21/2030
								2,722	278,706
						465	47,611
	6,153	12,305		96.32	2/22/2031
								3,746	383,553
						1,110	113,653
	—	20,500		123.94	2/21/2032
								4,998	511,745
						1,333	136,486

Ms. Cracas	15,386	—		70.70	2/10/2027
	18,542	—		71.19	2/9/2028
	22,059	—		85.67	2/21/2029

	11,965	5,983		111.53	2/21/2030
								2,503	256,282
						428	43,823
	5,602	11,205		96.32	2/22/2031
								3,411	349,252
						1,011	103,516
	—	18,666		123.94	2/21/2032
								4,550	465,875
						1,214	124,301

(1)One-third of each option award vests and becomes exercisable on the first, second and third anniversaries of the grant, provided the associate remains continuously employed with the company or its subsidiaries. The vesting date of each option is listed in the table below:

Grant Date	Vesting Dates			Expiration Date
2/15/2013	2/15/2014	2/15/2015	2/15/2016	2/15/2023
2/14/2014	2/14/2015	2/14/2016	2/14/2017	2/14/2024
2/13/2015	2/13/2016	2/13/2017	2/13/2018	2/13/2025
2/12/2016	2/12/2017	2/12/2018	2/12/2019	2/12/2026
2/10/2017	2/10/2018	2/10/2019	2/10/2020	2/10/2027
2/9/2018	2/9/2019	2/9/2020	2/9/2021	2/9/2028
2/21/2019	2/21/2020	2/21/2021	2/21/2022	2/21/2029
2/21/2020	2/21/2021	2/21/2022	2/21/2023	2/21/2030
2/22/2021	2/22/2022	2/22/2023	2/22/2024	2/22/2031
2/21/2022	2/21/2023	2/21/2024	2/21/2025	2/21/2032

(2)    One-third of the RSUs granted on February 21, 2020, vested on March 1, 2021, another third vested on March 1, 2022, and the final third vested on March 1, 2023. PSUs granted on February 21, 2020, did not vest as scheduled on March 1, 2023 because company level performance targets were not achieved.
(3)    One-third of the RSUs granted on February 22, 2021, vested on March 1, 2022, another third is scheduled to vest on March 1, 2023, and the final third is scheduled to vest on March 1, 2024. PSUs granted on February 22, 2021, are scheduled to vest on March 1, 2024, if company-level performance targets are achieved.
(4)    One-third of the RSUs granted on February 21, 2022, vested on March 1, 2023, another third is scheduled to vest on March 1, 2024, and the final third is scheduled to vest on March 1, 2025. PSUs granted on February 21, 2022, are scheduled to vest on March 1, 2025, if company-level performance targets are achieved.

2022 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Mr. Johnston	13,088	693,271	13,034	1,571,770
Mr. Sewell	8,016	589,497	7,464	900,084
Mr. Spray	3,021	190,806	5,357	646,001
Mr. Hollenbeck (retired)	—	—	7,916	915,866
Mr. Kellington	—	—	5,011	604,276
Ms. Cracas	—	—	4,605	555,317

2022 Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal year
Mr. Johnston (2)	Qualified Pension Plan	n/a	—	—
	Supplemental Retirement Plan	n/a	—	—
Mr. Sewell (2)	Qualified Pension Plan	n/a	—	—
	Supplemental Retirement Plan	n/a	—	—
Mr. Spray	Qualified Pension Plan	32	755,735	—
	Supplemental Retirement Plan	32	913,409	—
Mr. Hollenbeck (retired) (2)	Qualified Pension Plan	n/a	—	—
	Supplemental Retirement Plan	n/a	—	—
Mr. Kellington (2)	Qualified Pension Plan	n/a	—	—
	Supplemental Retirement Plan	n/a	—	—
Ms. Cracas	Qualified Pension Plan	n/a	—	—
	Supplemental Retirement Plan	n/a	—	—

(1)    Amounts listed in the “Present Value of Accumulated Benefit” column were calculated as of December 31, 2022, using the same actuarial assumptions used by the company for GAAP financial reporting purposes and assuming that benefits commence at age 65. The assumptions include a discount rate of 5.34% in the Qualified Pension Plan and 5.42% in the SERP. The lump sum assumption methodology has been refined to now include a yield curve which relies on bond data collected as of December 31, 2022, and would indicate a single equivalent rate of 5.50% for a benchmark plan.
(2)    Messrs. Johnston, Kellington and Sewell joined the company after entry into the qualified pension plan was closed. Mr. Hollenbeck and Ms. Cracas elected to leave the retirement plans in 2008 in connection with changes to the plans.

Tax-qualified defined benefit pension plan - The Cincinnati Financial Corporation Retirement Plan (Retirement Plan) is a tax-qualified defined benefit pension plan available to all full-time associates ages 40 and over on August 31, 2008, who elected to remain in the plan effective September 1, 2008. Members who were actively employed by the company on June 30, 2008, became fully vested in their accrued benefit. The Retirement Plan is closed to new members. Members of the Retirement Plan earn one year of service for each calendar year in which they work at least 1,000 hours. Members also earn service for time that they are paid, or entitled to be paid, but do not actually work. These times include vacation, holidays, illness, military duty and some periods of disability. Generally, the maximum amount of service that may be earned under the Retirement Plan is 40 years. There are no deductions for Social Security or other offset amounts.

The Retirement Plan defines earnings for any given plan year as the base rate of salary in effect on the last day of the plan year, subject to the maximum recognizable compensation under Section 401(a)(17) of the Internal Revenue Code. Bonuses, stock-based awards and other forms of compensation do not contribute to earnings under the Retirement Plan.

Normal retirement age as defined in the Retirement Plan is age 65. The normal retirement pension is computed as a single life annuity. The normal monthly benefit payment is the greatest of the following two calculated amounts:

The first calculated amount is the sum of:
1. 0.45% of the member’s average monthly earnings plus 1.35% of the member’s average monthly earnings up to $2,916.67; multiplied by years of service up to 15 years, plus
2. 0.60% of the member's average monthly earnings plus 1.8% of the member’s average monthly earnings up to $2,916.67; multiplied by years of service between 16 and 40.

The second calculated amount is the sum of:
1. 0.9% of the member’s final average earnings; multiplied by years of service up to 15 years, plus
2. 1.2% of the member’s final average earnings; multiplied by years of service between 16 and 40.

The normal form of benefit payment under the terms of the Retirement Plan is a single life annuity for unmarried members and a joint and 50% survivor annuity for married members. The plan permits members to elect to receive payment of benefits in the following forms:
•Single life only
•Single life only with 60-month or 120-month guarantee
•Joint and 50% contingent annuity
•Joint and 66.67% contingent annuity
•Joint and 75% contingent annuity
•Joint and 100% contingent annuity
•Lump sum

Alternative forms of benefit payment are offered to provide plan members some flexibility in retirement income and estate planning by giving them the option of electing monthly benefits with or without a survivor’s benefit. Generally, the single life annuity alternative provides the largest monthly benefit but does not provide a survivor’s benefit. All other payment forms are the actuarial equivalent of a single life annuity. Alternatives other than the single life annuity provide slightly lower monthly benefits to the plan member, depending on such factors as presence of survivor’s benefit, the member’s age and any contingent annuitant’s age. The lump sum payment permits plan members to roll the present value of their benefit into an Individual Retirement Account and defer income taxes until the member withdraws funds from that account.

Supplemental retirement plan - The second retirement plan in which some named executive officers participate is the Cincinnati Financial Corporation Supplemental Retirement Plan (SERP). The SERP is unfunded and subject to forfeiture in the event of bankruptcy.

The SERP is a nontax-qualified defined benefit plan maintained by the company to pay eligible associates the difference between the amount payable under the tax-qualified defined benefit plan and the amount they would have received without the tax-qualified plan’s limit due to Section 401(a)(17) and Section 415 of the Internal Revenue Code. Accordingly, the SERP definitions for service, normal retirement age and annual earnings are the same as those for the Retirement Plan except the SERP’s definition of annual earnings is not limited.

The normal retirement benefit under the SERP for the participating named executive officers will be equal to the excess of the member’s monthly benefit under the Retirement Plan as of the member’s retirement date, without regard to the limit on earnings under Section 401(a)(17) of the Internal Revenue Code and without regard to any limit on benefits under Section 415 of the Internal Revenue Code. The pension benefit under the SERP is payable only in the form of a single lump sum.

Both retirement plans permit early retirement, provided the member has at least five years of service. Benefits for early retirement are calculated by adjusting for life expectancy and reducing the benefit payable at age 65 by 0.5% per month for each month prior to age 65 that the member elects to begin receiving pension benefits. For example, a member who elects to retire at age 60 would receive 70% (60 months X 0.5% = 30% reduction) of the life-expectancy adjusted benefit payable at age 65.

Actuarial work related to both the Retirement Plan and SERP is performed by Willis Towers Watson, which provides human resource strategy, design and management; actuarial and management consulting to the financial services industry; and insurance intermediary services. The Committee engaged Willis Towers Watson to provide actuarial and consultative services related to the design of the company’s retirement and employee benefit plans.

2022 Nonqualified Deferred Compensation Plan (1) (2)

Name	Aggregate Balance at 2021 Year-End	Executive Contributions in 2022	Registrant Contributions in 2022	Aggregate Earnings in 2022	Aggregate Balance at 2022 Year-End
	($)	($) (3)	($) (4)	($)	($) (5)

Mr. Johnston	16,453,474	1,448,889	215,378	(1,579,052)	16,538,689
Mr. Sewell	8,821,499	384,219	121,072	(2,932,586)	6,394,204
Mr. Spray	—	—	—	—	—
Mr. Hollenbeck (retired) (6)	5,254,067	89,827	89,827	(1,158,025)	4,275,696
Mr. Kellington	2,146,047	258,180	78,884	(389,168)	2,093,943
Ms. Cracas	1,722,295	307,643	70,189	(507,401)	1,592,726

(1)    Prior to 2009 the company did not contribute to the Top Hat Savings Plan.
(2)    No withdrawals or distributions occurred in 2022.
(3)    The named executive officers’ contributions shown in this column are also reported in the Summary Compensation Table in the Salary column, and included in the amounts shown for total compensation.
(4)    The amounts shown in this column reflect the company’s match of the eligible named executive officer’s contributions, up to 6% of the portion of their cash compensation that exceeds $305,000 and is reported in the All Other Compensation column of the Summary Compensation Table.
(5)    Of the amounts shown in this column, $6,500,032; $2,801,945; $0; $1,915,533; $327,036; and $0 for Messrs. Johnston, Sewell, Spray, Hollenbeck, Kellington and Ms. Cracas, respectively, were reported in the Summary Compensation Table in prior years.
(6)     Mr. Hollenbeck retired on September 30, 2022. He is not eligible to receive a distribution of the balance in his Top Hat Savings Plan Account until 180 days after his separation from service.

Defined contribution plans - The company sponsors a tax-qualified 401(k) savings plan for all associates as well as the Cincinnati Financial Corporation Top Hat Savings Plan, a deferred compensation plan for a select group of management or certain highly compensated associates. Fidelity Management Trust Company is the third-party administrator of the company’s defined contribution plans. The company made no cash contributions to the 401(k) or Top Hat plans until September 2008. In connection with Retirement Plan changes effective September 1, 2008, the company began to match contributions to the 401(k) plan made by associates who are not members of the Retirement Plan, up to a maximum of 6% of the associate’s annual cash compensation (salary and annual incentive compensation award). Participants in the Top Hat Savings Plan do not receive a matching contribution from the company unless their compensation level exceeds the maximum recognizable compensation under Section 401(a)(17) of the Internal Revenue Code, which was $305,000 for 2022. Contributions made by associates immediately vest, while company matching contributions vest after three years of service. Messrs. Johnston, Sewell, Hollenbeck, Kellington and Ms. Cracas participate in these defined contribution plans and receive company matches of contributions made in each up to the 6% maximum. Mr. Spray has not participated in the defined contribution plans.

Compensation payable to the named executive officers may be deferred pursuant to the Top Hat Savings Plan. Under the Top Hat Savings Plan, highly compensated individuals as defined by the plan, including the named executive officers, may elect to defer a percentage of salary, any discretionary bonus and any annual incentive compensation, less the required withholding. Deferral elections are made before the plan year for which compensation is to be deferred and are effective for the entire year. These elections generally may not be modified or terminated for that year. Compensation deferred by the named executive officer is credited to the individual’s deferred compensation account maintained by the company.

Beginning in 2008, in connection with the company’s redesign of our retirement benefit plans, we amended the Top Hat Savings Plan to eliminate the prior cap on the amount of salary that may be deferred and to permit company matching contributions for certain officers who have contributed to and received the maximum company match allowable in their 401(k) accounts, yet due to tax law limitations, are unable to receive a matching contribution for the compensation that exceeds the limit imposed on tax-qualified 401(k) plans. We do not otherwise contribute to or match contributions to this plan. Participants are prohibited from borrowing or pledging amounts credited to their accounts. Under the defined contribution plans, individuals choose one or more of several specified investment alternatives, including an alternative for Cincinnati Financial Corporation common stock. Earnings credited to the participant’s account are calculated based on the performance of the applicable investment choice(s) selected by the participant. We do not guarantee any level of return on contributions to the Top Hat Savings Plan.

Distributions from the Top Hat Savings Plan are made as soon as legally and administratively feasible after retirement, other separation from service or death, or pursuant to a qualified domestic relations order. Distributions to the named executive officers due to retirement or other separation of service are not permitted until the earlier of 180 days after employment terminates or death. Other than distributions pursuant to qualified domestic relations orders, distributions are made in the form of either a single lump-sum payment or monthly installments of not less than 12 months or more than 120 months, depending upon the participant’s prior election. To the extent that a participant chooses to have earnings credited based on the Cincinnati Financial Corporation common stock election, the participant may choose to receive any benefit payments in the form of stock. All other distributions are made in cash.

Potential Payments Upon Termination or Change of Control
We do not have employment contracts or severance plans applicable to any of our named executive officers. Assuming a termination of employment on December 31, 2022, amounts the named executive officer would receive are governed by the terms of our qualified and nonqualified defined benefit and defined contribution plans, our various stock compensation plans and the 2009 Annual Incentive Compensation Plan. Generally, upon termination of employment for any reason, the named executive officer would be entitled to receive the balance of the Top Hat Savings Plan account disclosed in the Aggregated Balance at 2022 Year-End column of the 2022 Nonqualified Deferred Compensation Plan table. Additionally, individual named executive officers would be entitled to receive the amounts set forth in the table below, depending on age and the nature of the termination.

Potential Payments Upon Termination

Name		Top Hat Savings Plan	Retirement Plan	SERP	Stock-Based Awards			Annual Incentive Compensation
					Retirement	Retirement with Disability	Change in Control	Retirement	Retirement with Disability	Change in Control
		($)	($)	($)	($)	($)	($)	($)	($)	($)
Mr. Johnston	(1)	16,538,689	—	—	—	4,440,992	4,440,992	—	2,275,759	2,275,759
Mr. Sewell	(1)	6,394,204	—	—	—	2,501,519	2,501,519	—	1,184,251	1,184,251
Mr. Spray	(2)	—	806,945	981,812	—	2,033,255	2,033,255	—	991,401	991,401
Mr. Hollenbeck (retired)	(3)		—	—	—	—	—	—	—	—
Mr. Kellington	(1)	2,093,943	—	—	—	1,735,945	1,735,945	—	825,777	825,777
Ms. Cracas	(4)	1,592,726	—	—	1,173,427	1,584,421	1,584,421	751,900	751,900	751,900

(1)    Messrs. Johnston, Sewell, and Kellington were hired after entry into the defined benefit pension plan was closed and, therefore, were never members of the pension plan or the SERP. If any retired due to a disability or terminated employment because of change of control, he would receive accelerated vesting of certain outstanding stock-based awards under the 2006, 2012 and 2016 Stock Compensation Plans and outstanding annual incentive compensation awards at levels determined by company performance. The amounts shown for Messrs. Johnston, Sewell and Kellington include the target value for annual incentive compensation and no value for PSUs as performance targets were not achieved for performance periods ending December 31, 2022, and target levels for performance-based stock awards with performance periods ending after December 31, 2022. For any other termination of employment, none would receive accelerated vesting of such awards because they have not attained age 65 and have not been employed with the company for 35 years.
(2)    Mr. Spray is a participant in the Retirement Plan and the SERP. If he retired due to a disability or terminated employment because of a change of control, he would receive accelerated vesting at target levels of outstanding stock-based awards under the 2006, 2012 and 2016 Stock Compensation Plans and outstanding awards of annual incentive compensation under the 2009 Annual Incentive Plan. The amount shown for the target value for annual incentive compensation and no value for PSUs as performance targets were not achieved for performance periods ending December 31, 2022, and target levels for performance-based stock awards with performance periods ending after December 31, 2022. For any other termination of employment, Mr. Spray would not receive accelerated vesting of such awards because he has not attained age 65 and has not been employed with the company for 35 years.
(3)    Mr. Hollenbeck retired from the company on September 30, 2022.
(4)    Ms. Cracas elected to leave the defined benefit plan in 2008, in connection with the company’s restructuring of its retirement benefits. If she retired due to a disability or terminated employment because of change of control, she would receive accelerated vesting of certain outstanding stock-based awards under the 2006, 2012 and 2016 Stock Compensation Plans and outstanding annual incentive compensation awards at levels determined by company performance. The amount shown for Ms. Cracas includes the target value for annual incentive compensation and no value for PSUs as performance targets were not achieved for the performance period ending December 31, 2022, and target levels for performance-based stock awards with performance periods ending after December 31, 2022. For any other termination of employment, she would also receive accelerated vesting of such awards because she has been employed with the company for 35 years and would satisfy the definition of a normal retirement.

Other Information - Dodd-Frank Pay Versus Performance Disclosure
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and Item 402(v) of Regulation S-K, we are providing the following information about executive compensation for our principal executive officer (CEO) and Non-CEO NEOs (Other NEOs) and company performance for the fiscal years listed below. This disclosure is not incorporated by reference into our 2022 Annual Report on Form 10-K. The Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. For information about the company's pay-for-performance philosophy and how the Committee aligns executive compensation with the company's performance, refer to Compensation of Named Executive Officers, Compensation Discussion and Analysis beginning on Page 32.

Pay Versus Performance Table

Year	Summary Compensa-tion Total for CEO ($)	Compensa-tion actually paid to CEO ($)	Average Summary Compensa-tion Total for Other NEOs ($)	Average Compensa-tion actually paid to Other NEOs ($)	Value of Initial Fixed $100 Investment based on:		Net Income ($) (in millions)	VCR	3-Year TSR
					TSR	S&P Composite 1500 P&C Insurance Index
2022	7,596,511	4,720,240	3,513,165	2,250,118	105.32	141.41	(486)	(14.6)%	5.3%
2021	6,490,767	9,608,066	3,181,147	4,447,000	114.32	123.70	2,946	25.7%	58.8%
2020	3,839,784	2,332,489	2,092,643	1,253,067	85.77	104.83	1,216	14.7%	26.5%
1. Steven J. Johnston was our CEO for each year presented. The individuals comprising the Other NEOs for each year presented are listed below.

2020	2021	2022
Michael J. Sewell	Michael J. Sewell	Michael J. Sewell
Martin F. Hollenbeck	Martin F. Hollenbeck	Stephen M. Spray
Martin J. Mullen	John S. Kellington	Martin F. Hollenbeck
John S. Kellington	Stephen M. Spray	John S. Kellington
Stephen M. Spray		Teresa C. Cracas
2. The amounts shown for Compensation Actually Paid (CAP) have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the company’s CEO or Other NEOs. These amounts reflect the Summary Compensation Table Total (SCT) with certain adjustments as described in footnote 3 below.

3. CAP reflects the exclusions and inclusions of certain amounts for the CEO and the Other NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table for the listed year. Amounts in the Exclusion of Change in Pension Value column reflect the amounts attributable to the Change in Pension Value reported in the Summary Compensation Table for the listed year. Amounts in the Inclusion of Pension Service Cost are based on the service cost for services rendered during the listed year.

Year	Summary Compensation Table Total for CEO ($)	Exclusion of Change in Pension Value for CEO ($)	Exclusion of Stock Awards and Option Awards for CEO ($)	Inclusion of Pension Service Cost for CEO ($)	Inclusion of Equity Values for CEO ($)	Compensation Actually Paid to CEO ($)
2022	7,596,511	—	(3,914,926)	—	1,038,655	4,720,240
2021	6,490,767	—	(2,511,095)	—	5,628,394	9,608,066
2020	3,839,784	—	(2,069,478)	—	562,183	2,332,489

Year	Average Summary Compensation Table Total for Other NEOs ($)	Average Exclusion of Change in Pension Value for Other NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Other NEOs ($)	Average Inclusion of Pension Service Cost for Other NEOs ($)	Average Inclusion of Equity Values for Other NEOs ($)	Average Compensation Actually Paid to Other NEOs ($)
2022	3,513,165	—	(1,699,967)	21,559	415,361	2,250,118
2021	3,181,147	(65,495)	(1,117,955)	24,446	2,424,857	4,447,000
2020	2,092,643	(182,623)	(896,434)	13,047	226,434	1,253,067

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for CEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for CEO ($)	Vesting Date Fair Value of Equity Awards Granted During Year that Vested During Year for CEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for CEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for CEO ($)	Total Inclusion of Equity Values for CEO ($)
2022	2,225,211	(1,787,489)	—	600,933	—	1,038,655
2021	3,544,638	1,504,404	—	579,352	—	5,628,394
2020	1,537,273	(1,305,778)	—	330,688	—	562,183

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Other NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Other NEOs ($)	Average Vesting Date Fair Value of Equity Awards Granted During Year that Vested During Year for Other NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Other NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Other NEOs ($)	Total - Average Inclusion of Equity Values for Other NEOs ($)
2022	835,910	(698,989)	95,540	197,696	(14,796)	415,361
2021	1,563,008	628,049	—	233,800	—	2,424,857
2020	596,733	(460,153)	49,917	52,845	(12,908)	226,434
4. The Peer Group TSR set forth in this table utilizes the S&P Composite 1500 Property & Casualty Insurance Index, which we also use for the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report on Form 10-K, for the year ended December 31, 2022. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the company and in the S&P Composite 1500 Property & Casualty Insurance Index, respectively. All dollar values assume reinvestment of the pre-tax value of dividends paid by companies, where applicable, included in the S&P Composite 1500 Property & Casualty Insurance Index. Historical stock performance is not necessarily indicative of future stock performance. This index is not the Peer Group used by the Committee to determine performance-based compensation awards.

Financial Performance Measures
As described in greater detail in “Compensation of Named Executive Officers – Compensation Discussion and Analysis,” the company’s executive compensation program is based on a pay-for-performance philosophy. The metrics that the company uses for both our short-term and long-term performance-based awards are selected to incentivize achievement of both short-term and long-term performance objectives that create value for our enterprise and our shareholders. For 2022, we determined VCR to be the most important financial performance measure used to link company performance to CAP for our CEO and Other NEOs in 2022. This performance measure may not have been the most important financial performance measure for years 2021 and 2020, and we may determine a different financial performance measure to be the most important financial performance measure in future years. The Committee established relative VCR compared with the nine companies included in company’s Peer Group as the primary performance objective for annual incentive compensation awards. The relative VCR placement earned payouts at target levels for the CEO and the Other NEOs for 2022. The Committee does not use the S&P Composite 1500 Property & Casualty Insurance Index in setting targets or objectives for performance-based compensation. See Compensation of Named Executive Officers, Compensation Discussion and Analysis, Benchmarking and Peer Group beginning on Page 52 for more information about the Committee's selection and use of the Peer Group in making compensation decisions.

Analysis of the Information Presented in the Pay Versus Performance Table
While the Committee uses several performance measures to align executive compensation with company performance, including VCR and 3-year TSR achievement relative to the companies in the Peer Group, not all of those performance measures are presented in the Pay Versus Performance Table and therefore the company’s performance measures do not necessarily align with compensation actually paid (CAP) as calculated in accordance with Item 402(v) of Regulation S-K for a particular year. In accordance with Item 402(v) of Regulation S-K, the company is providing the following descriptions of the relationships between information presented in the Pay Versus Performance Table.

CAP and Cumulative TSR
As shown in the charts below, the CEO and Other NEOs’ CAP amounts are aligned with the company’s TSR. This is due primarily to the company's use of equity incentives, which are tied directly to stock price in addition to the company’s financial performance. As described in more detail in Compensation of Named Executive Officers, Compensation Discussion and Analysis, Long-Term Stock-Based Compensation beginning on Page 44, the Committee selected 3-year TSR relative to the Peer Group as the performance objective for performance-based restricted stock units that were granted in the listed years. The same measure also applied to performance-based restricted stock units that vested during the listed years.

CAP and Net Income
As shown in the charts below, the company’s net income has varied significantly in the years presented. This is due in large part to the inclusion of the change in fair value in our equity portfolio in the net income calculation in accordance with Financial Accounting Standards Board (FASB), ASU 2016-01, Financial Instruments - Overall (Subtopic 825-10) - Recognition and Measurement of Financial Assets and Financial Liabilities. Stock market volatility throughout the period also affected the valuations of outstanding equity incentives. The Committee does not use net income as a performance objective in any of the performance-based compensation awards.

CAP and VCR
As shown in the charts below, the CEO and Other NEOs’ CAP amounts are generally aligned with the company’s VCR. This is due primarily to the contribution of the changes in book value to the VCR calculation, which includes the changes in fair value in the company’s equity portfolio. As described in more detail in Compensation of Named Executive Officers, Compensation Discussion and Analysis, beginning on Page 32, the committee selected VCR relative to the peer group as the performance objective for annual incentive compensation awards that were granted in the listed years.

Audit-Related Matters

Proposal 5 - Ratifying the Selection of the Independent Registered Public Accounting Firm
The audit committee has selected the firm of Deloitte & Touche LLP as the company’s independent registered public accounting firm for 2023. Although action by shareholders in this matter is not required, the audit committee believes that it is appropriate to seek shareholder ratification of this selection and to seriously consider shareholder opinion on this issue.

Representatives from Deloitte & Touche LLP, which also served as the company’s independent registered public accounting firm for the last calendar year, will be present at the 2023 Annual Meeting of Shareholders and will be afforded the opportunity to make any statements they wish and to answer appropriate questions.

Vote Required
A majority of the votes cast in favor of this proposal is required for approval. Abstentions and broker nonvotes have no effect on the voting for this proposal, but are counted as present for purposes of determining whether quorum requirements are met for the meeting.

The board of directors recommends a vote FOR the resolution ratifying the selection of Deloitte & Touche LLP as the company’s independent registered public accounting firm for 2023.

Report of the Audit Committee
The audit committee is responsible for monitoring the integrity of the company’s consolidated financial statements, the company’s system of internal controls, the qualifications and independence of the company’s independent registered accounting firm, the performance of the company’s internal audit department and independent registered accounting firm and the company’s compliance with certain legal and regulatory requirements. The committee has sole authority and responsibility to select, determine the compensation of, and evaluate the company’s independent registered accounting firm. The committee has six independent directors and operates under a written charter. The board has determined that each committee member is independent under the standards of director independence established by the Nasdaq listing requirements and is also independent for purposes of Section 10A(m)(3) of the Exchange Act.

Management is responsible for the financial reporting process, including the system of internal controls; for the preparation of consolidated financial statements in accordance with generally accepted accounting principles; and for the report on the company’s internal control over financial reporting. The company’s independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America. The committee’s responsibility is to oversee and review the financial reporting process and to review and discuss management’s report on the company’s internal control over financial reporting. However, the committee is not professionally engaged in the practice of accounting or auditing and does not provide any expert or special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to auditor independence. The committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent registered accounting firm.

The committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2022, with management, the internal auditors and Deloitte & Touche LLP. The committee also discussed with management, the internal auditors and Deloitte & Touche LLP the process used to support certifications by the company’s chief executive officer and chief financial officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany the company’s periodic filings with the SEC and the processes used to support management’s annual report on the company’s internal controls over financial reporting.

The committee also discussed with Deloitte & Touche LLP matters that independent registered public accounting firms must discuss with audit committees under generally accepted auditing standards and standards of the Public Company Accounting Oversight Board (PCAOB), including, among other matters, those related to the conduct of the audit of the company’s consolidated financial statements and those required to be discussed by AICPA Auditing Standards No. 61, codified into American Institute of Certified Public Accountants (AICPA), Professional Standards, Vol. 1. AU Section 380 and PCAOB Auditing Standard No. 16 - Communications with Audit Committees, effective pursuant to SEC Release No. 34-68453 (December 17, 2012). The committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable standards of the PCAOB regarding its communications with the committee concerning independence, and the committee has discussed with Deloitte & Touche LLP its independence from the company. The committee considered whether services Deloitte & Touche LLP provided to the company beyond those rendered in connection with its audit of the company’s consolidated financial statements and its reviews of the company’s interim condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q were compatible with maintaining its independence. The committee also reviewed, among other things, the audit, audit-related and tax services performed by Deloitte & Touche LLP, and the amount of fees paid for such services. The committee received regular updates on the amount of fees and scope of audit, audit-related and tax services provided.

Based on the above-mentioned review and these meetings, discussions and reports, and subject to the limitations on the committee’s role and responsibilities referred to above and in the committee’s charter, the committee recommended to the board that the company’s audited consolidated financial statements for the fiscal year ended December 31, 2022, be included in the company’s Annual Report on Form 10-K. The committee also selected Deloitte & Touche LLP as the company’s independent registered accounting firm for the fiscal year ending December 31, 2023, and is presenting the selection to the shareholders for ratification at the 2023 Annual Meeting of Shareholders.

Submitted by the audit committee:

Thomas J. Aaron, Nancy C. Benacci, Linda W. Clement-Holmes, Dirk J. Debbink, David P. Osborn and Gretchen W. Schar (Chair)

Fees Billed by the Independent Registered Public Accounting Firm
The audit committee engaged Deloitte & Touche LLP to perform an annual audit of the company’s financial statements for the year ended December 31, 2022.

	Year Ended December 31,
	2022	2021

Audit Fees	$3,747,516	$3,572,878
Audit-Related Fees	190,279	125,000
Tax Fees	1,304,359	1,005,572
Subtotal	5,242,154	4,703,450
All Other Fees	2,800	28,382
Deloitte & Touche LLP Total Fees	$5,244,954	$4,731,832

Services Provided by the Independent Registered Public Accounting Firm
All services rendered by the independent registered public accounting firm are permissible under applicable laws and regulations. In 2022 and 2021, all services rendered by the independent registered accounting firm were preapproved by the audit committee, and no fees were charged pursuant to the de minimis safe harbor exception to the preapproval requirement described in the audit committee charter.

Under the preapproval policy, the audit committee preapproves specific services related to the primary service categories of audit services, audit-related services, tax services and other services. A one-time preapproval dollar limit for specified services related to a specific primary category is established for the audit period. Examples of nonaudit services specified under the policy requiring preapproval may include: financial and tax due diligence, benefit plan audits, AICPA agreed-upon procedures, security and privacy control-related assessments, technology control assessments, technology quality assurance, financial reporting control assessments, enterprise security architecture assessment, tax controversy advice (IRS examinations), sales tax and lease compliance, employee benefit tax, tax compliance and support, tax research, allowable actuarial reviews and advice and financial and internal control training.

The committee must individually approve engagements for permissible services. All engagements are periodically reported to the audit committee. The preapproval of potential services can be provided by the audit committee chair as a delegate of the audit committee. The audit committee chair reports any such preapproved services to the committee at its next meeting. Pursuant to the rules of the SEC, the fees billed by the independent registered public accounting firm for services are disclosed in the table above.

Audit Fees - For the integrated audit of the company’s annual financial statements; review of financial statements included in our Form 10-K filing; reviews of financial statements included in our Form 10-Q filings; consents; and services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees - For assurance and related services reasonably related to the performance of the audit or review of our financial statements. These services include employee benefit plan audits, agreed-upon procedures, and statements of actuarial opinion.

Tax Fees - For professional services with respect to tax controversy advice, tax compliance and support, tax research, employee benefit compliance and advice, and indirect tax assistance. None of the tax fees in 2022 or 2021 were related to tax advice, planning or consulting for retired executives. Our independent registered public accounting firm does not perform any tax shelter work on our behalf.

All Other Fees - For training provided to the company and the company’s use of an accounting research tool.

Frequently Asked Questions

Why are these materials important?
The board of directors of Cincinnati Financial Corporation is soliciting your vote for the 2023 Annual Meeting of Shareholders. Shareholders of record at the close of business on March 8, 2023, may vote. You have one vote for each share of common stock you owned on that date. There were 157,176,468 shares of common stock outstanding as of the close of business on March 8, 2023. A majority of the outstanding shares, or 78,588,235 shares, must be represented to hold the meeting. This constitutes a quorum.

How do I vote?
You may vote by proxy, whether or not you attend the shareholder meeting. Even if you plan to attend the shareholder meeting, we ask that you vote your shares in one of the ways listed below. Attending the shareholder meeting does not constitute a revocation of a previously submitted vote.

A Notice Regarding the Availability of Proxy Materials will be provided to you by mail in late March, unless you previously requested for these materials to be delivered to you in paper or by email. The Notice includes instructions for viewing our year-end 2022 financial materials and proxy statement online and for voting via the internet, by telephone or by mail, along with the required Control Number (the Control Number is unique to each account). The Notice also includes instructions on how to request paper materials.

Shareholders who previously requested paper or email delivery of all materials will receive the 2022 Annual Report on Form 10-K, the 2023 Annual Letter to Shareholders and the 2023 Shareholder Meeting Notice and Proxy Statement in late March or early April.

If you are a Shareholder of Record who owns shares directly in your name, you may vote your shares in one of the following ways:

By telephone. You may vote your shares by calling 1-866-804-9616.

Over the internet. Go to AALvote.com/cinf. You will need to have your Control Number available when you access the website. Your Control Number is on the Notice or proxy card that you received in the mail.

By scanning the QR code on your proxy card or Notice with your mobile device. The QR code on your proxy card or Notice is a unique identifier so you will not need to enter a Control Number. If you scan the QR code with your mobile device, you will access our proxy materials along with a voting screen.
By mail. If you received printed proxy materials, you may submit your vote by completing, signing and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Be sure to return your proxy card in time to be received and counted before the Annual Meeting.
During the Annual Meeting. You may vote your shares in person at the Annual Meeting. Even if you plan to attend the Annual Meeting in person, we recommend that you also submit your proxy card or voting instructions, vote by telephone or via the internet by the applicable deadline so that your vote will be counted if you later decide not to virtually attend the meeting.
If you vote by telephone or via the internet at AALvote.com/cinf or by scanning the QR code with your mobile device, you must vote no later than 11:59 p.m. ET on May 5, 2023. You do not need to return a proxy card by mail. Voting electronically or by telephone is convenient, reduces the use of natural resources and saves significant postage and processing costs. Your vote is also recorded immediately and there is no risk that postal delays could cause your vote to arrive late and therefore not be counted.

If you are a Beneficial Shareholder who owns shares indirectly through a bank, broker or other nominee, you should follow the instructions in the Notice or voting instructions that you receive from the broker or other nominee holding your shares. Beneficial Shareholders include current and former company associates who hold shares in the Cincinnati Financial Corporation Savings Plan. The availability of telephone and internet voting will depend on the voting process of your broker or nominee. Shares held beneficially may be voted at the Annual Meeting only if you provide a legal proxy from your broker or nominee giving you the right to vote the shares.

How do I locate my Control Number?
If you receive our information in the mail, the Control Number is on the Notice or proxy card that also indicates your name and the number of shares you own. If you receive our information electronically, the Control Number is in the text of the email. If you are a Shareholder of Record, you may also obtain your Control Number by calling 1-855-200-8057. If you are a Beneficial Shareholder, your bank, broker or other nominee can provide your Control Number.

Can I obtain another proxy card so I can vote by mail?
If you are a Shareholder of Record, you may obtain another proxy card by calling 1-877-777-2857. If you are a Beneficial Shareholder, your bank, broker or other nominee can supply another voting instruction form.

Can my shares be voted if I don’t return my proxy or voting instructions and don’t attend the annual shareholder meeting?
If you are a Shareholder of Record, the answer is no. If you are a Beneficial Shareholder and you do not direct your nominee as to how to vote your shares, applicable rules provide that the nominee generally may vote your shares on any of the routine matters scheduled to come before the meeting. The proposal to ratify the selection of the independent registered public accounting firm is believed to be the only routine matter scheduled to come before this year’s annual meeting. If your nominee indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, these shares (called broker nonvotes) are counted as present in determining whether we have a quorum but have no effect on the votes required to elect directors, approve the Amended and Restated Code of Regulations, to approve, on an advisory basis, compensation for our named executive officers, or to select the frequency of future advisory votes to approve compensation for our named executive officers.

Can I change my vote or revoke my proxy?
Yes. Simply cast a new vote by internet or telephone or send in a new signed proxy card with a later date. If you are a Shareholder of Record, you may send a written notice of revocation to the corporate secretary of the company. If you hold shares directly in your name and attend the annual meeting, you also may choose to vote in person. At the meeting, you can request a ballot and direct that your previously submitted proxy not be used.

How are the votes counted?
Votes cast by proxy are tabulated prior to the meeting by the holders of the proxies. Inspectors of election appointed at the meeting count the votes and announce the preliminary results at the meeting. The proxy agent reserves the right not to vote any proxies that are altered in a manner not intended by the instructions contained in the proxy. The company publicly discloses the final voting results in a Form 8-K filing after the vote count is certified, usually within a week of the meeting.

Could other matters be decided at the meeting?
We do not know of any matters to be considered at the annual meeting other than the election of directors and the proposals described in this proxy statement. For any other matters that do properly come before the meeting, your shares will be voted at the discretion of the proxy holder.

Can I listen to the meeting if I do not attend the annual shareholder meeting in person?
You can listen to a live webcast of the meeting. Instructions are available at cinfin.com/investors approximately two weeks before the meeting. An audio replay is available on the website within two hours after the close of the meeting.

How can I obtain a 2022 Annual Report?
You can obtain our 2022 Annual Report on Form 10-K as filed with the SEC at no cost in several ways. You may view, search or print the document online from cinfin.com/investors or viewproxy.com/cinfin/2022. You may ask that a copy be mailed to you by contacting the corporate secretary of Cincinnati Financial Corporation. Or, you may request it directly from Shareholder Services. Please see the Investor Contacts page of cinfin.com/investors for details. These contacts are also listed at the end of this proxy statement.

Conclusion

Shareholder Proposals, Director Nominations and Important Dates
Shareholder Proposals for Inclusion in the Proxy Statement for the 2024 Annual Shareholder Meeting
Any qualified shareholder who wishes to present a proposal for action at the 2024 Annual Meeting of Shareholders must submit the proposal to Cincinnati Financial Corporation, Attn: Lisa A. Love, Corporate Secretary, P.O. Box 145496, Cincinnati, Ohio 45250-5496, on or before November 21, 2023 to be included in our proxy statement for the 2024 Annual Meeting of Shareholders. Any such proposal must conform to the rules and regulations of the SEC and otherwise be in accordance with other federal laws as well as the laws of the State of Ohio. If the date of the 2024 Annual Meeting of Shareholders is not within 30 days of May 6, 2024, the deadline will be a reasonable time before we begin to print and mail the proxy materials for the 2024 annual meeting. In addition, the proxy solicited by the board for the 2024 annual meeting will confer discretionary authority on the persons named in such proxy to vote on any shareholder proposal presented at that meeting if we receive notice of such proposal later than February 6, 2024, without the matter having been discussed in such proxy.

Director Nominations for Inclusion in the Proxy Statement for the 2024 Annual Shareholder Meeting
In 2018, shareholders approved the addition of a proxy access amendment to the company's Code of Regulations which requires any qualified shareholder or group of qualified shareholders who wish to nominate one or more director candidates to be included in the company's proxy statement for the 2024 Annual Meeting of Shareholders to deliver proper written notice to our corporate secretary of any such nomination no earlier than the close of business on December 7, 2023, and no later than the close of business on January 6, 2024. The nomination must otherwise comply with our Code of Regulations.

Other Proposals or Director Nominations for Presentation at the 2024 Annual Shareholder Meeting
If shareholders approve the Amended and Restated Code of Regulations at the 2023 Annual Shareholder Meeting, then any qualified shareholder who wishes to present a proposal for action or for nomination of a candidate for election to our board of directors at the 2024 Annual Meeting of Shareholders (other than any proposal made pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934 or nomination of a director candidate using proxy access) must deliver a notice of the proposal, in the form required by Section 6 of our Code of Regulations, to our corporate secretary on or before February 6, 2024, but not before January 6, 2024, or the shareholder’s proposal will not be permitted to be brought before the 2024 Annual Meeting of Shareholders. Finally, the deadline for providing notice to the company under Rule 14a-19, the SEC's universal proxy rule, of a shareholder's intent to solicit proxies in support of nominees submitted under the company's advance notice bylaws for our 2024 annual meeting is February 6, 2024.

Cost of Solicitation
Proxies may be solicited by our directors, officers or other employees, either in person or by mail, telephone or email. The cost of soliciting proxies will be borne by the company. We have contracted with Alliance Advisors LLC to provide internet and telephone voting service for our direct shareholders of record. We ask banks, brokerage houses, other custodians, nominees and fiduciaries to forward copies of the proxy materials to beneficial owners of shares or to request authority for the execution of proxies; and we have agreed to reimburse reasonable out-of-pocket expenses incurred. We have retained the services of Alliance Advisors LLC, a proxy solicitation firm, to assist us in soliciting proxies for the 2023 Annual Meeting of Shareholders. The cost of such services is estimated at $10,000 plus out-of-pocket expenses.

Other Business
Management does not know of any other matter or business that may be brought before the meeting; but if any other matter or business properly comes before the meeting, it is intended that a vote will be cast pursuant to the accompanying proxy in accordance with the judgment of the person or persons voting the same.

/S/ Lisa A. Love
Lisa A. Love, Esq.
Chief Legal Officer, Executive Vice President and Corporate Secretary
March 22, 2023
Cincinnati Financial Corporation

Appendix A

Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures
(See attached tables for reconciliations; additional prior-period reconciliations available at cinfin.com/investors.)
Cincinnati Financial Corporation prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules for insurance company regulation in the United States of America as defined by the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data.
Management uses certain non-GAAP financial measures to evaluate its primary business areas – property casualty insurance, life insurance and investments. Management uses these measures when analyzing both GAAP and non-GAAP results to improve its understanding of trends in the underlying business and to help avoid incorrect or misleading assumptions and conclusions about the success or failure of company strategies. Management adjustments to GAAP measures generally: apply to non-recurring events that are unrelated to business performance and distort short-term results; involve values that fluctuate based on events outside of management’s control; supplement reporting segment disclosures with disclosures for a subsidiary company or for a combination of subsidiaries or reporting segments; or relate to accounting refinements that affect comparability between periods, creating a need to analyze data on the same basis.
•Non-GAAP operating income: Non-GAAP operating income is calculated by excluding investment gains and losses (defined as investment gains and losses after applicable federal and state income taxes) and other significant non-recurring items from net income. Management evaluates non-GAAP operating income to measure the success of pricing, rate and underwriting strategies. While investment gains (or losses) are integral to the company’s insurance operations over the long term, the determination to realize investment gains or losses on fixed-maturity securities sold in any period may be subject to management’s discretion and is independent of the insurance underwriting process. Also, under applicable GAAP accounting requirements, gains and losses are recognized from certain changes in market values of securities without actual realization. Management believes that the level of investment gains or losses for any particular period, while it may be material, may not fully indicate the performance of ongoing underlying business operations in that period.
For these reasons, many investors and shareholders consider non-GAAP operating income to be one of the more meaningful measures for evaluating insurance company performance. Equity analysts who report on the insurance industry and the company generally focus on this metric in their analyses. The company presents non-GAAP operating income so that all investors have what management believes to be a useful supplement to GAAP information.
•    Consolidated property casualty insurance results: To supplement reporting segment disclosures related to our property casualty insurance operations, we also evaluate results for those operations on a basis that includes results for our property casualty insurance and brokerage services subsidiaries. That is the total of our commercial lines, personal lines and our excess and surplus lines segments plus our reinsurance assumed operations known as Cincinnati Re and our London-based global specialty underwriter known as Cincinnati Global.
•Life insurance subsidiary results: To supplement life insurance reporting segment disclosures related to our life insurance operation, we also evaluate results for that operation on a basis that includes life insurance subsidiary investment income, or investment income plus investment gains and losses, that are also included in our investments reporting segment. We recognize that assets under management, capital appreciation and investment income are integral to evaluating the success of the life insurance segment because of the long duration of life products.

Cincinnati Financial Corporation
Net Income Reconciliation

(Dollars in millions except per share data)	Years ended December 31,
	2022	2021
Net income (loss)	$(486)	$2,946
Less:
Investment gains and losses, net	(1,467)	2,409
Income tax on investment gains and losses	308	(506)
Investment gains and losses, after-tax	(1,159)	1,903
Non-GAAP operating income	$673	$1,043

Diluted per share data:
Net income (loss)	$(3.06)	$18.10
Less:
Investment gains and losses, net	(9.24)	14.80
Income tax on investment gains and losses	1.94	(3.11)
Investment gains and losses, after-tax	(7.30)	11.69
Non-GAAP operating income	$4.24	$6.41

Life Insurance Reconciliation

(Dollars in millions)	Years ended December 31,
	2022	2021
Net income of life insurance subsidiary	$66	$44
Investment gains and losses, net	(2)	11
Income tax on investment gains and losses	—	3
Non-GAAP operating income	68	36

Investment income, net of expenses	(171)	(166)
Investment income credited to contract holders'	109	105
Income tax excluding tax on investment gains and losses, net	22	9
Life insurance segment profit (loss)	$28	$(16)

Property Casualty Operations Reconciliation

(Dollars in millions)	Years ended December 31, 2022
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Written premiums	$7,307	$4,159	$1,831	$502	$815
Unearned premiums change	(383)	(135)	(142)	(17)	(89)
Earned premiums	$6,924	$4,024	$1,689	$485	$726

Underwriting profit	$140	$38	$18	$48	$36

(Dollars in millions)	Years ended December 31, 2021
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Written premiums	$6,479	$3,811	$1,594	$426	$648
Unearned premiums change	(295)	(137)	(52)	(28)	(78)
Earned premiums	$6,184	$3,674	$1,542	$398	$570

Underwriting profit (loss)	$731	$598	$97	$44	$(8)

Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding.
*Included in Other are the results of Cincinnati Re and Cincinnati Global.

Other Measures
•Value creation ratio: This is a measure of shareholder value creation that management believes captures the contribution of the company’s insurance operations, the success of its investment strategy and the importance placed on paying cash dividends to shareholders. The value creation ratio measure is made up of two primary components: (1) rate of growth in book value per share plus (2) the ratio of dividends declared per share to beginning book value per share. Management believes this measure is useful, providing a meaningful measure of long-term progress in creating shareholder value. It is intended to be all-inclusive regarding changes in book value per share, and uses originally reported book value per share in cases where book value per share has been adjusted, such as adoption of Accounting Standards Updates with a cumulative effect of a change in accounting.
•    Written premium: Under statutory accounting rules in the U.S., property casualty written premium is the amount recorded for policies issued and recognized on an annualized basis at the effective date of the policy. Management analyzes trends in written premium to assess business efforts. The difference between written and earned premium is unearned premium.

Cincinnati Financial Corporation
Value Creation Ratio Calculations

(Dollars are per share)	Years ended December 31,
	2022	2021
Value creation ratio:
End of period book value*	$67.01	$81.72
Less beginning of period book value	81.72	67.04
Change in book value	(14.71)	14.68
Dividend declared to shareholders	2.76	2.52
Total value creation	$(11.95)	$17.20

Value creation ratio from change in book value**	(18.0)%	21.9%
Value creation ratio from dividends declared to shareholders***	3.4	3.8
Value creation ratio	(14.6)%	25.7%

* Book value per share is calculated by dividing end of period total shareholders’ equity by end of period shares outstanding
** Change in book value divided by the beginning of period book value
*** Dividend declared to shareholders divided by beginning of period book value

Appendix B
AMENDED AND RESTATED CODE OF REGULATIONS OF
CINCINNATI FINANCIAL CORPORATION
AS OF MAY 6, 2023

ARTICLE I
SHAREHOLDER MEETINGS
Section 1.    Annual Meetings.    The annual meeting of shareholders of the Corporation for the election of directors, the consideration of reports to be laid before the meeting and the transaction of such other business as properly may be brought at such meeting shall be held on the first Saturday of April in each year at 9:30 a.m., Eastern Time; provided, however, that in lieu of such annual meeting date and time the Board of Directors may fix an alternate annual meeting date and time for any particular year.
Section 2.    Place of Meetings.    Meetings of shareholders may be held either within or without the State of Ohio.
Section 3.    Notice of Meetings.    Written notice of meetings of shareholders may be given by or at the direction of the Chief Executive Officer of the Corporation, the President of the Corporation or the Secretary of the Corporation. Such notices shall be given in accordance with applicable law.
Section 4.    Quorum at Meetings.    The holders of a majority of the voting shares issued and outstanding and entitled to vote ~~thereat~~there at present in person or represented by proxy shall constitute a quorum at all meetings of shareholders for the transaction of business except as otherwise required by applicable law or the Articles of Incorporation. Less than such a majority may adjourn the meeting of shareholders from time to time and at any such adjourned meeting any business may be transacted as if the meeting had been held as originally called.
Section 5.    Order of Business.    Unless otherwise determined by the Board of Directors of the Corporation prior to the meeting, the chairman of the meeting shall determine in his or her sole discretion the order of business of each shareholder meeting and the rules of procedure thereof and shall have the authority to regulate the conduct of any such meeting as he or she deems appropriate. Notwithstanding the foregoing, the order of business fixed by the chairman of the meeting may be changed by the vote of the holders of shares entitling them to exercise a majority of the voting power of the shareholders present in person or by proxy and entitled to vote.
Section 6.    Notice of Shareholder Business to Be Brought Before a Meeting.
(a)    Business Properly Brought Before a Meeting. At an annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be:
(i)    brought before the meeting by the Corporation and specified in the notice of meeting given by or at the direction of the Board of Directors; or

(ii)    brought before the meeting by or at the direction of the Board of Directors; or
(iii)    otherwise properly brought before the meeting by a shareholder who:
(A)    was a shareholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 6 and at the time of the meeting,
(B)    is entitled to vote at the meeting, and
(C)    has complied with this Section 6 as to such business.
Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), and included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clause (iii) shall be the exclusive means for a shareholder to propose business to be brought before an annual meeting of the shareholders.
Shareholders shall not be permitted to propose business to be brought before a special meeting of the shareholders, and the only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting pursuant to Article I, Section 3 of these Regulations. Shareholders seeking to nominate persons for election to the Board must comply with Article I, Section 7 of these Regulations, and this Section 6 shall not be applicable to nominations except as expressly provided in Article I, Section 7 of these Regulations.
(b)    Requirement of Timely Notice of Shareholder Business. Without qualification, for business to be properly brought before an annual meeting by a shareholder, the shareholder must:
(i)    provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation, and
(ii)    provide any updates or supplements to such notice at the times and in the forms required by this Section 6.
To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not ~~less~~later than ~~60 days~~the close of business on the ninetieth (90th) day nor ~~more~~earlier than ~~100 days~~the close of business on the one hundred-twentieth (120th) day prior to the one year anniversary of the preceding year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder to be timely must be so delivered, or mailed and received, not earlier than the ~~100th~~one hundred-twentieth (120th) day prior to such annual meeting and not later than the ~~60th~~ninetieth (90th) day prior to such annual meeting or, if later, the tenth day following the day on which Public Disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”).

In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.
(c)    Requirements for Proper Form of Shareholder Notice of Proposed Business. To be in proper form for purposes of this Section 6, a shareholder’s notice to the Secretary of the Corporation shall set forth:
(i)    Shareholder Information. As to each Proposing Person (as defined below):
(A)    the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records) and,
(B)    the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future ~~(the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as "Shareholder Information";~~.
The disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Shareholder Information”.
(ii)    Information Regarding Disclosable Interests. As to each Proposing Person,
(A)    any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of the Corporation, including due to the fact that the value of such derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of the Corporation, or which derivative, swap or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the Corporation (“Synthetic Equity Interests”), which such Synthetic Equity Interests shall be disclosed without regard to whether:
(x)    such derivative, swap or other transactions convey any voting rights in such shares to such Proposing Person;
(y)    the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such shares; or
(z)    such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions;
(B)    any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to vote any shares of any class or series of the Corporation;

(C)    any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Corporation (“Short Interests”);
(D)    any rights to dividends on the shares of any class or series of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation;
(E)    any performance-related fees (other than an asset-based fee) that such Proposing Person is entitled to based on any increase or decrease in the price or value of shares of any class or series of the Corporation, or any Synthetic Equity Interests or Short Interests, if any; and
(F)    any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (F) are referred to as “Disclosable Interests”), provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder directed to prepare and submit the notice required by these Regulations on behalf of a beneficial owner~~; and~~.
(iii)    Description of Proposed Business. As to each item of business the shareholder proposes to bring before the annual meeting:
(A)    a reasonably brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person;
(B)    the text of the proposal or business (including the text of any resolutions proposed for consideration), and
(C)    a reasonably detailed description of all agreements, arrangements and understandings: (x) between or among any of the Proposing Persons; or (y) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such shareholder.
(iv)    Definition of Proposing Person. For purposes of this Section 6, the term “Proposing Person” shall mean:

(A)    the shareholder providing the notice of business proposed to be brought before an annual meeting;
(B)    the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made~~, andd (iii)~~; or
(C)    any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Regulations) of such shareholder or beneficial owner.
(d)    Update and Supplement of Shareholder Notice of Proposed Business.
A shareholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 6 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof), if practicable (or, if not practicable, on the first practicable date prior to any adjournment or postponement thereof).
(e)    Business Not Properly Brought Before A Meeting. Notwithstanding anything in these Regulations to the contrary, no business shall be conducted at an annual meeting except in accordance with this Section 6. The chairman of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 6, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.
(f)    Rule 14a-8; Exchange Act Compliance. This Section 6 is expressly intended to apply to any business proposed to be brought before an annual meeting of shareholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act. In addition to the requirements of this Section 6 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 6 shall be deemed to affect the rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
(g)    Definition of Public Disclosure. For purposes of these Regulations, ~~"public disclosure"~~“Public Disclosure” shall mean disclosure in a news release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

Section 7. Nominations.
(a)    Who May Make Nominations. Nominations of any person for election to the Board of Directors at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting and included in the proxy solicited by the Board of Directors of the Corporation only:
(i)    by or at the direction of the Board of Directors, including by any committee or persons appointed by the Board of Directors; or
(ii)    by a shareholder who:
(A)    was a shareholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 7 and at the time of the meeting;
(B) is entitled to vote at the meeting;
(C) has complied in all respects with the requirements of Regulation 14A under the Exchange Act, including, without limitation, the requirements of Rule 14a-19 (as such rule and regulations may be amended from time to time by the Securities and Exchange Commission (“SEC”) including any SEC Staff interpretations relating thereto);
(D) has complied with this Section 7 as to such nomination; and
(E) the Board of Directors or an executive officer of the Corporation designated by the Board of Directors shall have determined that the shareholder has satisfied the requirements of this Section 7, including without limitation, the satisfaction of any undertaking delivered under paragraph 7(c)(iv) below; or
(iii)    if properly brought before the meeting by one or more “Eligible Shareholders” (as such term is defined below) pursuant to and in accordance with Section 8 of this Article I.
The foregoing clauses (ii) and (iii) shall be the exclusive means for a shareholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting. The number of nominees a shareholder may nominate for election at an annual meeting of shareholders (or special meeting in lieu thereof) shall not exceed the number of directors to be elected at such meeting.
(b)    Requirement of Timely Notice of Shareholder Nominations. Without qualification, for a shareholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting (other than a nomination pursuant to Section 8 of this Article I), the shareholder must:
(i)    provide Timely Notice (as defined in Section 6 of these Regulations) thereof in writing and in proper form to the Secretary of the Corporation; and

(ii)    provide any updates or supplements to such notice at the times and in the forms required by this Section 7.
Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting, then for a shareholder to make any nomination of a person or persons for election to the Board of Directors at a special meeting, the shareholder must:
(y)    provide timely notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation; and
(z)    provide any updates or supplements to such notice at the times and in the forms required by this Section 7.
To be timely, a shareholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the ~~100th~~one hundred-twentieth (120th) day prior to such special meeting and not later than the ~~60th~~nintieth (90th) day prior to such special meeting or, if later, the 10th day following the day on which Public Disclosure (as defined in Section 6 of these Regulations) of the date of such special meeting was first made. In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof for which notice of the meeting has already been given to shareholders or a public announcement of the meeting date has already been made, commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.
(c)    Requirements for Proper Form of Notice of Shareholder Nominations. To be in proper form for purposes of this Section 7, a shareholder’s notice to the Secretary of the Corporation shall set forth:
(i)    Shareholder Information. As to each “Nominating Person” (as defined below), the Shareholder Information (as defined in Article I, Section 6(c)(i), except that for purposes of this Section 7, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Article I, Section 6(c)(i));
(ii)    Information Regarding Disclosable Interests. As to each Nominating Person, any Disclosable Interests (as defined in Article I, Section 6(c)(ii), except that for purposes of this Section 7 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Article I, Section 6(c)(ii)), and the disclosure in clause (F) of Article I, Section 6(c)(ii) shall be made with respect to the election of directors at the meeting;
(iii)    Written Undertaking of Nominating Person. A written undertaking by the Nominating Person that such Nominating Person will deliver to shareholders or beneficial owners of shares representing at least 67% of the voting power of the Corporation’s shares entitled to vote generally in the election of directors either:
(x)    at least twenty (20) calendar days before the annual meeting, a copy of its definitive proxy statement for the solicitation of proxies for its director candidates; or

(y)    at least forty (40) calendar days before the annual meeting a Notice of Internet Availability of Proxy Materials that would satisfy the requirements of Rule 14a-16(d) of the Exchange Act;
(iv)    Information Regarding Proposed Nominees. As to each person whom a Nominating Person proposes to nominate for election as a director:
(A)    all information with respect to such proposed nominee that would be required to be set forth in a shareholder’s notice pursuant to this Section 7 if such proposed nominee were a Nominating Person;
(B)    all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);
(C)    a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Nominating Person, on the one hand, and each proposed nominee, his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant; and
(D)    whether the nominee is a principal, employee or affiliate of the Nominating Person or of any party with whom the Nominating Person is collaborating. In addition, the notice shall include each such nominee’s consent to be named in a proxy statement and proxy card relating to such meeting of shareholders.
(v)    Other Information to be Furnished by Proposed Nominees. The Corporation may require any proposed nominee to furnish such other information:
(A)    as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation in accordance with the Corporation’s Corporate Governance Guidelines; or
(B) that could be material to a reasonable shareholder’s understanding of the independence or lack of independence of such proposed nominee.
(vi)    Other Information to be Furnished by Nominating Person. The Nominating Person shall describe in the notice to the Corporation any agreement, arrangement or understanding between the Nominating Person and the director nominee related to any subject matter that will be material in the Nominating Person’s solicitation of shareholders (including, without limitation, matters of social, labor, environmental or governance policy), regardless of whether such agreement, arrangement or understanding relates specifically to the Corporation.

(vii) Definition of Nominating Person. For purposes of this Section 7, the term “Nominating Person” shall mean:
(A)    the shareholder providing the notice of the nomination proposed to be made at the meeting;
(B)    the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made~~, and (iii) any affiliate or associate of such shareholder or beneficial owner~~;
(C) (~~d)~~    any affiliate or associate of such shareholder or beneficial owner; or
(D)    any person with whom the shareholder, beneficial owner, affiliate or associate is acting in concert or is funding the proposal.
(d)    Update and Supplement of Shareholder Notice of Nominations.
A shareholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 7 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof), if practicable (or, if not practicable, on the first practicable date prior to any adjournment or postponement thereof).
(e)    Defective Nominations. Notwithstanding anything in these Regulations to the contrary, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with this Section 7 or Section 8 of this Article I. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Section 7 or Section 8 of this Article I and if he or she should so determine, he or she shall so declare such determination to the meeting and the defective nomination shall be disregarded. Unless otherwise required by law, if any Nominating Person:
(i)    provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act or includes the information required by Rule 14a-19(b) in a preliminary or definitive proxy statement previously filed by such person (it being understood that such notice or filing shall be in addition to all notices required pursuant to this Section 7), and
(ii)    subsequently fails to comply with any requirements of Rule 14a-19 promulgated under the Exchange Act or any other rules or regulations thereunder, then the Corporation shall disregard any proxies or votes solicited for such nominees and such nomination shall be disregarded.

(f)    Compliance with Exchange Act. In addition to the requirements of this Section 7 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations. Upon request by the Corporation, if a shareholder provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act or includes the information required by Rule 14a-19(b) in a preliminary or definitive proxy statement previously filed by such shareholder, such shareholder shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting of shareholders, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.
(g)    Form of Proxy Card by Nominating Persons. The form of proxy card used by a Nominating Person who solicits proxies for the election of directors shall comply in all respects with requirements of the Exchange Act and Ohio law. The Corporation shall be solely entitled to use a white proxy card in the solicitation of proxies for meetings and therefore the proxy card used by a Nominating Person pursuant to this Section 7 shall be a color other than white.
Section 8. Proxy Access for Director Nominations.
(a)    Subject to the terms and conditions set forth in these Regulations, the Corporation shall include in its proxy materials for an annual meeting of shareholders the name, together with the Required Information (defined below), of any person nominated for election (the “Shareholder Nominee”) to the Board of Directors by a shareholder or group of shareholders that satisfy the requirements of this Section 8, including qualifying as an Eligible Shareholder (as defined in paragraph (e) below), and that expressly elects at the time of providing the written notice required by this Section 8 (a “Proxy Access Notice”) to have its nominee included in the Corporation’s proxy materials pursuant to this Section 8. For the purposes of this Section 8:
(i)    “affiliate” or “affiliates” shall have the meaning ascribed thereto in Rule 405 under the Securities Act of 1933, as amended, and the rules and regulations thereunder; and
(ii)    a shareholder shall be deemed to “own” only those outstanding    shares of the Corporation as to which the shareholder itself possesses both:
(A)    the full voting and investment rights pertaining to the shares; and
(B)    the full economic interest in (including the opportunity for profit and risk of loss on) such shares.
The number of shares calculated in accordance with the foregoing clauses (A) and (B) shall be deemed not to include (and to the extent any of the following arrangements have been entered into by affiliates of the shareholder, shall be reduced by) any shares:
(x)    sold by such shareholder (or any of its affiliates) in any transaction that has not been settled or closed, including any short sale;
(y)    borrowed by such shareholder (or any of its affiliates) for any purposes or purchased by such shareholder (or any of its affiliates) pursuant to an agreement to resell; or

(z)    subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such shareholder (or any of its affiliates), whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of the Corporation’s shares, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of:
1)    reducing in any manner, to any extent or at any time in the future, such shareholder’s (or its affiliate’s) full right to vote or direct the voting of any such shares; and/or
2)    hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such shareholder (or its affiliate).
A shareholder shall “own” shares held in the name of a nominee or other intermediary so long as the shareholder itself retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct the disposition thereof and possesses the full economic interest in the shares.
A shareholder’s ownership of shares shall be deemed to continue during any period in which such person has loaned such shares in the ordinary course of its business or delegated any voting power over such shares by means of a proxy, power of attorney or other instrument or arrangement which loan or delegation in all such cases is revocable at any time by the shareholder (and, with respect to any such loans of shares, as long as such shares can be recalled within five (5) days). ~~The terms "owned," "owning" and other variations of the word "own" shall have correlative meanings.~~
The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.
(b)    For purposes of this Section 8, the “Required Information” that the Corporation will include in its proxy statement is:
(i)    the information concerning the Shareholder Nominee and the Eligible Shareholder that the Corporation determines is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the Exchange Act; and ~~(ii) if the Eligible Shareholder so elects, a Statement (as defined in paragraph (g) below. The Corporation shall also include the name of the Shareholder Nominee in its~~
(ii)    if the Eligible Shareholder so elects, a “Statement” (as defined in paragraph (g) below).
The Corporation shall also include the name of the Shareholder Nominee in its proxy card. For the avoidance of doubt, ~~and~~notwithstanding any other provision of these Regulations ~~notwithstanding~~, the Corporation may in its sole discretion solicit against, and include in the proxy statement its own statements or other information relating to, any Eligible Shareholder and/or Shareholder Nominee, including any information provided to the Corporation with respect to the foregoing.
(c)    To be timely, a shareholder’s Proxy Access Notice must be delivered to the ~~principal executive offices~~Secretary of the Corporation no earlier than one hundred fifty (150) days and no later than one hundred twenty (120) days before the anniversary of the date for the previous year’s annual meeting. In no event shall any adjournment or postponement of an annual meeting, the date of which has been announced by the Corporation, commence a new time period for the giving of a Proxy Access Notice.
(d)    The number of Shareholder Nominees appearing in the Corporation’s proxy materials with respect to an annual meeting of shareholders shall not exceed the greater of (x) two (2) and (y) the largest whole number that does not exceed ~~20~~twenty percent (20%) of the number of directors in office as of the last day on which a Proxy Access Notice may be delivered in accordance with the procedures set forth in this Section 8 (such greater number, the “Permitted Number”); provided, however, that the Permitted Number shall be reduced by:
(i)    the number of Shareholder Nominees that were submitted by an Eligible Shareholder for inclusion in the Corporation’s proxy materials pursuant to this Section 8 but are subsequently withdrawn;
(ii)    the number of directors in office who have been nominated and ~~elected~~elected pursuant to this Section 8 with respect to any of the two (2) immediately preceding annual meetings; and
(iii)    the number of director candidates for which the Corporation shall have received one or more valid shareholder notices (whether or not subsequently withdrawn) nominating director candidates pursuant to Section 7, provided that the Permitted Number after such reduction with respect to this clause (iii) will in no event be less than one.
In the event the Board of Directors resolves to reduce the size of the Board of Directors effective on or prior to the date of the annual meeting, the Permitted Number shall be calculated based on the number of directors in office as so reduced.
In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 8 exceeds the Permitted Number, each Eligible Shareholder will promptly select one Shareholder Nominee for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of the Corporation each Eligible Shareholder disclosed as owned in its Proxy Access Notice submitted to the Corporation. If the Permitted Number is not reached after each Eligible Shareholder has selected one Shareholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

(e)    An “Eligible Shareholder” is one or more shareholders of record who own and have owned, or are acting on behalf of one or more beneficial owners who own and have owned (in each case as defined above), in each case continuously for at least three (3) years as of both the date that the Proxy Access Notice is received by the Corporation pursuant to this Section 8, and as of the record date for determining shareholders eligible to vote at the annual meeting, based on the company’s most recently publicly disclosed number of shares of common stock outstanding, at least three (3) percent of the aggregate voting power of the Corporation’s shares (the “Proxy Access Required Shares”), and who continue to own the Proxy Access Required Shares at all times between the date such Proxy Access Notice is received by the Corporation and the date of the applicable annual meeting, provided that the aggregate number of shareholders, and, if and to the extent that a shareholder is acting on behalf of one or more beneficial owners, of such beneficial owners, whose share ownership is counted for the purpose of satisfying the foregoing ownership requirement, shall not exceed twenty (20). Two or more funds that are:
(i)    under common management and investment control;
(ii)    under common management and funded primarily by a single employer; or
(iii)    a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940 (such funds together under each of (i), (ii) or (iii), a “Qualifying Fund”)
shall be treated as one shareholder for the purpose of determining the aggregate number of shareholders referred to in ~~the preceding sentence of this paragraph~~Section 8(e), provided that each fund included within a Qualifying Fund otherwise meets the requirements set forth in this Section 8. No shares may be attributed to more than one group constituting an Eligible Shareholder under this Section 8 (and, for the avoidance of doubt, no shareholder may be a member of more than one group constituting an Eligible Shareholder). A record holder acting on behalf of one or more beneficial owners will not be counted separately as a shareholder with respect to the shares owned by beneficial owners on whose behalf such record holder has been directed in writing to act, but each such beneficial owner will be counted separately, subject to the other provisions of this paragraph (e), for purposes of determining the number of shareholders whose holdings may be considered as part of an Eligible Shareholder’s holdings. For the avoidance of doubt, Proxy Access Required Shares will qualify as such, if and only if, the beneficial owner of such shares as of the date of the Proxy Access Notice has itself individually beneficially owned such shares continuously for the three-(3)-year ~~(3 year)~~ period ending on that date and through the other applicable dates referred to above (in addition to the other applicable requirements being met).
(f)    No later than the final date when a Proxy Access Notice pursuant to this Section 8 may be timely delivered to the Corporation, an Eligible Shareholder must provide the following information in writing to the Secretary of the Corporation:
(i)    one or more written statements from the record holder of the shares ~~(and~~(and from each intermediary through which the shares are or have been held during the requisite three-(3)-year ~~(3 year)~~ holding period) verifying that, as of a date within seven (7) calendar days prior to the date the Proxy Access Notice is timely delivered to the Corporation, such person owns, and has owned continuously for the preceding three (3) years, the Proxy Access Required Shares, and such person’s agreement to provide immediate notice if the

Eligible Shareholder ceases to own any of the Proxy Access Required Shares prior to the date of the applicable annual meeting of shareholders;
(ii)     any information relating to such Eligible Shareholder and their respective affiliates or others acting in concert therewith, and any information relating to such Eligible Shareholder’s Shareholder Nominee(s), in each case that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for the election of such Shareholder Nominee(s) in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder or that would be required to be disclosed by Section 7 of these Regulations in connection with submitting a notice nominating a Nominating Person;
(iii)    a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among the Eligible Shareholder and its or their respective affiliates, or others acting in concert therewith, on the one hand, and each of such Eligible Shareholder’s Shareholder Nominee(s), and his or her respective affiliates, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Eligible Shareholder, or any affiliate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the Shareholder Nominee were a director or executive officer of such registrant;
~~Shareholder Nominee were a director or executive officer of such registrant;~~
(iv)    a representation that ~~such person~~the Eligible Shareholder:
(A)    acquired the Proxy Access Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent,
(B)    has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this Section 8;
(C)    has not engaged and will not engage in, and has not and will not be a “participant” in another person’s “solicitation” (within the meaning of Rule 14a-1(l) under the Exchange Act) in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee(s) or a nominee of the Board of Directors;
(D)    will not distribute to any shareholder any form of proxy for the annual meeting other than the form distributed by the Corporation; and
(E)    will provide facts, statements and other information in all communications with the Corporation and its shareholders that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and will otherwise comply with all applicable laws, rules and regulations in connection with any actions taken pursuant to this Section 8;
(v)    in the case of a nomination by a group of shareholders that together is such an Eligible Shareholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating shareholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination, and
(vi)    an undertaking that such person agrees to:
(A)    assume all liability stemming from, and indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the shareholders of the Corporation or out of the information that the Eligible Shareholder (including such person) provided to the Corporation in connection with the election of directors following the Proxy Access Notice pursuant to this Section 8,
(B)    file with the Securities and Exchange Commission any solicitation by the Eligible Shareholder of shareholders of the Corporation relating to the annual meeting at which the Shareholder Nominee will be nominated,
(C)    comply with all other laws and regulations applicable to any solicitation in connection with the annual shareholder meeting, and
(D)    provide to the Corporation prior to the annual shareholder meeting such additional information as necessary with respect thereto.
In addition, no later than the final date on which a Proxy Access Notice may be submitted under this Section 8, a Qualifying Fund whose share ownership is counted for purposes of qualifying as an Eligible Shareholder must provide to the Secretary of the Corporation documentation reasonably satisfactory to the Board of Directors that demonstrates that the funds included within the Qualifying Fund satisfy the definition of Qualifying Fund as defined by this Section 8. In order to be considered timely, any information required by this Section 8 to be provided to the Corporation must be supplemented (by delivery to the Secretary of the Corporation) (1) no later than ten (10) days following the record date for the applicable annual meeting, to disclose the foregoing information as of such record date, and (2) no later than the fifth (5th) day before the annual meeting, to disclose the foregoing information as of the date that is no earlier than ten (10) days prior to such annual meeting. For the avoidance of doubt, the requirement to update and supplement such information shall not permit any Eligible Shareholder or other person to change or add any proposed Shareholder Nominee or be deemed to cure any defects or limit the remedies (including without limitation under these Regulations) available to the Corporation relating to any defect.
(g)    The Eligible Shareholder may provide to the Secretary of the Corporation, at the time the information required by this Section 8 is originally provided, a written statement for inclusion in the Corporation’s proxy statement for the annual meeting, not to exceed five hundred (500)

words for each Shareholder Nominee, in support of the candidacy of such Eligible Shareholder’s Shareholder Nominee(s) (the “Statement”). Notwithstanding anything to the contrary contained in this Section 8, the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is materially false or misleading, omits to state any material fact, or would violate any applicable law or regulation.
(h)    No later than the final date when a Proxy Access Notice pursuant to this Section 8 may be timely delivered to the Corporation, each Shareholder Nominee must:
(i)    provide an executed agreement, in a form deemed satisfactory by the Board of Directors or its designee (which form shall be provided by the Corporation reasonably promptly upon written request of a shareholder), that such Shareholder Nominee:
(A)    consents to being named in the Corporation’s proxy statement and form of proxy card (and will not agree to be named in any other person’s proxy statement or form of proxy card) as a nominee and to serving as a director of the Corporation, if elected;
(B)    agrees, if elected, to adhere to the Corporation’s Corporate Governance Guidelines and Code of Conduct and any other publicly available or publicly disclosed Corporation policies and guidelines applicable to directors; and
(C)    is not and will not become a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with his or her nomination, service or action as a director of the Corporation, or any agreement, arrangement or understanding with any person or entity as to how the Shareholder Nominee would vote or act on any issue or question as a director, in each case that has not been disclosed to the Corporation;
(ii)    complete, sign and submit all questionnaires, representations and agreements required by these Regulations or of the Corporation’s directors generally; and
(iii)    provide such additional information as necessary to permit the Board of Directors to determine if such Shareholder Nominee:
(A)    is independent under the listing standards of each principal U.S. exchange upon which the shares of the Corporation are listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors,
(B)    has any direct or indirect relationship with the Corporation other than those relationships that have been deemed categorically immaterial pursuant to the Corporation’s Corporate Governance Guidelines, and
(C)    would, by serving on the Board of Directors, violate or cause the Corporation to be in violation of the Corporation’s Articles of Incorporation or Regulations, the rules and listing standards of the principal U.S. exchange upon which the shares of the Corporation are listed or any applicable law, rule or regulation.
In the event that any information or communications provided by the Eligible Shareholder or the Shareholder Nominee to the Corporation or its shareholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood for the avoidance of doubt that providing any such notification shall not be deemed to cure any such defect or limit the remedies (including without limitation under these Regulations) available to the Corporation relating to any such defect.
(i)    Any Shareholder Nominee who is included in the Corporation’s proxy statement for a particular annual meeting of shareholders, but subsequently is determined not to satisfy the eligibility requirements of this Section 8 or any other provision of the Corporation’s Articles of Incorporation or Regulations or other applicable regulation any time before the annual meeting of shareholders, will not be eligible for election at the relevant annual meeting of shareholders.
(j)    The Corporation shall not be required to include, pursuant to this Section 8, a Shareholder Nominee in its proxy materials for any annual meeting of shareholders, or, if the proxy statement already has been filed, to allow the nomination of a Shareholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the Corporation:
(i)    who is not independent under the listing standards of the principal U.S. exchange upon which the shares of the Corporation are listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors, in each case as determined by the Board of Directors,
(ii)    whose service as a member of the Board of Directors would violate or cause the Corporation to be in violation of the Corporation’s Articles of Incorporation or Regulations, the rules and listing standards of the principal U.S. exchange upon which the shares of the Corporation are traded, or any applicable law, rule or regulation,
(iii)    if the Eligible Shareholder or applicable Shareholder Nominee otherwise breaches or fails to comply in any material respect with its obligations pursuant to this Section 8 or any agreement, representation or undertaking required by this Section,
(iv)    who is or has been, within the past three (3) years, an officer or ~~director~~Director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914,
(v)    who is a named subject of a pending criminal proceeding (excluding minor traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years,
(vi)    who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended,
(vii) if the Eligible Shareholder ceases to be an Eligible Shareholder for any reason, including but not limited to not owning the Proxy Access Required Shares through the date of the applicable annual meeting, or

(viii) if the Eligible Shareholder who has nominated such Shareholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the 1934 Act in support of the election of any individual as a director at the meeting other than its Shareholder Nominee(s) or a nominee of the Board of Directors.
(k)    Notwithstanding anything to the contrary set forth herein, the Board of Directors or the person presiding at the meeting shall declare a nomination by an Eligible Shareholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if:
~~by the Corporation, if:~~
(i)    the Shareholder Nominee and/or the applicable Eligible Shareholder shall have breached its or their obligations, agreements or representations under this Section 8, as determined by the Board of Directors or the person presiding at the annual shareholder meeting; or
(ii)    the Eligible Shareholder (or a qualified representative thereof) does not appear at the annual shareholder meeting to present any nomination pursuant to this Section 8. For purposes of this Section 8, to be considered a qualified representative of the Eligible Shareholder, a person must be authorized by a writing executed by such Eligible Shareholder, or an electronic transmission delivered by such Eligible Shareholder, to act for such Eligible Shareholder as proxy at the annual shareholder meeting and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the annual shareholder meeting.

ARTICLE II
DIRECTORS
Section 1. Committees. The Board of Directors may create an executive committee or any other committee of the directors, to consist of not less than three (3) directors and may delegate to any such committee any of the authority of the Board of Directors, however conferred, other than the authority of filling vacancies among the directors or in any committee of the directors.
Section 2. Meetings. Meetings of the Board of Directors shall be held at the offices of the Corporation or at such other place, within or without the State of Ohio, as may be determined by the Board of Directors. Two (2) ~~days~~days’ notice of each such meeting shall be given to each Director unless the Board of Directors has fixed a regular time and place for such meetings, in which case no notice shall be required for meetings held at such time and place. Meetings may be called by the Chairman of the Board, the President, or by any three (3) Directors, upon giving notice as herein required.
Section 3. Officers. The Board of Directors shall have the right, from time to time, to choose as directors emeritus persons who have had prior service as members of the Board of Directors and who may receive such compensation as shall be fixed, from time to time, by the Board of Directors. Directors emeritus shall not be considered for quorum purposes and shall have no vote.

ARTICLE III
OFFICERS
Section 1. Officers. The officers of the Corporation shall consist of a President, a Secretary, a Treasurer and such other officers and assistant officers, including without limitation a Chairman of the Board, Vice Chairman of the Board, Chief Executive Officer, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers, as the Board of Directors may, from time to time, determine.

ARTICLE IV
CERTIFICATES OF STOCK
Section 1. Form. If shares are represented by certificates, certificates for shares of the Corporation shall be in such form as the board of directors may, from time to time, approve. The Board of Directors may provide that some or all of any or all classes and series of the Corporation’s shares shall be uncertificated shares, provided that such authorization shall not apply to shares represented by a certificate until the certificate is surrendered to the corporation and that the authorization shall not apply to a certificated security issued in exchange for an uncertificated security. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner of the shares a written notice containing the information required to be set forth or stated on certificates pursuant to division (A) of Section 1701.25 of the Ohio Revised Code.
ARTICLE V
CORPORATE SEAL
Section 1. Corporate Seal. The seal of the Corporation shall be in such form as the Board of Directors may, from time to time, approve.
ARTICLE VI
AMENDMENTS
Section 1. Amendments. These Regulations may be altered, amended or repealed and new Regulations may be adopted by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation

SHAREHOLDER INFORMATION

ANNUAL MEETING

Shareholders are invited to attend the Annual Meeting of Shareholders of Cincinnati Financial Corporation at 9:30 a.m. ET, on Saturday, May 6, 2023, at the Cincinnati Art Museum, 953 Eden Park Drive, Cincinnati, Ohio. You may listen to an audio webcast of the event by visiting *cinfin.com/investors*.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP
50 West Fifth St., Suite 200
Cincinnati, Ohio 45202

COMMON STOCK PRICE AND DIVIDEND DATA

Common shares are traded under the symbol CINF on the Nasdaq Global Select Stock Market.

(Source: Nasdaq Global Select Market)	**2022**	2021	2020	2019	2018
Year-end closing price	**$102.39**	$113.93	$87.37	$105.15	$77.42
Ordinary cash dividends declared	**$2.76**	$2.52	$2.40	$2.24	$2.12

SHAREHOLDER SERVICES

Equiniti Trust Company is the transfer agent and administrator for all registered shareholder accounts. Services available to registered shareholder accounts include dividend direct deposit, Shareholder Investment Plan (including dividend reinvestment), direct registration of shares and electronic delivery. Registered shareholders may also access your individual account at *shareowneronline.com*, where you can complete transactions online at any time, including changing your address, opting out of receiving paper statements, changing your current dividend reinvestment option and viewing recent transactions.

CONTACT INFORMATION

You may direct communications to Cincinnati Financial Corporation's Chief Legal Officer, Executive Vice President and Corporate Secretary Lisa A. Love, Esq. for sharing with the appropriate individual(s). Or, you may directly contact the following areas:

Investors: Investor Relations responds to investor inquiries about the company and its performance.
Dennis E. McDaniel, CPA, CMA, CFM, CPCU – Vice President, Investor Relations Officer
513-870-2768 or *investor_inquiries@cinfin.com*

Shareholders: Shareholder Services administers the company's stock compensation plans and fulfills requests for shareholder materials.
C. Brandon McIntosh, CEP, CPA – Assistant Vice President, Shareholder Services
513-870-2639 or *shareholder_inquiries@cinfin.com*

Equiniti Trust Company provides the company's stock transfer and recordkeeping services, including assisting registered shareholders with updating account information or enrolling in shareholder plans.
1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120
866-638-6443 or visit *shareowneronline.com* then *Contact Us*

Media: Corporate Communications assists media representatives seeking information or comment from the company or its subsidiaries.
Betsy E. Ertel, CPCU, AIM, API – Vice President, Corporate Communications
513-603-5323 or *media_inquiries@cinfin.com*

CINCINNATI FINANCIAL CORPORATION

The Cincinnati Insurance Company
The Cincinnati Casualty Company
The Cincinnati Indemnity Company
The Cincinnati Life Insurance Company
The Cincinnati Specialty Underwriters Insurance Company
CSU Producer Resources Inc.
CFC Investment Company
Cincinnati Global Underwriting Ltd.
Cincinnati Global Underwriting Agency Ltd.

MAILING ADDRESS
P.O. Box 145496
Cincinnati, Ohio 45250-5496

STREET ADDRESS
6200 South Gilmore Road
Fairfield, Ohio 45014-5141

Phone: 888-242-8811 or 513-870-2000
Email: *cfc_corporate@cinfin.com*
Web: *cinfin.com*

Please recycle.

★★★ **Exercise Your Right to Vote** ★★★

CINCINNATI FINANCIAL CORPORATION

Annual Meeting Of Shareholders

This Proxy is being solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Dirk J. Debbink and Steven J. Johnston or either one of them, the power of substitution as proxies, and hereby authorize(s) them to represent and to vote, as designated on the reverse side and in their discretion on such other matters as may properly come before the meeting, all shares of Cincinnati Financial Corporation stock held on record on March 8, 2023, at the Annual Meeting of Shareholders to be held at 9:30 a.m. ET on May 6, 2023, at the Cincinnati Art Museum, 953 Eden Park Drive, Cincinnati, Ohio and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no directions are given, this proxy will be voted FOR all nominees listed; FOR approving the Amended and Restated Code of Regulations; FOR the nonbinding proposal to approve compensation for the company's named executive officers; 1 YEAR for the nonbinding proposal to establish the frequency of future nonbinding votes on executive compensation; and FOR the proposal to ratify the selection of Deloitte & Touche LLP as the company's independent registered public accounting firm for 2023.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Continued and to be signed on reverse side

▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held May 6, 2023. The 2023 Shareholder Meeting Notice and Proxy Statement, our 2022 Annual Report on Form 10-K and the 2023 Annual Letter to Shareholders are available at:

http://www.viewproxy.com/cinfin/2023

The Board of Directors recommends you vote FOR all nominees listed in proposal 1 and FOR proposals 2, 3 and 5.

1. Election of Directors.

Nominee	FOR	AGAINST	ABSTAIN	Nominee	FOR	AGAINST	ABSTAIN	Nominee	FOR	AGAINST	ABSTAIN
(01) Thomas J. Aaron	☐	☐	☐	(05) Steven J. Johnston	☐	☐	☐	(09) Charles O. Schiff	☐	☐	☐
(02) Nancy C. Benacci	☐	☐	☐	(06) Jill P. Meyer	☐	☐	☐	(10) Douglas S. Skidmore	☐	☐	☐
(03) Linda W. Clement-Holmes	☐	☐	☐	(07) David P. Osborn	☐	☐	☐	(11) John F. Steele, Jr.	☐	☐	☐
(04) Dirk J. Debbink	☐	☐	☐	(08) Gretchen W. Schar	☐	☐	☐	(12) Larry R. Webb	☐	☐	☐

2. Approving the Amended and Restated Code of Regulations.

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

The Board of Directors recommends you vote 1 YEAR on the following proposal:

☐ 1 YEAR ☐ 2 YEARS ☐ 3 YEARS ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

DO NOT PRINT IN THIS AREA
(Shareholder Name & Address Data)

Please sign, date and return promptly in the enclosed envelope.

Date ______________________________

Signature ______________________________

Signature ______________________________
(Joint Owners)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐

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▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

SCAN TO
VIEW MATERIALS & VOTE

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PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:

Go to www.AALvote.com/cinf

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.